                                                                CONFORMED COPY

                        $1,000,000,000 CREDIT AGREEMENT

                                  dated as of                    Exhibit 10.1

                                 April 29, 1998

                                     among

                             VENCOR OPERATING, INC.

                            VENCOR HEALTHCARE, INC.
                          (to be renamed Vencor, Inc.)

                            THE LENDERS PARTY HERETO


                        THE SWINGLINE BANK PARTY HERETO


                       THE LC ISSUING BANKS PARTY HERETO


                  THE SENIOR MANAGING AGENTS, MANAGING AGENTS
                           AND CO-AGENTS PARTY HERETO


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                  as Documentation Agent and Collateral Agent

                                      and

                               NATIONSBANK, N.A.,
                            as Administrative Agent


--------------------------------------------------------------------------------

                                  Arranged by

                        J.P. Morgan Securities Inc. and
                     NationsBanc Montgomery Securities LLC
                                as Co-Arrangers

                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
                                   ARTICLE 1
                                  Definitions

Section 1.01. Definitions..................................................... 4
Section 1.02. Accounting Terms and Determinations.............................38
Section 1.03. Types of Loans..................................................39
Section 1.04. Other Definitional Provisions...................................39

                                   ARTICLE 2
                                The Facilities

Section 2.01. Commitments to Lend.............................................40
Section 2.02. Notice of Borrowing.............................................41
Section 2.03. Notice to Lenders; Funding of Loans.............................42
Section 2.04. Notes...........................................................43
Section 2.05. Interest Rates..................................................43
Section 2.06. Method of Electing Interest Rates...............................46
Section 2.07. Letters of Credit...............................................48
Section 2.08. Swingline Loans.................................................56
Section 2.09. Commitment Fee..................................................58
Section 2.10. Final Maturity of Loans.........................................59
Section 2.11. Prepayment of Bridge Loans......................................59
Section 2.12. Scheduled Amortization of Term Loans............................59
Section 2.13. Unscheduled Mandatory Prepayments of Loans......................61
Section 2.14. Optional Prepayments............................................64
Section 2.15. Termination or Reduction of Commitments.........................65
Section 2.16. General Provisions as to Payments...............................66
Section 2.17. Funding Losses..................................................67
Section 2.18. Computation of Interest and Fees................................67
Section 2.19. Regulation D Compensation.......................................68
Section 2.20. Release of Security Interests in Assets Being Sold..............68

                                   ARTICLE 3
                                  Conditions

Section 3.01. Effectiveness of this Agreement; Closing........................69
Section 3.02. Credit Events...................................................72

                                                                            Page
                                                                            ----
                                   ARTICLE 4
                        Representations and Warranties

Section 4.01. Corporate Existence and Power...................................73
Section 4.02. Corporate and Governmental Authorization; No Contravention......73
Section 4.03. Binding Effect..................................................74
Section 4.04. Security Interests..............................................74
Section 4.05. Financial Information...........................................74
Section 4.06. Litigation......................................................75
Section 4.07. Compliance with ERISA...........................................75
Section 4.08. Taxes...........................................................75
Section 4.09. Compliance with Laws............................................76
Section 4.10. No Regulatory Restrictions on Borrowing.........................76
Section 4.11. Environmental Matters...........................................76
Section 4.12. Related Documents...............................................77
Section 4.13. Effect of Reorganization Transactions on Outstanding Debt.......77
Section 4.14. Full Disclosure.................................................77
Section 4.15. Information as to Equity Interests and Instruments Owned
      by Vencor Companies.....................................................77
Section 4.16. Representations in Other Financing Documents....................78
Section 4.17. Timing of Certain Reorganization Transactions...................78
Section 4.18. Year 2000 Compliance............................................78
Section 4.19. Margin Stock....................................................78

                                   ARTICLE 5
                             Affirmative Covenants

Section 5.01. Information.....................................................79
Section 5.02. Maintenance of Property.........................................83
Section 5.03. Insurance.......................................................83
Section 5.04. Compliance with Law.............................................84
Section 5.05. Maintenance of Existence, Rights, Etc...........................84
Section 5.06. Use of Proceeds and Letters of Credit...........................84
Section 5.07. Completion of Reorganization Transaction........................84
Section 5.08. Designation of Material Subsidiaries............................85
Section 5.09. Guarantees by Future Material Subsidiaries......................86
Section 5.10. Future Assets to be Added to Collateral.........................86
Section 5.11. Hedging Facilities..............................................87
Section 5.12. Compliance with Material Agreements.............................87
Section 5.13. Casualty Events.................................................87

                                                                            Page
                                                                            ----
                                   ARTICLE 6
                              Financial Covenants

Section 6.01. Total Leverage Ratio............................................88
Section 6.02. Senior Leverage Ratio...........................................89
Section 6.03. Fixed Charge Coverage Ratio.....................................90
Section 6.04. Minimum Consolidated Net Worth..................................90

                                   ARTICLE 7
             Negative Covenants Applicable to the Basic Facilities

Section 7.01. Limitation on Debt of Vencor....................................91
Section 7.02. Limitation on Debt of the Borrower..............................91
Section 7.03. Limitation on Debt of Subsidiaries..............................93
Section 7.04. Negative Pledge.................................................94
Section 7.05. Consolidations, Mergers and Asset Sales.........................96
Section 7.06. Limitations on Investments......................................98
Section 7.07. Limitation on Capital Expenditures..............................99
Section 7.08. Limitations on Transactions with Affiliates.....................99
Section 7.09. Limitation on Restrictions Affecting Subsidiaries..............100
Section 7.10. Restricted Payments............................................101
Section 7.11. No Modification of Certain Documents Without Consent...........101
Section 7.12. No Change of Fiscal Periods....................................102
Section 7.13. Limitation of Designated Interest Rate Agreements..............102
Section 7.14. 1998 Subordinated Notes........................................102
Section 7.15. No Voluntary Prepayments of Other Debt.........................103
Section 7.16. Margin Stock...................................................103
Section 7.17. Limitation on Business.........................................103
Section 7.18. Leases.........................................................103
Section 7.19. Cash Consideration for Asset Sales.............................104
Section 7.20. Limitation on Cash Not Held in Collateral Accounts or
      Concentration Accounts.................................................104

                                   ARTICLE 8
             Negative Covenants Applicable to the Facility B Loans

                                                                            Page
                                                                            ----
                                   ARTICLE 9
                                   Defaults

Section 9.01. Bankruptcy Events of Default...................................105
Section 9.02. Other Events of Default Applicable to Basic Facilities.........106
Section 9.03. Other Events of Default Applicable to Facility B...............110
Section 9.04. Notice of Default..............................................112
Section 9.05. Enforcement Notice.............................................112
Section 9.06. Cash Cover.....................................................112

                                  ARTICLE 10
                                  The Agents

Section 10.01. Appointment and Authorization.................................113
Section 10.02. Agents and Affiliates.........................................113
Section 10.03. Action by Agents..............................................113
Section 10.04. Consultation with Experts.....................................114
Section 10.05. Liability of Agents...........................................114
Section 10.06. Indemnification...............................................114
Section 10.07. Credit Decision...............................................114
Section 10.08. Agents' Fees..................................................115
Section 10.09. Successor Agents..............................................115
Section 10.10. Collateral Agent..............................................115
Section 10.11. Obligations of Senior Managing Agents, Managing Agents
      and Co-Agents..........................................................116

                                  ARTICLE 11
                           Changes in Circumstances

Section 11.01. Basis for Determining Interest Rate Inadequate or Unfair......116
Section 11.02. Illegality....................................................116
Section 11.03. Increased Cost and Reduced Return.............................117
Section 11.04. Taxes.........................................................119
Section 11.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans....121
Section 11.06. Substitution of Lenders.......................................121

                                  ARTICLE 12
                                 Miscellaneous

Section 12.01. Notices.......................................................123
Section 12.02. No Waiver.....................................................123

                                                                            Page
                                                                            ----

Section 12.03. Expenses; Indemnification.....................................123
Section 12.04. Sharing of Set-offs...........................................124
Section 12.05. Amendments and Waivers........................................124
Section 12.06. Successors and Assigns........................................127
Section 12.07. Designated Lenders............................................130
Section 12.08. Margin Stock..................................................131
Section 12.09. Failure of Revolving Credit Lender to Satisfy Minimum Rating
      Condition..............................................................131
Section 12.10. Governing Law; Submission to Jurisdiction.....................132
Section 12.11. Counterparts; Integration.....................................132
Section 12.12. WAIVER OF JURY TRIAL..........................................133
Section 12.13. Confidentiality...............................................133

Commitment Schedule

Pricing Schedule

Schedule 1      -   Existing Letters of Credit

Schedule 2      -   Reorganization Agreements

Schedule 3      -   Deferred Master Lease Properties

Schedule 4      -   Material Subsidiaries and Insurance Subsidiaries
                    (as of the Closing Date)

Schedule 5      -   Minority-Owned Affiliates (as of the Closing Date)

Schedule 6      -   Existing Affiliate Agreements

Schedule 7      -   Third Party Leases

Schedule 8      _   Management Contracts

Schedule 9      -   Litigation

Exhibit A       -   Form of Note

Exhibit B       -   Form of Swingline Note

Exhibit C       -   Form of Security Agreement

Exhibit D       -   Financial Officer's Certificate

Exhibit E       -   Form of Opinion of the General Counsel
                    of the Borrower

Exhibit F       -   Form of Opinion of Sullivan & Cromwell, Special
                    Counsel for Vencor and the Borrower

Exhibit G       -   Form of Opinion of Davis Polk & Wardwell,
                    Special Counsel for the Agents

Exhibit H       -   Form of Notice of Borrowing

Exhibit I       -   Form of Prepayment Notice

Exhibit J       _   Form of Facility B Unscheduled Prepayment Notice

Exhibit K       -   Form of Notice of Swingline Borrowing

Exhibit L       _   Form of Vencor Guaranty Agreement

Exhibit M       -   Form of Subsidiary Guaranty Agreement

Exhibit N       -   Calculation of Funding Losses

Exhibit O       -   Form of Designation Agreement

Exhibit P       _   Negative Covenants Applicable to Facility B and
                    Related Definitions

                               CREDIT AGREEMENT

     AGREEMENT dated as of April 29, 1998 among VENCOR OPERATING, INC., VENCOR HEALTHCARE, INC. (to be renamed Vencor, Inc.), the LENDERS party hereto, the SWINGLINE BANK party hereto, the LC ISSUING BANKS party hereto, the SENIOR MANAGING AGENTS, MANAGING AGENTS and CO-AGENTS party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and Collateral Agent, and NATIONSBANK, N.A., as Administrative Agent.

     WHEREAS, the Delaware corporation which is named "Vencor, Inc." on the date hereof proposes to reorganize the business currently conducted by it and its subsidiaries into two separate businesses, namely (a) a real estate business owning substantially all of the land, buildings and other improvements and real estate related assets currently owned by said corporation and its subsidiaries and having substantially all the liabilities related thereto and (b) an operating business having the assets and liabilities relating to the historical operations of said corporation and its subsidiaries;

     WHEREAS, said real estate business is to be retained by said corporation, which on the Closing Date will be renamed "Ventas, Inc." and is herein called either "Old Vencor" (generally with reference to periods before said reorganization) or "Ventas" (generally with reference to periods after said reorganization);

     WHEREAS, said operating business is to be transferred to a Delaware corporation which is named "Vencor Healthcare, Inc." on the date hereof and on the Closing Date will be renamed "Vencor, Inc." and is herein called "Vencor";

     WHEREAS, said reorganization will be accomplished by a series of transactions, including but not limited to the following:

               (i) certain subsidiaries of Old Vencor which own real properties will merge into Old Vencor on or before the Closing Date, certain other subsidiaries of Old Vencor will transfer most of their real estate assets to Old Vencor on or before the Closing Date and certain other subsidiaries of Old Vencor (herein called "Deferred Merger Subsidiaries") will merge into Old Vencor after the Closing Date as and when certain regulatory consents are obtained;

               (ii) Old Vencor will transfer substantially all its resulting assets and liabilities, including the capital stock of certain of its first-tier subsidiaries that are not to be merged into it and its real properties currently under development or to be developed (herein called "Development Properties"), but excluding substantially all other land, buildings and other improvements and real estate related assets, to Vencor in consideration of (a) the assumption by Vencor of liability for a portion of Old Vencor's outstanding subordinated notes and a portion of the loans outstanding under Old Vencor's existing credit agreement and (b) the issuance by Vencor of its common stock and Series A preferred stock to Old Vencor;

               (iii) on the Closing Date, Old Vencor and its subsidiaries (herein called the "Ventas Companies") will (x) lease substantially all their retained real properties (except where requisite consents have not been obtained before the Closing) to Vencor and its Subsidiaries (herein called the "Vencor Companies") under four Master Lease Agreements, (y) sublease and/or assign their rights and obligations as lessee under leases (herein called "Third Party Leases") of healthcare facilities to Vencor and (z) assign and/or subcontract their rights and obligations under management contracts (herein called "Management Contracts") relating to certain healthcare facilities to Vencor;

               (iv) after the Closing Date, (a) real properties retained by the Ventas Companies and not leased to Vencor on the Closing Date will be leased to Vencor under the Master Lease Agreements from time to time as requisite consents are obtained and (b) Development Properties will, at the option of the Ventas Companies, be purchased by them from and leased back by them to the Vencor Companies under Master Lease Agreements as such Development Properties are completed;

               (v) Vencor will transfer all of the assets and operating liabilities so acquired by it to its wholly-owned subsidiary, Vencor Operating, Inc. (herein called the "Borrower"); Vencor will also assign the leasehold interests acquired by Vencor under the Master Lease Agreements to the Borrower and the Borrower will assume Vencor's obligations thereunder;

               (vi) in consideration of such transfer of assets to the Borrower, the Borrower will (a) pay to Vencor the cash required to enable Vencor to purchase and retire the outstanding subordinated notes of Old Vencor assumed by it and to repay the loans of Old Vencor assumed by it and (b) assume the operating liabilities transferred by Old Vencor to Vencor;

               (vii) the Borrower will sublease and/or assign the leasehold interests so acquired by it, and assign its rights in respect of the Management Contracts, to certain of its operating subsidiaries (herein called "New Subsidiaries"), each of which will, in effect, assume the relevant portion of the Borrower's obligations with respect to the Master Lease Agreements, the Third Party Leases and the Management Contracts;

               (viii) included among the assets to be acquired by the Borrower as described above will be (a) the capital stock of certain subsidiaries formerly owned by Old Vencor (herein, together with their respective subsidiaries, called "Continuing Subsidiaries") which will become subsidiaries of the Borrower on the Closing Date and (b) a minority interest in the outstanding capital stock of each of Atria Communities, Inc. and Behavioral Healthcare Corporation; and

               (ix) after the Closing, Old Vencor will distribute all the shares of Vencor's common stock to the stockholders of Old Vencor;

          WHEREAS, in order to finance the foregoing transactions and the continuing business of itself and its subsidiaries, the Borrower has requested the following credit facilities:

               (i) a $200,000,000 bridge loan facility to be repaid when the Borrower sells certain assets, including its minority interest in the outstanding capital stock of Atria Communities, Inc. and/or Behavioral Healthcare Corporation, or receives cash from certain other transactions;

               (ii)   a $300,000,000 revolving credit facility;

               (iii)  a $250,000,000 five-year term loan facility; and

               (iv)   a $250,000,000 seven-year term loan facility;

     WHEREAS, the Borrower proposes to use the proceeds of said bridge loans facility, five-year term loan facility and seven-year term loan facility to fund a portion of the cash payment to be made by the Borrower to Vencor on the Closing Date as described above and proposes to use said revolving credit facility to provide loans and letters of credit for the general corporate purposes of the Borrower and its subsidiaries after the Closing Date;

     WHEREAS, the obligations of the Borrower under the foregoing facilities and certain interest rate hedging arrangements are to be (a) secured by substantially all the Borrower's assets (excluding the Development Properties and its leasehold interests under the Third Party Leases) and (b) guaranteed by Vencor and the Borrower's material subsidiaries (other than its insurance subsidiaries); and each of such guaranties is to be secured by substantially all the assets of the relevant guarantor (excluding certain real property);

     WHEREAS, on the Closing Date the Borrower will also issue and sell $300,000,000 aggregate principal amount of its new subordinated notes to fund a portion of the cash payment to be made by it to Vencor on the Closing Date; and

     WHEREAS, the Lenders are willing to extend the foregoing credit facilities to the Borrower, the LC Issuing Banks are willing to issue letters of credit thereunder (or in certain cases maintain previously issued letters of credit thereunder) and the Swingline Bank is willing to make Swingline Loans thereunder, all on the terms and conditions provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:



                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Accepting Facility B Lender" has the meaning set forth in Section
213(j)(C).

     "Account Party" means (i) for each Existing Letter of Credit, the party identified on Schedule 1 hereto as the Account Party for such Existing Letter of Credit and (ii) for each Additional Letter of Credit, the party identified as the Account Party for such Additional Letter of Credit pursuant to Section 2.07(d).

     "Acquisition Loan" means a Loan designated by the Borrower as an Acquisition Loan in the applicable Notice of Borrowing or Notice of Interest Rate Election. Acquisition Loans may be borrowed for the purposes of paying to Vencor a portion of the consideration to be paid to it for the transfer of assets by it to the Borrower on the Closing Date, financing acquisitions by the Borrower after the Closing Date, refinancing outstanding Debt in connection with such acquisitions and/or refinancing Debt incurred for any of the foregoing purposes, and for other general corporate purposes of the Borrower and its Subsidiaries.

     "Additional Letter of Credit" means any letter of credit issued hereunder by an LC Issuing Bank on or after the Closing Date.

     "Adjusted CD Base Rate" has the meaning set forth in Section 2.05(b).

     "Adjusted Consolidated Debt for Borrowed Money" means at any date the sum of (i) Consolidated Debt for Borrowed Money at such date plus (ii) eight times the Consolidated Rental Expense for the four Fiscal Quarters then most recently ended; provided that, at any date prior to June 30, 1999, the Consolidated Rental Expense to be multiplied by eight shall be determined as of the end of the then most recently ended Fiscal Quarter on an Annualized Basis.

     "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, adjusted to exclude therefrom, without duplication, (i) gains or losses from Asset Sales net of related tax effects and (ii) any net income (or loss) of any Person (other than a Consolidated Subsidiary or Non-Consolidated Partnership) in which a Vencor Company has an ownership interest, except that such Person's net income shall not be excluded if (and to the extent that) such Person pays dividends or distributions in cash to a Vencor Company during such period.

     "Adjusted Consolidated Senior Debt for Borrowed Money" means at any date Adjusted Consolidated Debt for Borrowed Money at such date less the then outstanding aggregate principal amount of (i) the Existing Subordinated Notes,
(ii) the 1998 Subordinated Notes and (iii) any other subordinated debt of the Borrower that is incurred or assumed after the Closing Date and is subordinated to the Borrower's obligations under this Agreement and any Designated Interest Rate Agreements by subordination provisions reasonably satisfactory to the Documentation Agent.

     "Administrative Agent" means NationsBank, in its capacity as administrative agent for the Lenders under the Financing Documents, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Lender and submitted to the Administrative Agent (with a copy to the Borrower and the Documentation Agent).

     "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with Vencor. As used in this definition, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The fact that, after the Spin-Off is consummated, Ventas and Vencor will have many stockholders in common will not be deemed to constitute "common control" for purposes of this definition unless stockholders possessing, directly or indirectly, the power the vote more than 10% of Vencor's outstanding common stock attempt to influence its management or policies in a manner which is, or could reasonably be expected to be, favorable to any Ventas Company.

     "Agents" means the Documentation Agent, the Administrative Agent and the Collateral Agent.

     "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and (ii) the aggregate unpaid principal amount of all LC Reimbursement Obligations outstanding at such time.

     "Annualized Basis" means that, when a provision hereof provides that Consolidated Rental Expense or Consolidated EBITDAR is to be calculated as of a date (the "relevant date") prior to June 30, 1999 for a period of four consecutive Fiscal Quarters ending on the relevant date, (i) Consolidated Rental Expense or Consolidated EBITDAR, as the case may be, shall be calculated for the period from the end of the month in which the Closing Date occurs to the relevant date (a "short period") and (ii) the amount so calculated shall be multiplied by a fraction of which the numerator is 12 and the denominator is the number of whole calendar months in such short period.

     "Applicable Amortization Date" means (i) when used with respect to Facility A or Facility A Loans, a date on which a portion of the principal of the Facility A Loans is required to be prepaid pursuant to Section 2.12(a) and (ii) when used with respect to Facility B or Facility B Loans, a date on which a portion of the principal of the Facility B Loans is required to be prepaid pursuant to Section 2.12(b).

     "Applicable Margin" means (i) with respect to any Basic Loan that is a Euro-Dollar Loan, the Basic Euro-Dollar Margin, (ii) with respect to any Facility B Loan that is a Euro-Dollar Loan, the Facility B Euro-Dollar Margin,
(iii) with respect to any CD Loan, the CD Margin, (iv) with respect to any Basic Loan that is a Base Rate Loan, the Basic Base Rate Margin and (v) with respect to any Facility B Loan that is a Base Rate Loan, the Facility B Base Rate Margin.

     "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its CD Loans and its participations in Letters of

Credit, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "Applicable Maturity Date" means (i) for the Bridge Loans, October 31, 1999, (ii) for the Revolving Credit Loans, March 31, 2003, (iii) for the Facility A Loans, March 31, 2003 and (iv) for the Facility B Loans, January 15, 2005.

     "Asset Sale" means any sale, lease or other transfer (including any such transaction effected by way of merger or consolidation) of any asset by any Vencor Company, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) any transfer of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) any transfer of assets to another Vencor Company and (iii) any sale of any Development Property to a Ventas Company.

     "Asset Transfer Documents" means the following documents transferring or leasing to the Vencor Companies assets (including contract rights) previously owned by or leased to Old Vencor and its Subsidiaries: (i) the Master Lease Agreements, (ii) assignments or subleases of the Third Party Leases, (iii) assignments of, or sub-contracts with respect to, the Management Contracts, (iv) assignments of personal property to be transferred pursuant to the Reorganization Transactions and (v) any other assignments, leases, subleases, agreements or similar instruments required to consummate the Reorganization Transactions.

     "Assignee" has the meaning set forth in Section 12.06(c).

     "Atria" means Atria Communities, Inc., a Delaware corporation, and its successors.

     "Atria Shares" means all shares of common stock of Atria owned directly or indirectly by Old Vencor immediately before the Closing or by a Vencor Company after the Closing.

     "Available Cash Flow" means, for any period:

               (i)   Consolidated Net Income for such period, plus

               (ii) to the extent deducted in determining Consolidated Net Income for such period, depreciation, amortization and other similar noncash charges, plus

               (iii) any increase (or minus any decrease) during such period in the consolidated deferred tax liabilities of Vencor and its Consolidated Subsidiaries, minus

               (iv) any gain (or plus any loss) from Asset Sales to the extent included (or deducted), net of related tax effects, in determining Consolidated Net Income for such period, plus

               (v)   non-cash compensation expense for such period, minus

               (vi) any cash paid during such period in respect of non-cash compensation expense accrued during any prior period, minus

               (vii) the non-cash portion of any gain (or plus the non-cash portion of any loss), to the extent included (or deducted), net of related tax effects, in determining Consolidated Net Income for such period; provided that such gain or loss is not attributable to Asset Sales and (A) is classified as extraordinary, (B) is reported separately as an unusual or non-recurring item or (C) represents the effect of an accounting change on prior periods.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means at any time a Loan which bears interest at such time at a rate based on the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 11.

     "Basic Base Rate Margin" has the meaning set forth in the Pricing Schedule.

     "Basic Credit Exposures" means the Credit Exposures under the Bridge Facility, the Revolving Credit Facility and Facility A.

     "Basic Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Basic Facility" means the Bridge Facility, the Revolving Credit Facility and Facility A.

     "Basic Lender" means a Bridge Lender, Revolving Credit Lender or Facility A Lender.

     "Basic Loan" means a Bridge Loan, Revolving Credit Loan or Facility A Loan.

     "BHC Shares" means all shares of common stock of Behavioral Healthcare Corporation, a Delaware corporation, owned directly or indirectly by Old Vencor immediately before the Closing or by a Vencor Company after the Closing.

     "Borrower" means Vencor Operating, Inc., a Delaware corporation, and its successors.

     "Borrowing" has the meaning set forth in Section 1.03.

     "Bridge Commitment" means, with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Bridge Commitment".

     "Bridge Facility" means the credit facility provided to the Borrower under
Section 2.01(a) and the other provisions hereof relating to Bridge Loans.

     "Bridge Lender" means at any time a Lender that has a Bridge Commitment or holds an outstanding Bridge Loan at such time.

     "Bridge Loan" means a loan made by a Bridge Lender pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Bridge Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

     "Casualty Event" means (i) any Condemnation Event with respect to any property owned by or leased to any Vencor Company or (ii) any damage to, or destruction of, any property owned by any Vencor Company.

     "Casualty Proceeds" means (i) with respect to any Condemnation Event, all awards or payments received by any Vencor Company or the Collateral Agent by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event and (ii) with respect to any other Casualty Event, all insurance proceeds or payments

(excluding payments with respect to business interruption) which any Vencor Company or the Collateral Agent receives by reason of such Casualty Event.

     "CD Loan" means at any time a Loan which bears interest at such time at a rate based on the Adjusted CD Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated thereunder.

     "Closing" means the closing hereunder on the Closing Date.

     "Closing Date" means the date on which the Documentation Agent shall have received the documents specified in or pursuant to Section 3.01 and the other conditions specified in Section 3.01 shall have been satisfied.

     "Co-Agents" means the Lenders designated as Co-Agents on the signature pages hereof, in their respective capacities as Co-Agents in connection with the credit facility provided hereunder.

     "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or purportedly created pursuant to the Collateral Documents.

     "Collateral Accounts" has the meaning set forth in Section 1 of the Security Agreement.

     "Collateral Agent" means Morgan, in its capacity as Collateral Agent for the holders of the Secured Obligations under the Collateral Documents, and its successors in such capacity.

     "Collateral Documents" means the Security Agreement, the Security Agreement Supplements, the Leasehold Mortgages and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto.

     "Commitment" means a Bridge Commitment, a Revolving Credit Commitment, a Facility A Commitment or a Facility B Commitment.

     "Commitment Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Concentration Accounts" has the meaning set forth in Section 6(a) of the Security Agreement.

     "Condemnation Event" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.

     "Consolidated Capital Expenditures" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of Vencor and its Consolidated Subsidiaries for such period, as the same are or would be reflected in a consolidated statement of cash flows of Vencor and its Consolidated Subsidiaries for such period.

     "Consolidated Debt for Borrowed Money" means at any date the sum, without duplication, of (x) the aggregate amount of Debt of the types described in clauses (i), (ii) and (iv) of the definition of "Debt" which is Debt of Vencor and its Consolidated Subsidiaries, (y) the aggregate amount of Debt of the type described in clause (vi) of the definition of "Debt" which is non-contingent Debt of Vencor and its Consolidated Subsidiaries and (z) the aggregate amount of Guarantees by Vencor and its Consolidated Subsidiaries with respect to Debt of others of the types described in clauses (i), (ii) and (iv) of the definition of Debt and non-contingent Debt of others of the type described in clause (vi) of the definition of Debt, all determined on a consolidated basis as of such date after excluding accrued interest for the then current period not yet due and payable.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent deducted in determining Adjusted Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, the sum of (i) Consolidated Rental Expense and (ii) non-cash compensation expense and minus (iii) any cash paid during such period in respect of non-cash compensation expense accrued during any prior period; provided that:

                (x) Consolidated EBITDAR shall be calculated so as to exclude the effect of any income or expense that (A) is classified as extraordinary, (B) is reported separately as an unusual or non-recurring item, (C) is attributable to discontinued operations or (D) represents the effect of an accounting change on prior periods, in each case in accordance with GAAP; and

                (y) if any Subsidiary of the Borrower is subject to a limitation permitted by clause (2) of Section 7.09(d) at the end of such period, Consolidated EBITDAR for such period shall be adjusted (except for purposes of said clause (2)) to exclude any portion thereof that is attributable to such Subsidiary and that, as a result of such limitation, it would be prohibited from paying, directly or indirectly, to the Borrower at the end of such period.

     "Consolidated Interest Expense" means, for any period, the interest expense of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Interest Expense shall not (i) include interest capitalized in accordance with GAAP or (ii) be reduced by any interest income.

     "Consolidated Net Income" means, for any period, the net income of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Net Working Investment" means at any date (i) the consolidated current assets of Vencor and its Consolidated Subsidiaries determined as of such date minus (ii) the consolidated current liabilities of Vencor and its Consolidated Subsidiaries determined as of such date; provided that cash and cash equivalents shall be excluded from current assets for purposes of clause (i) and both short-term Debt and current maturities of long-term Debt shall be excluded from current liabilities for purposes of clause
(ii).

     "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of Vencor and its Consolidated Subsidiaries determined as of such date.

     "Consolidated Rental Expense" means, for any period, the total rental expense (reduced by rental income) for operating leases of Vencor and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of Vencor.

     "Continuing Existing Obligations" means Debt of and Guarantees of Debt by one or more Ventas Companies which are to remain outstanding as obligations of one or more Vencor Companies after the Closing Date; provided that (i) the term "Continuing Existing Obligations" shall not include the Existing Subordinated Notes and (ii) the principal amount of any Continuing Existing Obligation which is a Guarantee shall be deemed to be equal to the principal amount of the Debt guaranteed thereby.

     "Continuing Subsidiary" means a corporation listed in Part I of Schedule 4 hereto. The capital stock of each first tier Continuing Subsidiary will be owned by Old Vencor prior to the Closing and will on the Closing Date be transferred by Old Vencor to Vencor and then further transferred by Vencor to the Borrower.

     "Credit Event" means (i) the making of a Loan or Swingline Loan, (ii) the issuance of a Letter of Credit or (iii) the extension of the expiry date of a Letter of Credit.

     "Credit Exposure" means, as to any Lender, (i) at any time before the Closing, the amount of its Commitment (or the aggregate amount of its Commitments, if it has more than one) at such time or (ii) at any time after the
Closing:

               (iii) in the case of a Bridge Lender, the aggregate outstanding principal amount of its Bridge Loans;

               (iv) in the case of a Revolving Credit Lender, its Revolving Credit Exposure;

               (v) in the case of a Facility A Lender, the aggregate outstanding principal amount of its Facility A Loans; and

               (vi) in the case of a Facility B Lender, the aggregate outstanding principal amount of its Facility B Loans;

all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06 or 12.06(c).

     "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person (whether contingent or non-contingent) to reimburse any Lender or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's Debt Guaranteed thereby); provided that neither trade accounts payable arising in the ordinary course of business nor obligations in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt.

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deferred Facility B Prepayment Date" has the meaning set forth in
Section 2.13(j)(A).

     "Deferred Master Lease Properties" means the Healthcare Facilities listed on Schedule 3 hereto, each of which is to be leased to a Vencor Company under a Master Lease Agreement when certain necessary licenses or other governmental consents have been obtained and, until that time, is to be operated by a Vencor Company on behalf of the relevant Ventas Company under an Interim Operating Agreement.

     "Designated Interest Rate Agreement" means the interest rate swap agreements listed on Schedule 2 to the Security Agreement and any other interest rate swap agreement or any interest rate cap and floor agreement designated by the Borrower, in a notice to the Collateral Agent, as a Designated Interest Rate Agreement for purposes of the Financing Documents.

     "Designated Lender" means, with respect to any Designating Lender, an Eligible Lending Designee designated by it pursuant to Section 12.07 as a Designated Lender for purposes of the Financing Documents.

     "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 12.07(a).

     "Development Agreement" means the Development Agreement described in item 1 of Schedule 2 hereto.

     "Development Properties" means the Healthcare Facilities identified as the "Development Properties" in the Proxy Statement and listed on pages 97-98 thereof, each of which after the Closing Date will be under development or proposed to be developed by a Vencor Company and, at the option of a Ventas Company, will be sold to a Ventas Company upon completion of the development thereof and leased back from such Ventas Company by a Vencor Company under a Master Lease Agreement, all substantially as described in the Proxy Statement.

     "Documentation Agent" means Morgan, in its capacity as documentation agent for the Lenders under the Financing Documents, and its successors in such capacity.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Charlotte, North Carolina are authorized by law to close.

     "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "Eastern Time" means local time in the Eastern time zone of the United States.

     "EBITDA" means, when used with respect to any Healthcare Facility for any period, the net income attributable to the operations of such Healthcare Facility during such period plus, to the extent deducted in determining such net income, the sum of (i) interest expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "Eligible Lending Designee" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

     "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

     "Enforcement Notice" means a notice delivered by the Documentation Agent to the Collateral Agent pursuant to Section 905 directing the Collateral Agent to exercise one or more specific rights or remedies under the Collateral Documents.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "Environmental Liabilities" means any and all liabilities of or relating to any of the Vencor Companies (including any entity which is, in whole or in part, a predecessor of any of the Vencor Companies), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

     "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or
(v) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

     "Equity Issuance" means any issuance or sale by any Vencor Company of any Equity Interest in such Vencor Company, other than (i) any issuance or sale of such Equity Interests to any other Vencor Company and (ii) the issuance and sale of the Management Preferred Stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Vencor Companies and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Vencor Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means at any time a Loan which bears interest at such time at a rate based on the London Interbank Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     "Event of Default" means any event defined as an "Event of Default" in
Section 9.01, 9.02 or 9.03.

     "Evergreen Letter of Credit" means a Letter of Credit that is automatically renewed or extended unless the relevant LC Issuing Bank gives notice to the account party and/or beneficiary thereof stating that such Letter of Credit will not be extended or renewed.

     "Excess Cash Flow" means, for any period:

             (A) the sum of (i) Available Cash Flow for such period and (ii) any decrease in Consolidated Net Working Investment between the beginning and the end of such period; less

             (B) the sum of (i) Consolidated Capital Expenditures for such period (excluding any portion thereof financed with capital leases or other purchase money debt), (ii) any increase in Consolidated Net Working Investment between the beginning and the end of such period,
         (iii) mandatory reductions of long-term Debt of Vencor and its Consolidated Subsidiaries during such period (excluding mandatory prepayments pursuant to Section 2.13) and (iv) any optional prepayments of Bridge Loans or Term Loans during such period.

     "Excess Casualty Proceeds" has the meaning set forth in Section 5.13(a).

     "Excluded Properties" means real properties (other than Development Properties) having an aggregate book value not exceeding $70,000,000 which are to be owned by the Vencor Companies immediately after the Closing and which they expect (as of the date hereof) to sell within three years after the Closing Date.

     "Executive Officer" means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act) of either Vencor or the Borrower.

     "Existing Affiliate Agreements" means the agreements listed in Schedule 6 hereto.

     "Existing Letters of Credit" means the letters of credit issued by LC Issuing Banks before the Closing Date and listed in Schedule 1 hereto.

     "Existing Subordinated Notes" means Old Vencor's 8 5/8% Senior Subordinated Notes due 2007.

     "Facility" means the Bridge Facility, the Revolving Credit Facility, Facility A or Facility B, each of which is a Facility.

     "Facility A" means the credit facility provided to the Borrower under
Section 2.01(c) and the other provisions hereof relating to Facility A Loans.

     "Facility A Commitment" means, with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Facility A Commitment".

     "Facility A Lender" means at any time a Lender that has a Facility A Commitment or holds an outstanding Facility A Loan at such time.

     "Facility A Loan" means a loan made by a Facility A Lender pursuant to
Section 2.01(c); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Facility A Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Facility B" means the credit facility provided to the Borrower under
Section 2.01(d) and the other provisions hereof relating to Facility B Loans.

     "Facility B Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Facility B Commitment" means, with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Facility B Commitment".

     "Facility B Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Facility B Lender" means at any time a Lender that has a Facility B Commitment or holds an outstanding Facility B Loan at such time.

     "Facility B Loan" means a loan made by a Facility B Lender pursuant to
Section 2.01(d); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Facility B Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Facility B Prepayment Amount" has the meaning set forth in
Section 2.13(j)(A).

     "Facility B Unscheduled Prepayment Notice" has the meaning set forth in
Section 2.13(i).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Financial Accommodations" means arrangements for the extension of credit or other financial accommodation to one or more of the Vencor Companies, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance and surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, forward and future contracts for purchase of bullion or foreign currencies and other similar arrangements and interest rate swaps and other similar arrangements, but excluding (i) trade accounts payable arising in the ordinary course of business and (ii) Debt, Letters of Credit and Commitments under this Agreement.

     "Financial Officer" means the principal financial officer, principal accounting officer or treasurer of either Vencor or the Borrower.

     "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Swingline Note, the Guaranty Agreements and the Collateral Documents.

     "Fiscal Quarter" means a fiscal quarter of Vencor.

     "Fiscal Year" means a fiscal year of Vencor.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or any combination of the foregoing.

     "GAAP" means at any time generally accepted accounting principles as then in effect, applied on a basis consistent (except for changes concurred in by Vencor's independent public accountants) with the Most Recent Audited Financial Statements.

     "General Purpose Loan" means a Loan designated by the Borrower as a General Purpose Loan in the applicable Notice of Borrowing or Notice of Interest Rate Election. General Purpose Loans may be borrowed for the general corporate purposes of the Vencor Companies including, without limitation, their working capital requirements and any purpose for which Acquisition Loans may be borrowed.

     "Group of Loans" means at any time a group of Loans consisting of (i) all Loans under the same Facility that have the same Purpose and are Base Rate Loans at such time, (ii) all Loans under the same Facility that have the same Purpose and are Euro-Dollar Loans having the same Interest Period at such time or (iii) all Loans under the same Facility that have the same Purpose and are CD Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to
Section 11.02 or 11.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for drawings under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee", when used as a verb, has a corresponding meaning.

     "Guarantors" means Vencor and the Subsidiary Guarantors.

     "Guaranty Agreements" means the Vencor Guaranty Agreement and the Subsidiary Guaranty Agreements.

     "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

     "Healthcare Facility" means (i) a hospital, outpatient clinic, nursing center, assisted or independent living community, long-term care facility or any other facility that is used or useful in the provision of healthcare or custodial care services, (ii) any healthcare business affiliated or associated with a Healthcare

Facility or (iii) any business related or ancillary to the provision of healthcare services or the operation of a Healthcare Facility including, but not limited to, contract therapy services, as well as hospice and home care services.

     "Indemnitee" has the meaning set forth in Section 12.03(b).

     "Information Memorandum" means (i) the Information Memorandum dated March, 1998 (including the appendices and attachments thereto) furnished to the Lenders in connection with the transactions contemplated hereby and (ii) the Proxy Statement (which shall be deemed to have replaced the draft thereof included in the Information Memorandum as originally furnished to the Lenders).

     "Initial Asset Transfer Documents" means all Asset Transfer Documents except those relating solely to transactions to be consummated after the Closing Date as described in the Proxy Statement or in Section 4.17.

     "Initial Master Lease Properties" means the Healthcare Facilities identified as the "Leased Properties" in the Proxy Statement and listed on pages 90-96 thereof, other than the Deferred Master Lease Properties.

     "Insurance Subsidiary" means each Subsidiary of the Borrower listed in Part III of Schedule 4 hereto and any other insurance company that becomes a Subsidiary of the Borrower after the Closing Date.

     "Interest Hedge Counterparty" means the counterparty under any Designated Interest Rate Agreement.

     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) the Borrower may specify a duration of one week for any Interest Period that begins within two weeks after the Closing Date;

          (b) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (c) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (d) and (e) of this proviso, end on the last Euro-Dollar Business Day of a calendar month;

          (d) if any Interest Period includes an Applicable Amortization Date but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

          (e) any Interest Period that would otherwise end after the Applicable Maturity Date shall end on the Applicable Maturity Date;

        (2) with respect to each CD Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period that would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

          (b) if any Interest Period includes an Applicable Amortization Date but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above; and

          (c) any Interest Period that would otherwise end after the Applicable Maturity Date shall end on the Applicable Maturity Date.

     "Interest Type" has the meaning set forth in Section 1.03.

     "Interim Operating Agreement" means an agreement under which (i) a Vencor Company will operate a Deferred Master Lease Property on behalf of a Ventas Company for an interim period after the Closing Date until one or more requisite consents are obtained and such Deferred Master Lease Property is leased or subleased to such Vencor Company under a Master Lease Agreement and (ii) such Vencor Company will receive the economic benefits of operating such Deferred Master Lease Property during such interim period, net of the rent it would have paid if such Deferred Master Lease Property were leased under such Master Lease Agreement at the beginning of such interim period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Investment" means, with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, payment in respect of a Guarantee of Debt, time deposit or otherwise.

     "LC Exposure" means, with respect to any Revolving Credit Lender at any time, its Revolving Credit Percentage of the Aggregate LC Exposure at such time.

     "LC Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.

     "LC Indemnitees" has the meaning set forth in Section 2.07(o).

     "LC Issuing Bank" means (i) NationsBank, National City Bank of Kentucky, PNC Bank, National Association, Bank of America NT&SA and The Bank of Nova Scotia and (ii) any other Lender designated as an "LC Issuing Bank" for purposes hereof in a notice to the Administrative Agent signed by the Borrower and such Lender, acting in each case in the capacity of an LC Issuing Bank under the letter of credit facility described in Section 2.07, and their respective successors.

     "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

     "LC Payment Date" has the meaning set forth in Section 2.07(i).

     "LC Reimbursement Obligations" means, at any time, all obligations of the Borrower to reimburse the LC Issuing Banks pursuant to Section 2.07 for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.07(k)(i).

     "Leasehold Mortgages" means leasehold mortgages, substantially in the form of Exhibit F to the Security Agreement, relating to the leases of the Master Lease Properties.

     "Lender" means each bank or other financial institution listed on the Commitment Schedule, each Assignee which becomes a "Lender" for purposes hereof pursuant to Section 11.06 or 12.06(c), and their respective successors. The term "Lender" does not include the Swingline Bank in its capacity as such.

     "Lender Parties" means the Lenders, the LC Issuing Banks, the Swingline Bank and the Agents.

     "Letter of Credit" means any Existing Letter of Credit or Additional Letter of Credit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For purposes of this Agreement, any Vencor Company shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

     "Lien Grantor" means a Vencor Company that grants a Lien on any of its property pursuant to the Collateral Documents.

     "Loan" means a Bridge Loan, a Revolving Credit Loan, a Facility A Loan or a Facility B Loan and "Loans" means any or all of the foregoing, as the context may require. The term "Loan" does not include a Swingline Loan.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.05(c).

     "Management Contracts" means the management contracts for 1 hospital and 15 nursing centers listed on Schedule 8 hereto pursuant to which subsidiaries of Old Vencor managed Healthcare Facilities immediately before the Closing, each of which management contracts is to be assigned to the appropriate Vencor Company as part of the Reorganization Transactions.

     "Management Preferred Stock" means up to $17,700,000 (or approximately 1,500,000 shares) of Vencor's Series A Preferred Stock to be issued to Old Vencor on the Closing Date and sold by it to officers of the Borrower pursuant to a Management Equity Ownership Program as described in the Proxy Statement. The Management Preferred Stock will be convertible into common stock of Vencor after two years and mandatorily redeemable after ten years.

     "Managing Agents" means the Lenders listed under the heading "Managing Agents" on the signature pages hereof.

     "Margin Stock" has the meaning set forth in Regulation U.

     "Master Lease Agreements" means the master lease agreements that will set forth the material terms governing the lease of each Master Lease Property substantially as described in the Proxy Statement.

     "Master Lease Property" means, at any time after the Closing, (i) the Initial Master Lease Properties, (ii) all Deferred Master Lease Properties and Development Properties leased under Master Lease Agreements at or before such time and (iii) any additional properties leased under Master Lease Agreements at or before such time pursuant to the Participation Agreement or otherwise.

     "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, business or prospects of Vencor and its Consolidated Subsidiaries, taken as a whole, (ii) any material adverse change in any of the foregoing as compared with the pro forma condition (financial or otherwise), results of operations, business or prospects of Vencor and its Consolidated Subsidiaries, taken as a whole, expected (on a pro forma basis) to exist as of the Closing Date (or for the Fiscal Year ended December 31, 1997 in the case of such results of operations) as described in the Information Memorandum, including the pro forma financial information set forth therein, (iii) a material adverse effect on the validity, binding effect or enforceability of any Financing Document or (iv) a material adverse effect on the validity, perfection or priority of any Lien on any of the Collateral created or purportedly created under the Collateral Documents.

     "Material Debt" means Debt (other than Debt arising under this Agreement) of one or more Vencor Companies, arising in one or more related or unrelated transactions, in an aggregate outstanding amount (excluding accrued interest) of $5,000,000 or more.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "Material Real Property" means (i) any Development Property that is not sold to a Person (other than a Vencor Company) on or before December 31, 2000,
(ii) any Excluded Property that is not sold to a Person (other than a Vencor Company) on or before April 30, 2001 and has a fair market value exceeding $5,000,000 at that time, (iii) any other real property with a fair market value exceeding $5,000,000 which is acquired by a Vencor Company after the Closing and is not sold to a Person (other than a Vencor Company) within 90 days after such acquisition or (iv) any real property leased to a Vencor Company after the Closing, if the real property subject to such lease has a fair market value exceeding $5,000,000.

     "Material Subsidiary" means (i) each Subsidiary of the Borrower listed in
Part I or Part II of Schedule 4 hereto, (ii) each additional Wholly-Owned Subsidiary designated by the Borrower from time to time after the Closing, by notice to the Agents, as a Material Subsidiary and (iii) each Wholly-Owned Subsidiary of the Borrower that owns any Equity Interest in any Material Subsidiary described in clause (i) or (ii) of this definition; provided that the Borrower may terminate the status of any Subsidiary as a Material Subsidiary as provided in Section 5.08.

     "Minority-Owned Affiliate" means any Person (other than a Subsidiary) in which (i) the Vencor Companies own 10% or more of any class of capital stock or other Equity Interests or (ii) any Vencor Company is a general partner.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan" means Morgan Guaranty Trust Company of New York and its successors.

     "Most Recent Audited Financial Statements" means (i) at any time before audited consolidated financial statements of Vencor have been delivered pursuant to Section 5.01(a), the audited consolidated financial statements of Old Vencor as of December 31, 1997 and (ii) at any time after audited consolidated financial statements of Vencor have been delivered pursuant to Section 5.01(a), the most recent audited consolidated financial statements of Vencor so delivered.

     "Most Recent Financial Statements" means (i) at any time before consolidated financial statements of Vencor (whether audited or unaudited) have been delivered pursuant to Section 5.01(a) or (b), the consolidated financial statements of Old Vencor as of December 31, 1997 and (ii) at any time after consolidated financial statements of Vencor have been delivered pursuant to
Section 5.01(a) or (b), the most recent consolidated financial statements of Vencor so delivered.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NationsBank" means NationsBank, N.A., and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, Equity Issuance or incurrence of Debt, an amount equal to the cash proceeds received by the Vencor Companies in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including any cash proceeds received as income or other cash proceeds of any noncash proceeds of such Asset Sale), less:

          (i) any expenses reasonably incurred by such Person in respect of such Asset Sale, Equity Issuance or incurrence of Debt, and

          (ii) in the case of an Asset Sale, (x) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (y) any payments with respect to taxes actually paid or to become payable by such Person (as reasonably estimated by a Financial Officer) in respect of such Asset Sale.

     "New Subsidiary" means a subsidiary of the Borrower listed in Part II of
Schedule 4 hereto. Each New Subsidiary will on or after the Closing Date receive assets previously owned by Old Vencor and its Subsidiaries.

     "1998 Subordinated Note Indenture" means an indenture, substantially in the form delivered to the Agents on or about April 27, 1998, pursuant to which the 1998 Subordinated Notes are to be issued.

     "1998 Subordinated Notes" means subordinated notes of the Borrower in the aggregate principal amount of $300,000,000 issued pursuant to the 1998 Subordinated Note Indenture and any "exchange securities" issued in exchange for such subordinated notes pursuant to the 1998 Subordinated Note Indenture.

     "Non-Consolidated Partnership" means any partnership (other than a Consolidated Subsidiary) in which a Vencor Company is a general partner.

     "Note" means a promissory note of the Borrower payable to the order of a Lender evidencing the Borrower's obligation to repay the Loans made by such Lender. Each Note shall be substantially in the form of Exhibit A hereto (modified as provided in Section 2.04(b), if applicable). "Notes" means any or all of such promissory notes, as the context may require.

     "Notice of Borrowing" means a Notice of Borrowing (as defined in Section 2.02) or a Notice of Swingline Borrowing (as defined in Section 2.08(b)).

     "Notice of Interest Rate Election" has the meaning set forth in Section 2.06(a).

     "Old Vencor" means the Delaware corporation which is named "Vencor, Inc." on the date hereof and will be renamed "Ventas, Inc." on the Closing Date, and its successors. The terms "Old Vencor" and "Ventas" refer to the same corporation.

     "Old Vencor's Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 30, 1997 among Old Vencor, the Banks, Swingline Bank, LC Issuing Banks, Managing Agents and Co-Agents party thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent and Collateral Agent, and NationsBank, N.A., as Administrative Agent, as amended from time to time prior to the Closing Date.

     "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, by-laws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (ii) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (iii) with respect to any partnership, its partnership agreement.

     "Outstanding Revolving Credit Amount" means, with respect to any Revolving Credit Lender at any time, the sum of (i) the aggregate outstanding principal amount of its Revolving Credit Loans, (ii) its Revolving Credit Percentage of the aggregate outstanding principal amount of the Swingline Loans (if any) and
(iii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Revolving Credit Lender pursuant to Section
11.06 or 12.06(c).

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning set forth in Section 12.06(b).

     "Participation Agreement" means the Participation Agreement described in item 2 of Schedule 2 hereto.

     "Payment Default" means a failure to pay any scheduled installment of principal of, premium, if any, or interest on any Debt within the grace period provided for such payment in the documentation governing such Debt.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means, with respect to any property (including any leasehold interest) owned by any Vencor Company:

          (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Vencor Company in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such Vencor Company in accordance with GAAP; and

          (c) other Liens or title defects (including matters which an accurate survey might disclose) which (x) do not secure Debt and (y) do not materially detract from the value of such property or materially impair the use thereof by such Vencor Company in the operation of its business.

     "Permitted Intercompany Debt" means Debt owed by any Vencor Company to any other Vencor Company; provided that such Debt is either evidenced by a promissory note or maintained in the form of open account balances in which, in either case, the Collateral Agent has a first priority, perfected security interest under the Security Agreement at all times until such security interest is released pursuant to Section 18 thereof.

     "Permitted Liens" means Liens permitted to exist under Section 7.04.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prepayment Notice" means a properly completed Prepayment Notice, substantially in the form of Exhibit I hereto.

     "Pricing Level" has the meaning set forth in the Pricing Schedule.

     "Pricing Schedule" means the Pricing Schedule attached hereto.

     "Prime Rate" means the rate of interest established by the Administrative Agent from time to time as its Prime Rate.

     "Project Loan" means a Loan designated by the Borrower as a Project Loan in the applicable Notice of Borrowing or Notice of Interest Rate Election. Project Loans may be borrowed for the purpose of financing capital expansion projects or refinancing Debt that was incurred to finance such projects.

     "Proxy Statement" means the Proxy Statement dated March 25, 1998 and distributed by Old Vencor to its stockholders.

     "Purpose" has the meaning set forth in Section 1.03.

     "Qualification" means, with respect to any report of independent public accountants covering financial statements, a qualification to such report (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as to the capability of the Person whose financial statements are being examined to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such report (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets); provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being examined have concurred or (b) a qualification relating to the outcome or disposition of any uncertainty, including but not limited to threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims, contingencies or uncertainties cannot be determined with sufficient certainty to permit quantification in such financial statements.

     "Quarterly Amortization Date" means the last day of each calendar quarter from September 30, 1998 to December 31, 2004, inclusive, and January 15, 2005.

     "Quarterly Measurement Date" means the end of a Fiscal Quarter.

     "Rate Period" has the meaning set forth in the Pricing Schedule.

     "Register" has the meaning set forth in Section 12.06(e).

     "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

     "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Release", when used as a verb, has a corresponding meaning.

     "Reorganization Agreements" means the material agreements listed on
Schedule 2 hereto, each of which is entered into or to be entered into by one or more Ventas Companies and one or more Vencor Companies in connection with the Reorganization Transactions.

     "Reorganization Transactions" has the meaning set forth in the Proxy Statement.

     "Required Basic Lenders" means (i) at any time before the Closing, Lenders having more than 50% of the aggregate amount of the Commitments (other than the Facility B Commitments) or (ii) at any time after the Closing, Lenders having outstanding Bridge Loans, Revolving Credit Exposures and/or outstanding Facility A Loans in an aggregate amount (excluding accrued interest) equal to more than 50% of the sum of (x) the aggregate outstanding principal amount of the Bridge Loans at such time, (y) the aggregate amount of the Revolving Credit Exposures at such time and (z) the aggregate outstanding principal amount of the Facility A Loans at such time.

     "Required Bridge Lenders" means (i) at any time before the Closing, Bridge Lenders having more than 50% of the aggregate amount of the Bridge Commitments or (ii) at any time after the Closing, Bridge Lenders holding more than 50% of the aggregate outstanding principal amount of the Bridge Loans at such time.

     "Required Facility A Lenders" means (i) at any time before the Closing, Facility A Lenders having more than 50% of the aggregate amount of the Facility A Commitments or (ii) at any time after the Closing, Facility A Lenders holding more than 50% of the aggregate outstanding principal amount of the Facility A Loans at such time.

     "Required Facility B Lenders" means (i) at any time before the Closing, Facility B Lenders having more than 50% of the aggregate amount of the Facility B Commitments or (ii) at any time after the Closing, Facility B Lenders holding more than 50% of the aggregate outstanding principal amount of the Facility B Loans at such time.

     "Required Lenders" means, at any time, Lenders having more than 50% of the aggregate amount of the Credit Exposures at such time.

     "Required Revolving Credit Lenders" means, at any time, Revolving Credit Lenders having more than 50% of the Revolving Credit Exposures at such time.

     "Restricted Payment" means (i) any dividend or other distribution on any Equity Securities of Vencor (except dividends payable solely in Equity Securities of the same class) and (ii) any payment on account of the purchase, redemption, retirement or acquisition of any Equity Securities of Vencor.

     "Revolving Credit Commitment" means (i) with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Revolving Credit Commitment" and (ii) with respect to any Assignee of a Revolving Credit Commitment, the amount of the transferor Lender's Revolving Credit Commitment assigned to such Assignee pursuant to Section 11.06 or 12.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.15 or changed as a result of an assignment pursuant to Section 11.06 or 12.06(c). The term "Revolving Credit Commitment" does not include the Swingline Commitment.

     "Revolving Credit Exposure" means, as to any Revolving Credit Lender at any time:

         (i) the amount of its Revolving Credit Commitment (whether used or unused); or

         (ii) if the Revolving Credit Commitments have terminated in their entirety, its Outstanding Revolving Credit Amount,

all determined at such time after giving effect to any prior assignments by or to such Revolving Credit Lender pursuant to Section 11.06 or 12.06(c).

     "Revolving Credit Facility" means the credit facility provided to the Borrower under Sections 2.01(b), 2.07 and 2.08 and the other provisions hereof relating to Revolving Credit Loans, Letters of Credit and Swingline Loans.

     "Revolving Credit Lender" means at any time a Lender that has a Revolving Credit Exposure at such time.

     "Revolving Credit Loan" means a loan made by a Revolving Credit Lender pursuant to Section 2.01(b); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Revolving Credit Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Revolving Credit Percentage" means, with respect to any Revolving Credit Lender at any time, the percentage which the amount of its Revolving Credit Commitment at such time represents of the aggregate amount of all the Revolving Credit Commitments at such time. At any time after the Revolving Credit Commitments shall have terminated, the term "Revolving Credit Percentage" shall refer to a Lender's Revolving Credit Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section
11.06 or 12.06(c).

     "Revolving Credit Termination Date" means March 31, 2003 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the United States Securities and Exchange Commission.

     "Secured Obligations" has the meaning set forth in Section 1 of the Security Agreement.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Security Agreement" means the Security Agreement dated as of April 29, 1998 among the Borrower, the Guarantors party thereto and the Collateral Agent, substantially in the form of Exhibit C hereto, as amended from time to time.

     "Security Agreement Supplement" means a Security Agreement Supplement, substantially in the form of Exhibit A to the Security Agreement, whereby the Borrower or a Guarantor grants (or confirms its grant of) a security interest in additional Collateral to the Collateral Agent and, if the grantor of such security interest is a Subsidiary that is not already a party to the Security Agreement, such Subsidiary becomes a party thereto.

     "Security Interests" has the meaning set forth in Section 1 of the Security Agreement.

     "Senior Managing Agents" means the Lenders listed under the heading "Senior Managing Agents" on the signature pages hereof.

     "Significant Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) accounted for more than 10% of the consolidated revenues of Vencor and its Consolidated Subsidiaries for the most recent Fiscal Year for which consolidated financial statements of Vencor are then available or (ii) as of the end of such Fiscal Year owned more than 10% of the consolidated assets of Vencor and its Consolidated Subsidiaries, all as set forth on such most recently available consolidated financial statements of Vencor.

     "Spin-Off" means the distribution of all the common stock of Vencor to the stockholders of Old Vencor on a pro rata basis after the Closing.

     "Subsidiary" means, as to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) any limited liability company or partnership that, in accordance with GAAP, is a Consolidated Subsidiary of such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of Vencor.

     "Subsidiary Guarantor" means a Material Subsidiary that (i) guarantees the obligations of the Borrower under the Financing Documents and the Designated Interest Rate Agreements pursuant to a Subsidiary Guaranty Agreement and (ii) grants a security interest in its assets to the Collateral Agent under the Security Agreement to secure its Subsidiary Guaranty.

     "Subsidiary Guaranty" means a guaranty by a Subsidiary Guarantor that the Borrower will perform its obligations under the Financing Documents and the Designated Interest Rate Agreements, such guaranty to be set forth in a Subsidiary Guaranty Agreement.

     "Subsidiary Guaranty Agreement" means an instrument, substantially in the form of Exhibit M hereto, setting forth the Subsidiary Guaranties of one or more Subsidiary Guarantors.

     "Super-Majority Lenders" means, at any time, Lenders having more than 75% of the aggregate amount of the Credit Exposures at such time (said 75% to be calculated net of any participating interests as to which such Lenders are not permitted to vote favorably pursuant to directions given in accordance with
Section 12.06(b)).

     "Swingline Availability Period" means the period from and including the Closing Date to but excluding the Swingline Maturity Date.

     "Swingline Bank" means NationsBank, in its capacity as the Swingline Bank under the Swingline facility described in Section 2.08, and its successors in such capacity.

     "Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to
Section 2.08(a).

     "Swingline Commitment" means the obligation of the Swingline Bank to make Swingline Loans to the Borrower in aggregate principal amount at any one time outstanding not to exceed $10,000,000.

     "Swingline Loan" means a loan made by the Swingline Bank pursuant to
Section 208.

     "Swingline Maturity Date" means the day that is 30 days before the Revolving Credit Termination Date.

     "Swingline Note" has the meaning set forth in Section 2.08(d).

     "Temporary Cash Investment" means any Investment in (i) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof; provided that the full faith and credit of the United States is pledged in support thereof, (ii) time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by any office located in the United States of a bank or trust company which is organized or licensed under the laws of the United States or any State thereof and which bank or trust company has capital, surplus and undivided profits aggregating more than $1,000,000,000 and has outstanding debt which is rated "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an office located in the United States of a bank or trust company meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than any Ventas Company, any Vencor Company or any Affiliate) organized under the laws of the United States or any State thereof with a rating, at the date of acquisition, of "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any State, commonwealth or territory of the United States, or by a political subdivision or taxing authority thereof, and rated at least "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P and (vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (v).

     "Tenet Guarantee Reimbursement Agreement" means the Guarantee Reimbursement Agreement dated as of January 31, 1990, as amended, between Tenet Healthcare Corporation (formerly named National Medical Enterprises, Inc.) and Old Vencor (as successor by merger to The Hillhaven Corporation).

     "Term Loans" means the Facility A Loans and the Facility B Loans.

     "Third Party Leases" means the leases of 6 hospitals and 72 nursing centers listed in Schedule 7 hereto, each of which, immediately before the Closing Date is leased to and operated by Old Vencor or one of its Subsidiaries and on or after the Closing Date is to be leased (pursuant to an assignment of an existing lease) or subleased to a Vencor Company.

     "UCC" has the meaning set forth in Section 1 of the Security Agreement.

     "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication governing the rights and obligations of the parties in connection with Letters of Credit.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Unscheduled Mandatory Prepayment" has the meaning set forth in Section 2.13(g).

     "Unscheduled Mandatory Prepayment Date" has the meaning set forth in
Section 2.13(i).

     "Vencor" means the Delaware corporation which is named "Vencor Healthcare, Inc." on the date hereof and will be renamed "Vencor, Inc." on the Closing Date, and its successors.

     "Vencor Company" means Vencor or any Subsidiary of Vencor.

     "Vencor Guaranty" means the guaranty by Vencor that the Borrower will perform its obligations under the Financing Documents and the Designated Interest Rate Agreements, such guaranty to be set forth in the Vencor Guaranty Agreement.

     "Vencor Guaranty Agreement" means an instrument, substantially in the form of Exhibit L hereto, setting forth the Vencor Guaranty.

     "Ventas" means the Delaware corporation which is named "Vencor, Inc." on the date hereof and will be renamed "Ventas, Inc." on the Closing Date, and its successors. The terms "Old Vencor" and "Ventas" refer to the same corporation.

     "Ventas Company" means Ventas or any Subsidiary of Ventas.

     "Wholly-Owned Material Subsidiary" means a Wholly-Owned Subsidiary that is a Material Subsidiary.

     "Wholly-Owned Subsidiary" means at any time a Subsidiary, all the outstanding Equity Interests in which are owned by the Vencor Companies at such time.

     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Documentation Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Documentation Agent notifies the Borrower that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

     Section 1.03. Types of Loans. Loans hereunder are distinguished by (i) the Facility under which they are made, (ii) their Purpose and (iii) their Interest Type. The "Purpose" of a Loan refers to whether such Loan is designated by the Borrower as an Acquisition Loan, a Project Loan or a General Purpose Loan. The "Interest Type" of a Loan refers to whether such Loan is a Euro-Dollar Loan, a CD Loan or a Base Rate Loan. A Loan may be identified by both Facility and Interest Type (e.g., a Revolving Credit Euro-Dollar Loan" indicates that such Loan is both a Revolving Credit Loan and a Euro-Dollar Loan). Identification of a Borrowing or Group of Loans by Facility, Purpose and/or Interest Type indicates that such Borrowing or Group of Loans is comprised of Loans of the specified Facility, Purpose and/or Interest Type. The term "Borrowing" denotes the aggregation of Loans to be made to the Borrower by the Lenders pursuant to
Article 2 on the same day, all of which Loans are made under the same Facility, have the same Purpose and are of the same Interest Type (subject to Article 11) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are also classified for purposes hereof by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).

     Section 1.04. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time (whether before, on or after the Closing Date) in accordance with the terms hereof and thereof. "Hereto", "herein" and "hereof" refer to this Agreement as amended from time to time; provided that "hereto", "herein" and "hereof", when used in Exhibit P hereto, refer to Exhibit P.

                                   ARTICLE 2

                                The Facilities

     Section 2.01. Commitments to Lend. (a) Bridge Loans. Subject to the terms and conditions set forth in this Agreement, each Bridge Lender severally agrees to make one or more loans to the Borrower pursuant to this subsection on the Closing Date in an aggregate principal amount equal to such Lender's Bridge Commitment. Each Group of Loans borrowed under this subsection shall be borrowed from the several Bridge Lenders ratably in proportion to their respective Bridge Commitments.

     (b) Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, each Revolving Credit Lender severally agrees to make loans to the Borrower pursuant to this subsection, from time to time during the period from and including the Closing Date to but excluding the Revolving Credit Termination Date; provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Revolving Credit Loans and Swingline Loans), such Lender's Outstanding Revolving Credit Amount shall not exceed its Revolving Credit Commitment. Each Group of Loans borrowed under this subsection shall be borrowed from the several Revolving Credit Lenders ratably in proportion to their respective Revolving Credit Commitments. Within the limits specified in this subsection, the Borrower may borrow pursuant to this subsection, repay such borrowing and reborrow pursuant to this subsection.

     (c) Facility A Loans. Subject to the terms and conditions set forth in this Agreement, each Facility A Lender severally agrees to make one or more loans to the Borrower pursuant to this subsection on the Closing Date in an aggregate principal amount equal to such Lender's Facility A Commitment. Each Group of Loans borrowed under this subsection shall be borrowed from the several Facility A Lenders ratably in proportion to their respective Facility A Commitments.

     (d) Facility B Loans. Subject to the terms and conditions set forth in this Agreement, each Facility B Lender severally agrees to make one or more loans to the Borrower pursuant to this subsection on the Closing Date in an aggregate principal amount equal to such Lender's Facility B Commitment. Each Group of Loans borrowed under this subsection shall be borrowed from the several Facility B Lenders ratably in proportion to their respective Facility B Commitments.

     (e) Amount of Each Borrowing. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of (i) $5,000,000 or any larger multiple of $1,000,000 in the case of a Euro-Dollar Borrowing or a CD

Borrowing or (ii) $1,000,000 or any larger multiple of $100,000 in the case of a Base Rate Borrowing; provided that (x) any Revolving Credit Borrowing may be in an aggregate amount equal to the aggregate unused amount of the Revolving Credit Commitments and (y) if a Revolving Credit Borrowing is made on the Swingline Maturity Date, such Revolving Credit Borrowing may be in the aggregate amount of the Swingline Loans outstanding on such date.

     Section 2.02. Notice of Borrowing. (a) The Borrower shall give the Administrative Agent notice, substantially in the form of Exhibit H hereto (a "Notice of Borrowing"), not later than 12:00 Noon (Eastern Time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                (i) the proposed date of such Borrowing, which shall be a Domestic Business Day in the case of a CD Borrowing or a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                (ii)   the aggregate amount of such Borrowing;

                (iii) whether the Loans comprising such Borrowing are to be Bridge Loans, Revolving Credit Loans, Facility A Loans or Facility B Loans;

                (iv) whether the Loans comprising such Borrowing are to be Acquisition Loans, General Purpose Loans or Project Loans;

                (v) whether the Loans comprising such Borrowing are to be initially Base Rate Loans, CD Loans or Euro-Dollar Loans; provided that Facility B Loans may not be CD Loans; and

                (vi) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     No Notice of Borrowing shall create a new Group of Loans if, immediately after giving effect thereto, there would be more than 25 Groups of Loans (other than Base Rate Loans) outstanding hereunder.

     Section 2.03. Notice to Lenders; Funding of Loans. (a) Upon receipt of a Notice of Borrowing under any Facility, the Administrative Agent shall promptly notify each Lender under such Facility of the contents thereof and of such Lender's ratable share of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than (i) 2:00 P.M. (Eastern Time) on the date of each Base Rate Borrowing and (ii) 1:00 P.M. (Eastern Time) on the date of each other Borrowing, each Lender participating in such Borrowing shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address for payments specified in or pursuant to Section 12.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall make such funds available to the Borrower on such date at the Administrative Agent's aforesaid address; provided that, in the case of a Revolving Credit Borrowing, the Administrative Agent shall (i) to the extent required by Section 2.08(g), apply the funds so received from the Revolving Credit Lenders to prepay all Swingline Loans that have the same Purpose as such Borrowing, together with interest accrued thereon, and (ii) make the remainder of such funds available to the Borrower on such date at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received, prior to the date of any Borrowing, notice from a Lender under the relevant Facility that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.03(b) and, in reliance upon such assumption, Administrative Agent may (but shall not be obligated to) make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrower until the day such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05, and (ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrower to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the Administrative Agent and (y) for each day thereafter until the day such amount is repaid to the Administrative Agent, the Base Rate for such day. If such Lender shall repay such corresponding amount to the Administrative Agent, the amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.04.  Notes.  (a)   Each Lender's Loans shall be evidenced by a
single Note payable to the order of such Lender for the account of its Applicable Lending Office; provided that any Facility B Lender may, by notice to the Administrative Agent (with a copy to the Documentation Agent), elect that its Loans not be evidenced by a Note, in which case such Loans will be evidenced solely by the Register.

     (b) Each Lender may, by notice to the Borrower and the Documentation Agent, request that its Loans under a particular Facility and/or of a particular Interest Type be evidenced by a separate Note. Each such Note shall be substantially in the form of Exhibit A hereto, with appropriate modifications to reflect the fact that it evidences solely Loans under the relevant Facility and/or of the relevant Interest Type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Lender's Note pursuant to Section 3.01(b), the Documentation Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, Facility, Purpose and Interest Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the then outstanding Loans evidenced by such Note; provided that neither the failure of any Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Borrower under any Financing Document. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Loan is made (or is converted from a Euro-Dollar Loan or CD Loan to a Base Rate Loan) to but excluding the day it becomes due (or is converted to a Euro-Dollar Loan or CD Loan), at a rate per annum equal to the sum of the Applicable Margin (if any) for such day plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Applicable Margin (if any) for such day plus the Base Rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Adjusted CD Base Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b)(i) or 2(c) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest for each day during such Interest Period at the rate applicable to Basic Base Rate Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Basic Base Rate Loans for such day.

     The "Adjusted CD Base Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                             [ CDBR      ]*
                     ACDBR = [ ----------] + AR
                             [ 1.00-DRP  ]

                     ACDBR = Adjusted CD Base Rate
                     CDBR  = CD Base Rate
                     DRP   = Domestic Reserve Percentage
                     AR    = Assessment Rate

----------
* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (Eastern Time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from NationsBank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of NationsBank to which such Interest Period applies (or, in the case of an Interest Period applicable to Facility B Loans, in the amount of $5,000,000) and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Base Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
(S) 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Base Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

     The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period for a term comparable to such Interest Period; provided that, if more than one rate is specified on such Telerate Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason no such rate is available on such Telerate Page, the applicable London Interbank Offered Rate shall be determined in accordance with the preceding sentence on the basis of the comparable rate or rates appearing on Reuters Screen LIBO Page.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 2% plus the Applicable Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to NationsBank (or, in the case of an Interest Period applicable to Facility B Loans, in the amount of $5,000,000) are offered to NationsBank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 11.01 shall exist, at a rate per annum equal to the sum of 2% plus the Applicable Margin for such day plus the Base Rate for such day).

     Section 2.06. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article
11), as follows:

                (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans under the same Facility and for the same Purpose as of any Euro-Dollar Business Day or to CD Loans under such Facility and for such Purpose as of any Domestic Business Day; provided that (x) notice of such election may not be given if an Event of Default shall have occurred and be continuing on the third Euro-Dollar Business Day before such conversion is to be effective (in the case of a conversion to Euro-Dollar Loans) or the second Domestic Business Day before such conversion is to be effective (in the case of a conversion to CD Loans) and (y) the Borrower may not elect to convert any Facility B Loans to CD Loans;

                (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans under the same Facility and for the same Purpose or to Base Rate Loans under such Facility and for such Purpose or to continue such Loans as CD Loans under such Facility and for such Purpose for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

                (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans under the same Facility and for the same Purpose or to CD Loans under such Facility and for such Purpose or elect to continue such Loans as Euro-Dollar Loans under such Facility and for such Purpose for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; provided that the Borrower may not elect to convert any Facility B Loans to CD Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 12:00 Noon (Eastern
Time) on the third Euro-Dollar Business Day (or the second Domestic Business Day in the case of a conversion to CD Loans) before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 (if such portion is to be comprised of CD Loans or Euro-Dollar Loans) or at least $1,000,000 (if such portion is to be comprised of Base Rate Loans) and (iii) immediately after giving effect to such Notice of Interest Rate Election, there shall be no more than 25 Groups of Loans (other than Base Rate Loans) outstanding hereunder.

     (b)  Each Notice of Interest Rate Election shall specify:

                (i) the Group of Loans (or portion thereof) to which such notice applies, including the Facility, Interest Type and Purpose of such Loans;

                (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.06(a);

                (iii) if the Loans comprising such Group are to be converted, the new Interest Type of such Loans and, if such Loans are to be converted to Euro-Dollar Loans under the same Facility and for the same Purpose or CD Loans under such Facility and for such Purpose, the duration of the initial Interest Period applicable thereto; and

                (iv) if such Loans are to be continued as Euro-Dollar Loans under the same Facility and for the same Purpose or CD Loans under such Facility and for such Purpose for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to Section 2.06(a), the Administrative Agent shall promptly notify each Lender under the relevant Facility of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans or CD Loans, such Loans shall be converted to Base Rate Loans under the same Facility and for the same Purpose on the last day of the then current Interest Period applicable thereto.

     Section 2.07. Letters of Credit. (a) Existing Letters of Credit. On the Closing Date, each LC Issuing Bank that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have sold to each other Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Existing Letter of Credit, on the terms specified in this Section, equal to such Lender's Revolving Credit Percentage thereof. Concurrently the participations in the Existing Letters of Credit sold to the Lenders under Old Vencor's Existing Credit Agreement shall be cancelled (and each party hereto that holds such a participation consents to such cancellation).

     (b) Issuance of Additional Letters of Credit. Any LC Issuing Bank may, but shall not be obligated to, issue a letter of credit at the request of the Borrower pursuant to this subsection, from time to time during the period from and including the Closing Date to but excluding the date that is 30 days before the Revolving Credit Termination Date; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Revolving Credit Lenders as provided in this subsection:

                (i)  the Aggregate LC Exposure shall not exceed $50,000,000; and

                (ii) in the case of each Revolving Credit Lender, its Outstanding Revolving Credit Amount shall not exceed its Revolving Credit Commitment.

Upon the issuance by any LC Issuing Bank of an Additional Letter of Credit pursuant to this subsection, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Additional Letter of Credit, on the terms specified in this Section, equal to such Lender's Revolving Credit Percentage thereof.

     (c)  Expiry Dates.   No Letter of Credit shall have an expiry date later
than the fifth Domestic Business Day before the Revolving Credit Termination
Date.

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

     (d) Notice of Proposed Issuance. With respect to each Additional Letter of Credit, the Borrower shall give the relevant LC Issuing Bank and the Administrative Agent at least three Domestic Business Days' prior notice (i) specifying the date such Additional Letter of Credit is to be issued, (ii) describing the proposed terms of such Additional Letter of Credit and the nature of the transactions proposed to be supported thereby and (iii) specifying the Account Party for such Additional Letter of Credit, which may be any Vencor Company or any partnership in which any Vencor Company is a general partner or any other entity managed by a Vencor Company. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender of the contents thereof.

     (e) Conditions to Issuance. No LC Issuing Bank shall issue any Additional Letter of Credit unless:

                (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank;

                (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Additional Letter of Credit as such LC Issuing Bank shall have reasonably requested;

                (iii) if the Account Party for such Letter of Credit is not the Borrower, such Account Party shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested;

                (iv) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in clauses (i) and (ii) of subsection (b) of this Section will not be exceeded immediately after such Letter of Credit is issued; and

                (v) such LC Issuing Bank shall not have been notified in writing by any Vencor Company, any Agent or the Required Revolving Credit Lenders expressly to the effect that any condition specified in clause (c) or (d) of Section 3.02 is not satisfied at the time such Letter of Credit is to be issued.

     (f) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank or the Borrower shall give the Administrative Agent at least three Domestic Business Days' notice before such LC Issuing Bank extends (or allows an automatic extension of) the expiry date of any Letter of Credit issued by it (whether such extension results from a request therefor by the Borrower or, in the case of an Evergreen Letter of Credit, from the absence of a request by the Borrower for the termination thereof). Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such LC Issuing Bank can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiry date is to be so extended. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if (x) the extended expiry date would be after the fifth Domestic Business Day before the Revolving Credit Termination Date or (y) such LC Issuing Bank shall have been notified by any Vencor Company, any Agent or the Required Revolving Credit Lenders expressly to the effect that any condition specified in clause (c) or (d) of Section 3.02 is not satisfied at the time such Letter of Credit is to be extended.

     (g) Notice of Actual Issuances and Extensions. Promptly upon issuing any Additional Letter of Credit or extending any Letter of Credit (or allowing any Evergreen Letter of Credit to be extended), the relevant LC Issuing Bank will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Revolving Credit Lender of the contents thereof and the amount of such Revolving Credit Lender's participation in the relevant Letter of Credit. Promptly upon issuing any Additional Letter of Credit, the relevant LC Issuing Bank will send a copy of such Additional Letter of Credit to the Administrative Agent.

     (h) Fees. The Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Percentages, a letter of credit fee, calculated for each day at the LC Fee Rate for such day, on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding at the close of business on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Domestic Business Day of each calendar quarter for so long as such Letter of Credit is outstanding and on the final expiry date thereof. The Borrower shall pay to each LC Issuing Bank additional fronting fees, quarterly in arrears, and reasonable expenses in the amounts and at the times agreed between the Borrower and such LC Issuing Bank.

     (i) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant LC Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. If such LC Issuing Bank determines that any such demand for payment should be honored, such LC Issuing Bank shall (i) promptly notify the Borrower and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date on which such amount is to be paid (an "LC Payment Date") and (ii on such LC Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

     (j) Reimbursement and Other Payments by the Borrower. If any amount is drawn under any Letter of Credit:

          (i) the Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for all amounts paid by such LC Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable at or before 3:00 P.M. (Eastern Time) (x) on the relevant LC Payment Date if such LC Issuing Bank notifies the Borrower of such drawing before 11:00 A.M. (Eastern Time) on such date or
     (y) on the date such notice is given, if such notice is given after the LC Payment Date; provided that any notice given to the Borrower after 11:00 A.M. (Eastern Time) on any day shall be deemed for purposes of the foregoing clause (y) to have been given on the next succeeding Domestic Business Day; and

          (ii) in addition, the Borrower agrees to pay to the relevant LC Issuing Bank interest on any and all amounts not paid by the Borrower when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the sum of 2% plus the rate applicable to Basic Base Rate Loans for such day.

Each payment to be made by the Borrower pursuant to this subsection (j) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to Section 12.01.

     (k) Payments by Revolving Credit Lenders with Respect to Letters of Credit. If the Borrower fails to reimburse the relevant LC Issuing Bank as and when required by subsection (j) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

          (i) such LC Issuing Bank may notify the Administrative Agent of such unreimbursed amount and request that the Revolving Credit

     Lenders reimburse such LC Issuing Bank for their respective Revolving Credit Percentages thereof. Upon receiving any such notice from an LC Issuing Bank, the Administrative Agent shall promptly notify each Revolving Credit Lender of the unreimbursed amount and such Lender's Revolving Credit Percentage thereof. Upon receiving such notice from the Administrative Agent, each Revolving Credit Lender shall make available to such LC Issuing Bank, at its address specified in or pursuant to Section 12.01, an amount equal to such Lender's Revolving Credit Percentage of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (Eastern Time) (A) on the day such Revolving Credit Lender receives such notice if it is received at or before 12:00 Noon (Eastern Time) on such day or (B) on the first Domestic Business Day following such Revolving Credit Lender's receipt of such notice if it is received after 12:00 Noon (Eastern Time) on the date of receipt, in each case together with interest on such amount for each day from and including the relevant LC Payment Date to but excluding the day such payment is due from such Revolving Credit Lender at the Federal Funds Rate for such day. Upon payment in full thereof, such Revolving Credit Lender shall be subrogated to the rights of such LC Issuing Bank against the Borrower to the extent of such Lender's Revolving Credit Percentage of the related LC Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (k) shall affect any rights any Revolving Credit Lender may have against any LC Issuing Bank for any action or omission for which such LC Issuing Bank is not indemnified under subsection (o) of this Section; and

          (ii) if any Revolving Credit Lender fails to pay any amount required to be paid by it pursuant to clause (i) of this subsection (k) on the date on which such payment is due, interest shall accrue on such Revolving Credit Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Revolving Credit Lender makes such payment, at a rate per annum equal to
     (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant LC Issuing Bank and (y) for each day thereafter the Base Rate for such day. Any payment made by any Revolving Credit Lender after 3:00 P.M. (Eastern Time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

If the Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Revolving Credit Lender shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection (k), such

LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Revolving Credit Lender its pro rata share thereof, including interest, to the extent received by such LC Issuing Bank.

     (l) Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Revolving Credit Lender or LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to letters of credit or participations therein, and the result of any of the foregoing is to increase the cost to such Revolving Credit Lender or LC Issuing Bank of issuing or maintaining any Letter of Credit or any participation therein, or to reduce any amount receivable by any Revolving Credit Lender or LC Issuing Bank under this Section 2.07 in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Revolving Credit Lender's or LC Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, within 15 days after demand by such Revolving Credit Lender or LC Issuing Bank (with a copy to the Administrative Agent), the Borrower agrees to pay to such Revolving Credit Lender or LC Issuing Bank, from time to time as specified by such Revolving Credit Lender or LC Issuing Bank, such additional amounts as shall be sufficient to compensate such Revolving Credit Lender or LC Issuing Bank for such increased cost or reduction. A certificate of such Revolving Credit Lender or LC Issuing Bank submitted to the Borrower pursuant to this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     (m)  Exculpatory Provisions.  The Borrower's obligations under this Section
2.07 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Vencor Company or any Account Party may have or have had against any LC Issuing Bank, any Revolving Credit Lender, the beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Revolving Credit Lenders and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Revolving Credit Lender to make payments to each LC Issuing Bank and of the Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section (except to the extent such obligations result from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among any of the Vencor Companies or their Affiliates, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of any of the Vencor Companies or their Affiliates or any other Person against the beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Revolving Credit Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not place any LC Issuing Bank or any Revolving Credit Lender under any liability to any Vencor Company.

     (n) Reliance, Etc. Subject to Section 2.07(e), each LC Issuing Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrower set forth in the last sentence of Section 3.02 to establish whether the conditions specified in clauses (c) and (d) of Section 3.02 are met in connection with any issuance or extension of a Letter of Credit. The rights and obligations of each LC Issuing Bank under each Letter of Credit issued by it shall be governed by the provisions thereof and the provisions of the UCP and/or UCC referred to therein or otherwise applicable thereto.

     (o) Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless each Revolving Credit Lender, each LC Issuing Bank and the Administrative Agent and their respective directors, officers, agents and employees (collectively, the "LC Indemnitees") from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which any LC Issuing Bank may incur by reason of or in connection with the failure of any Revolving Credit Lender to fulfill or comply with its obligations to such LC Issuing Bank hereunder in connection with any Letter of Credit (but nothing herein contained shall affect any rights the Borrower may have against any such defaulting Revolving Credit Lender); provided that the Borrower shall not be required to indemnify any LC Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (o) is intended to limit the obligations of the Borrower under any other provision of this Section.

     (p) Indemnification by Revolving Credit Lenders. Each Revolving Credit Lender shall, ratably in accordance with its Revolving Credit Percentage, indemnify each LC Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Vencor Companies) against any cost, expense (including reasonable fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Section or any action taken or omitted by such indemnitee under this Section.

     (q) Liability for Damages. Nothing in this Section shall preclude the Borrower or any Revolving Credit Lender from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by the Borrower or such Revolving Credit Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (ii) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

     (r) Dual Capacities. In its capacity as a Revolving Credit Lender, each LC Issuing Bank shall have the same rights and obligations under this Section as any other Revolving Credit Lender.

     (s) Information to be Provided to Administrative Agent. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Revolving Credit Lenders under Section 2.07(h).

     Section 2.08. Swingline Loans. (a) Swingline Commitment. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Swingline Availability Period for any purpose for which Revolving Credit Loans may be borrowed; provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Revolving Credit Loans or LC Reimbursement Obligations):

          (i) the aggregate outstanding principal amount of the Swingline Loans shall not exceed the Swingline Commitment; and

          (ii) in the case of each Revolving Credit Lender, its Outstanding Revolving Credit Amount shall not exceed its Revolving Credit Commitment.

Within the foregoing limits, the Borrower may borrow Swingline Loans, prepay Swingline Loans and reborrow Swingline Loans at any time during the Swingline Availability Period.

     (b) Notice of Swingline Borrowing. The Borrower shall give the Swingline Bank notice (a "Notice of Swingline Borrowing"), substantially in the form of Exhibit K hereto, not later than 2:00 P.M. (Eastern Time) on the date of each Swingline Borrowing, specifying:

          (i)   the date of such Borrowing, which shall be a Domestic Business
     Day;

          (ii) the amount of such Borrowing, which shall be at least $1,000,000; and

          (iii) whether the Swingline Loan being borrowed is an Acquisition Loan, a General Purpose Loan or a Project Loan.

     (c) Funding of Swingline Loans. Not later than 3:00 P.M. (Eastern Time) on the date of each Swingline Borrowing, the Swingline Bank shall, unless the Swingline Bank determines that any applicable condition specified in Article 3 has not been satisfied, make available the amount of such Swingline Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Borrower at the Swingline Bank's address specified in or pursuant to Section 12.01.

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

     (d) Swingline Note. The Borrower's obligation to repay the Swingline Loans shall be evidenced by a single Note substantially in form of Exhibit B hereto (the "Swingline Note"). Upon receipt of the Swingline Note pursuant to
Section 3.01(e), the Documentation Agent shall forward the Swingline Note to the Swingline Bank.

     (e) Interest. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swingline Loan is made to but excluding the day it becomes due, at a rate per annum equal to the rate applicable to Basic Base Rate Loans for such day or any lower rate determined by mutual agreement between the Swingline Bank and the Borrower. Such interest shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Basic Base Rate Loans for such day.

     (f) Optional Prepayment of Swingline Loans. The Borrower may prepay the Swingline Loans in whole at any time, or from time to time in part in a principal amount of at least $1,000,000, by giving notice of such prepayment to the Swingline Bank not later than 12:00 Noon (Eastern Time) on the date of prepayment and paying the principal amount to be prepaid, together with interest accrued thereon to the date of prepayment, to the Swingline Bank at its address specified in or pursuant to Section 12.01, in Federal or other funds immediately available in Charlotte, North Carolina, not later than 3:00 P.M. (Eastern Time) on the date of prepayment.

     (g) Mandatory Prepayment of Swingline Loans. On the date of each Borrowing for any Purpose under the Revolving Credit Facility, the Administrative Agent shall apply the proceeds thereof to prepay all Swingline Loans made for such Purpose then outstanding, together with interest accrued thereon to the date of prepayment.

     (h) Maturity of Swingline Loans. All Swingline Loans outstanding on the Swingline Maturity Date shall be due and payable on such date, together with interest accrued thereon to such date.

     (i) Refunding Unpaid Swingline Loans. If (x) the Swingline Loans are not paid in full on the Swingline Maturity Date or (y) the Swingline Loans become immediately due and payable pursuant to Article 9, the Swingline Bank (or the Administrative Agent on its behalf) may, by notice to the Revolving Credit Lenders (including the Swingline Bank, in its capacity as a Revolving Credit Lender), require each Revolving Credit Lender to pay to the Swingline Bank an amount equal to such Lender's Revolving Credit Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (Eastern Time) on the date so specified, each Revolving Credit Lender shall pay the amount so notified to it to the Swingline Bank at its address specified in or pursuant to Section 12.01, in Federal or other funds immediately available in Charlotte, North Carolina. The amount so paid by each Revolving Credit Lender shall constitute a Base Rate Loan to the Borrower; provided that, if the Revolving Credit Lenders are prevented from making such Base Rate Loans to the Borrower by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Revolving Credit Lender shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans and interest accruing thereon after the date of such payment at the rate specified in the last sentence of Section 2.08(e). Each Revolving Credit Lender's obligation to make such payment to the Swingline Bank under this subsection shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any other Person may have against the Swingline Bank or the Borrower, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv any breach of this Agreement by any party hereto (other than the Swingline Bank) or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Revolving Credit Lender shall be obligated to make any payment to the Swingline Bank under this subsection with respect to a Swingline Loan made by the Swingline Bank at a time when it had determined that any applicable condition precedent set forth in clause (c) or (d) of Section
3.02 was not satisfied.

     (j) Termination of Swingline Commitment. The Borrower may, upon at least three Domestic Business Days' notice to the Swingline Bank and the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time. Unless previously terminated, the Swingline Commitment shall terminate at the close of business on the Swingline Maturity Date.

     Section 2.0. Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee, calculated for each day at the Commitment Fee Rate for such day, on the amount by which such Lender's Revolving Credit Commitment on such day exceeds the sum of (i) the aggregate outstanding principal amount of its Revolving Credit Loans and (ii) its LC Exposure on such day. Such commitment fees shall accrue from and including the Closing Date to but excluding the day on which the Revolving Credit Commitments terminate in their entirety and shall be payable quarterly on the last Domestic Business Day of each calendar quarter and on the day on which the Revolving Credit Commitments terminate in their entirety.

     Section 2.10. Final Maturity of Loans. The Loans outstanding under each Facility shall mature, and the outstanding principal amount thereof shall be due and payable (together with interest accrued thereon), on the Applicable Maturity Date for Loans made under such Facility.

     Section 2.11. Prepayment of Bridge Loans. Each Unscheduled Mandatory Prepayment required by Section 2.13 and each optional prepayment (except a prepayment of Revolving Credit Loans) made pursuant to Section 2.14 shall be applied to prepay the Bridge Loans until the Bridge Loans shall have been paid in full. The Borrower shall give the Administrative Agent a Prepayment Notice with respect to each such prepayment before 11:00 A.M. (Eastern Time) on the Domestic Business Day immediately preceding the date of such prepayment, designating the Group or Groups of Bridge Loans to be prepaid. Such prepayment shall be applied to prepay ratably the Group or Groups of Bridge Loans so designated by the Borrower (or selected by the Administrative Agent if the Borrower fails to make such designation).

     Section 2.12. Scheduled Amortization of Term Loans. (a) Facility A Loans. On each Quarterly Amortization Date during each period set forth below, the Borrower shall repay Facility A Loans in an aggregate principal amount equal to the installment amount listed opposite such period below (subject to reduction as provided in subsection (c) of this Section):

                                 Installment
     Period                        Amount             Total
     ------                      -----------          -----

     September 30, 1998         $ 1,118,421.05   $  8,947,368.40
     through June 30, 2000

     September 30, 2000         $ 7,368,421.05   $ 29,473,684.20
     through June 30, 2001

     September 30, 2001         $22,368,421.05   $ 89,473,684.20
     through June 30, 2002

     September 30, 2002         $40,701,754.40   $122,105,263.20
     through March 31, 2003                      ---------------

     Total                                       $250,000,000.00

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

     (b) Facility B Loans. On each Quarterly Amortization Date during each period set forth below, the Borrower shall repay Facility B Loans in an aggregate principal amount equal to the installment amount listed opposite such period below (subject to reduction as provided in subsection (c) of this Section):


                                 Installment
     Period                        Amount             Total
     ------                      -----------          -----

     September 30, 1998
     through March 31, 2004      $   625,000      $ 14,375,000

     June 30, 2004
     through January 15, 2005    $58,906,250      $235,625,000
                                                  ------------
     Total                                        $250,000,000

     (c) Effect of Unscheduled Prepayments. Each unscheduled prepayment of the Loans outstanding under Facility A or Facility B shall be applied to reduce the amount of subsequent scheduled repayments of the Loans outstanding under such Facility as follows:

          (i) if such prepayment is a mandatory prepayment pursuant to subsection (a), (d) or (e) of Section 2.13, (x) 50% of the amount of such prepayment shall be applied to reduce such subsequent scheduled repayments in inverse order of maturity and (y) after giving effect to the foregoing reduction, the remaining 50% of the amount of such prepayment shall be applied to reduce all such subsequent scheduled repayments ratably by amount;

          (ii) if such prepayment is a mandatory prepayment pursuant to subsection (b) or (c) of Section 2.13, the entire amount of such prepayment shall be applied to reduce all such subsequent scheduled prepayments in inverse order of maturity; and

          (iii) if such prepayment is an optional prepayment pursuant to Section 2.14, such prepayment shall be applied (x) to reduce the amount of such subsequent scheduled prepayments required to be made within six months after such optional prepayment is made, in the order of the applicable scheduled repayment dates, and (y) after giving effect to the foregoing reduction, to reduce the amount of all such subsequent scheduled payments ratably by amount.

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

     (d) Interest. Each repayment of principal of the Term Loans under this Section shall be made together with interest accrued on the amount repaid to the date of such repayment.

     Section 2.13. Unscheduled Mandatory Prepayments of Loans. (a) Asset Sales. If after the Closing Date any Vencor Company receives any Net Cash Proceeds of any Asset Sale, the Borrower shall prepay (subject to subsections (f) and (j) below) an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds. Concurrently with the closing of any Asset Sale, the Net Cash Proceeds received at such closing shall be deposited in a Cash Collateral Account and held in such Cash Collateral Account until such Net Cash Proceeds (or an amount equal thereto) are applied to prepay Loans.

     (b) Incurrence of Debt. If after the Closing Date any Vencor Company receives any Net Cash Proceeds from the issuance or other incurrence of any Debt, the Borrower shall prepay (subject to subsections (f) and (j) below) an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds; provided that this subsection shall not apply to any Net Cash Proceeds of (i) Debt under this Agreement, (ii) the 1998 Subordinated Notes, (iii) Permitted Inter-Company Debt or (iv) Debt incurred to refinance other Debt as permitted by
Section 7.02 or 7.03.

     (c) Equity Issuances. If after the Closing Date any Vencor Company receives any Net Cash Proceeds from any Equity Issuance, the Borrower shall prepay (subject to subsections (f) and (j) below) an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds.

     (d) Excess Cash Flow. With respect to each Fiscal Year commencing with Fiscal 1998, the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of the Excess Cash Flow for such Fiscal Year.

     (e) Excess Casualty Proceeds. The Borrower (or the Collateral Agent on its behalf) shall apply any Excess Casualty Proceeds to prepay (subject to subsections (f) and (j) below) an aggregate principal amount of Loans equal to 100% of such Excess Casualty Proceeds.

     (f) Timing of Prepayment. Each prepayment required by subsection (a), (b) or (c) of this Section shall be made within two Domestic Business Days after any Vencor Company receives the relevant Net Cash Proceeds. Each prepayment required by subsection (d) of this Section shall be made within 90 days after the end of the relevant Fiscal Year. Each prepayment required by subsection (e) of this Section shall be made within the time provided in Section 5.13(a)(ii). Notwithstanding the foregoing, if the aggregate principal amount of the Loans required to be prepaid on any date pursuant to this Section is less than $1,000,000, such prepayment shall be deferred until the aggregate principal amount of the Loans required to be prepaid pursuant to this Section (including such deferred amounts) is not less than $1,000,000.

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

     (g) Allocation of Prepayments. Each prepayment of the Loans required under this Section (an "Unscheduled Mandatory Prepayment") shall be applied as follows:

           (i) Each such prepayment shall be applied to prepay the Bridge Loans as provided in Section 2.11 until the Bridge Loans shall have been paid in full.

           (ii) After the Bridge Loans shall have been paid in full, each such prepayment shall be applied to prepay the Term Loans until the Term Loans shall have been paid in full. Each such prepayment so applied shall be allocated between Facility A and Facility B in proportion to the aggregate principal amount of the Loans then outstanding under each such Facility (subject to any reallocation pursuant to subsection (j) below). The amount so allocated to each such Facility shall be applied to prepay ratably such Group or Groups of Loans under such Facility as shall be designated by the Borrower in the relevant Prepayment Notice (or selected by the Administrative Agent if the Borrower fails to make such designation).

           (iii) After the Term Loans shall have been paid in full, each such prepayment shall be applied to prepay outstanding Swingline Loans and/or any Group or Groups of Revolving Credit Loans designated by the Borrower in the applicable Prepayment Notice (or selected by the Administrative Agent if the Borrower fails to make such designation). The Borrower shall give the Administrative Agent notice of any such prepayment as if it were an optional prepayment made pursuant to Section 2.08(f) or 2.14, as applicable.

           (iv) After all outstanding Term Loans, Swingline Loans and Revolving Credit Loans shall have been paid in full, the remaining amount of each such required prepayment shall be applied to reduce the Revolving Credit Commitments ratably by amount.

     (h) Interest. Each prepayment of principal of the Loans under this Section shall be made together with interest accrued on the amount prepaid to the date of payment.

     (i) Notice of Prepayment. To the extent that any Unscheduled Mandatory Prepayment is to be applied to prepay Bridge Loans, notice of such

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

prepayment shall be given as provided in Section 2.11. To the extent that any Unscheduled Mandatory Prepayment is to be applied to prepay Term Loans, the Borrower shall give the Administrative Agent, before 11:00 A.M. (Eastern Time) on the Domestic Business Day immediately preceding the date of each Unscheduled Mandatory Prepayment (an "Unscheduled Mandatory Prepayment Date"), a Prepayment Notice specifying the date and amount of such prepayment and describing the event or events which require such prepayment to be made. Upon receiving such Prepayment Notice, the Administrative Agent shall (i) promptly notify each Facility A Lender of the contents thereof and of such Facility A Lender's share of such prepayment and (ii) at least one Domestic Business Day before the relevant Unscheduled Mandatory Prepayment Date, send each Facility B Lender a notice complying with subsection (j) of this Section (a "Facility B Unscheduled Prepayment Notice").

     (j) Option of Facility B Lenders Not to Accept Unscheduled Mandatory Prepayments. (A) Each Facility B Unscheduled Prepayment Notice shall state:

               (w) the amount of the relevant Unscheduled Mandatory Prepayment that would, but for the provisions of this subsection (j), be allocated to Facility B pursuant to subsection (g) above (the "Facility B Prepayment Amount") and the portion thereof that such Facility B Lender will be entitled to receive if it accepts prepayment of its Facility B Loans in accordance with this subsection;

               (x) that the portion of such prepayment allocated to Facility B will be deferred to the fifth Domestic Business Day after the date of such notice (a "Deferred Facility B Prepayment Date");

               (y) that such Facility B Lender is requested to notify the Administrative Agent in writing, not later than 2:00 P.M. (Eastern Time) on the Domestic Business Day immediately preceding the Deferred Facility B Prepayment Date, as to whether such Facility B Lender accepts or rejects (in each case, in whole and not in part) such prepayment; and

               (z) that, if such Facility B Lender fails to reject such prepayment in writing by 2:00 P.M. (Eastern Time) on the Domestic Business Day immediately preceding such Deferred Facility B Prepayment Date, it shall be deemed to accept such prepayment.

     (B) On or before such Unscheduled Mandatory Prepayment Date, the Borrower shall deposit in the Facility B Prepayment Account established pursuant to
Section 7(a) of the Security Agreement an amount equal to the Facility B Prepayment Amount (together with interest estimated to accrue thereon to but excluding the Deferred Facility B Prepayment Date).

     (C) On each Deferred Facility B Prepayment Date, the Administrative Agent shall withdraw from the Facility B Prepayment Account the amount deposited therein with respect to the relevant Unscheduled Mandatory Prepayment (and any interest earned thereon) and shall apply such amount as follows:

               (x) to prepay a portion of the principal of the Facility B Loans of each Facility B Lender that shall have accepted (or be deemed to have accepted) such prepayment (an "Accepting Facility B Lender") equal to the portion of the Facility B Prepayment Amount initially allocated to such Accepting Facility B Lender;

               (y) to prepay a portion of the principal of any Group of Facility A Loans designated by the Borrower (or selected by the Administrative Agent if the Borrower fails to make such designation), ratably in proportion to the then outstanding principal amounts thereof, in an aggregate amount equal to the portion of the relevant Facility B Prepayment Amount initially allocated to Facility B Lenders that rejected such prepayment; and

               (z) to pay interest accrued on the principal amounts so prepaid to the date of prepayment.

If the amount withdrawn from the Facility B Prepayment Account is not sufficient to make the foregoing payments, the Borrower shall pay to the Administrative Agent on such Deferred Facility B Prepayment Date an amount equal to the shortfall. If the amount withdrawn from the Facility B Prepayment Account is more than sufficient to make the foregoing payments, the Administrative Agent shall make available to the Borrower on such Deferred Facility B Prepayment Date an amount equal to the excess.

     Section 2.14. Optional Prepayments. (a) Base Rate Loans. The Borrower may, upon giving a Prepayment Notice to the Administrative Agent before 12:00 Noon (Eastern Time) on the date of prepayment, prepay the Base Rate Loans outstanding under any Facility on any Domestic Business Day in whole, or in part in amounts aggregating $1,000,000 or any larger multiple of $100,000.

     (b) CD Loans. The Borrower may, upon giving a Prepayment Notice to the Administrative Agent at least two Domestic Business Days before the date of prepayment, prepay any Group of CD Loans on any Domestic Business Day in whole, or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000. Unless such Loans are prepaid on the last day of an Interest Period applicable thereto, the Borrower shall comply with Section 2.17 in connection with such prepayment.

     (c) Euro-Dollar Loans. The Borrower may, upon giving a Prepayment Notice to the Administrative Agent at least three Euro-Dollar Business Days before the date of prepayment, prepay any Group of Euro-Dollar Loans on any Euro-Dollar Business Day in whole, or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000. Unless such Loans are prepaid on the last day of an Interest Period applicable thereto, the Borrower shall comply with Section
2.17 in connection with such prepayment.

     (d) Premium Payable on Early Prepayment of Facility B Loans. If any Group of Facility B Loans is prepaid pursuant to this Section 2.14 on a date which is less than 12 months after the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Facility B Lenders a prepayment premium equal to 2% of principal amount being prepaid. If any Group of Facility B Loans is prepaid pursuant to this Section on a date which is at least 12 months, but less than 18 months, after the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Facility B Lenders a prepayment premium equal to 1% of the principal amount being prepaid.

     (e) Notice to Lenders. Upon receiving a Prepayment Notice pursuant to this Section, the Administrative Agent shall promptly notify each Lender under the relevant Facility of the contents thereof and of such Lender's share of such prepayment and such Prepayment Notice shall not thereafter be revocable by the Borrower.

     (f) Ratable Application. Each prepayment of any Group of Loans pursuant to this Section (and, in the case of Facility B Loans, any related prepayment premium) shall be applied ratably to the Loans of the several Lenders included in such Group of Loans.

     (g) Payment of Accrued Interest. On the date of each prepayment of Loans (other than Base Rate Loans) pursuant to this Section, the Borrower shall pay interest accrued on the principal amount prepaid to the date of prepayment.

     Section 2.15. Termination or Reduction of Commitments. (a) Revolving Credit Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Revolving Credit Commitments at any time, if no Revolving Credit Lender has any Revolving Credit Exposure after such termination, or (ii) ratably reduce the Revolving Credit Commitments from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000; provided that immediately after such reduction no Lender's Outstanding Revolving Credit Amount shall exceed its Revolving Credit

Commitment as so reduced. Unless previously terminated, the Revolving Credit Commitments shall terminate in their entirety on the Revolving Credit Termination Date. Once reduced or terminated the Revolving Credit Commitments may not be reinstated.

     (b) Other Commitments. The Bridge Commitments, Facility A Commitments and Facility B Commitments shall terminate on the Closing Date when the related Loans are made.

     Section 2.16.  General Provisions as to Payments.   (a) The Borrower shall
make each payment of principal of, and interest on, the Loans and the LC Reimbursement Obligations and each payment of commitment fees and letter of credit fees (other than fees payable directly to the LC Issuing Banks) hereunder not later than 1:00 P.M. (Eastern Time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address for payments specified in or pursuant to
Section 12.01. Upon receiving a payment for the account of the Lenders under any Facility, the Administrative Agent will promptly distribute to each such Lender its ratable share of such payment. Whenever any payment of principal of, or interest on, Base Rate Loans, CD Loans, Swingline Loans or LC Reimbursement Obligations or any payment of commitment fees or letter of credit fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower before the date on which any payment is due to any of the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and, in reliance upon such assumption, the Administrative Agent may (but shall not be obligated to) cause to be distributed to each Lender under the relevant Facility on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each such Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     Section 2.17. Funding Losses. (a) If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or if any Fixed Rate Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 9 or 11 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Lender in accordance with Section 2.03(a), 2.06(c), 2.13(h) or 2.14(d), the Borrower shall pay to each Lender an amount calculated as provided in Exhibit N hereto to compensate such Lender for any resulting loss or expense incurred by such Lender (or by any existing or prospective Participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties.

     (b) Each Lender wishing to demand compensation pursuant to this Section shall, within seven Domestic Business Days after the relevant payment or conversion or failure to borrow, prepay, convert or continue occurs, notify the Administrative Agent that it demands such compensation and deliver to the Administrative Agent a certificate as to the amount of compensation which such Lender is entitled to receive pursuant to subsection (a) of this Section, showing the calculation thereof in reasonable detail. Such certificate shall be conclusive in the absence of manifest error. Promptly after the end of such period of seven Domestic Business Days, the Administrative Agent shall notify the Borrower of all demands for such compensation received by it during such period and deliver to the Borrower copies of the supporting certificates received by it from Lenders. Within 15 days thereafter, the Borrower shall pay to the Administrative Agent the aggregate amount properly demanded by Lenders pursuant to this Section and, upon receipt thereof, the Administrative Agent shall distribute such amount to the Lenders entitled thereto.

     Section 2.18.  Computation of Interest and Fees.   (a) Interest based on
the Prime Rate and commitment fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all letter of credit fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and each Commitment Fee Rate and LC Fee Rate applicable hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each rate of interest, Commitment Fee Rate and LC Fee Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error; provided that, if the Administrative Agent makes such determinations for any Rate Period on the basis of an estimated Pricing Level set forth in a certificate delivered by the Borrower pursuant to Section 5.01(e) and subsequently determines (or receives a certificate pursuant to Section 5.01(e) establishing) that a higher Pricing Level applies during such Rate Period, the Administrative Agent shall promptly notify the Borrower and the Lenders of such higher Pricing Level and, within two Domestic Business Days after receiving such notice, the Borrower shall pay to the Administrative Agent, for the accounts of the Lenders, the additional interest and fees that should have been paid prior to such time by reason of the applicability of such higher Pricing Level. If the Administrative Agent makes such determinations on the basis of a Pricing Level estimated by the Borrower and subsequently determines (or receives a certificate pursuant to Section 5.01(e) establishing) that a lower Pricing Level applied during the relevant Rate Period, no adjustment shall be made for any resulting overpayments of interest or fees theretofore made by the Borrower on the basis of the higher Pricing Level estimated by the Borrower.

     Section 2.19. Regulation D Compensation. If and for so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents), and as a result the cost to such Lender (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans outstanding under any Facility, additional interest on the related Euro-Dollar Loan of such Lender under such Facility, at a rate per annum up to but not exceeding the amount by which (x) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage exceeds (y) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (i) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such notice is given and (ii) shall furnish to the Borrower, at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans, an officer's certificate setting forth the amount to which such Lender is then entitled under this Section.

     Section 2.20. Release of Security Interests in Assets Being Sold. The Documentation Agent shall from time to time instruct the Collateral Agent to release specific assets (but not all or substantially all the Collateral) from the Security Interests pursuant to Section 18 of the Security Agreement if:

          (i) the Documentation Agent shall have received a written request for such release signed by an Executive Officer or a Financial Officer stating that (x) the assets to be released are being sold and (y) the sale thereof does not violate Section 7.05 or 7.19 hereof or Section 10 of Exhibit P hereto;

          (ii) arrangements satisfactory to the Documentation Agent have been made so that such release will become effective concurrently with the closing of such sale;

          (iii) in the case of an Asset Sale, arrangements satisfactory to the Documentation Agent have been made to deposit an amount equal to the Net Cash Proceeds payable at the closing of such Asset Sale in a Collateral Account and apply it to prepay Loans as required by Section 2.13; and

          (iv) no Enforcement Notice is in effect when such instructions are given.



                                   ARTICLE 3

                                   Conditions

     Section 3.01. Effectiveness of this Agreement; Closing. This Agreement will become effective, and the Closing will occur, when (i) the Documentation Agent shall have received the following documents, each dated the Closing Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied:

              (a) with respect to each party listed on the signature pages hereof, either a counterpart of this Agreement signed by such party or facsimile or other written confirmation satisfactory to the Documentation Agent that such party has signed a counterpart hereof;

              (b) a duly executed Note complying with the provisions of Section
     2.04 for the account of each Lender (except any Facility B Lender that has elected pursuant to Section 2.04 not to receive a Note);

              (c) a duly executed Swingline Note complying with the provisions of Section 2.08(d) for the account of the Swingline Bank;

              (d) a counterpart of the Vencor Guaranty Agreement signed by Vencor;

     (e) a counterpart of a Subsidiary Guaranty Agreement signed by each Material Subsidiary listed in Part I or II of Schedule 4 hereto;

     (f) a counterpart of the Security Agreement, signed by each of the parties listed on the signature pages thereof, together with stock certificates evidencing all the capital stock listed in Schedule 4 hereto (except the capital stock of the two Insurance Subsidiaries held by Vencor Insurance Holdings, Inc.) and signed stock powers relating thereto;

     (g) a counterpart of each Master Lease Agreement signed by each of the parties listed on the signature pages thereof, together with evidence satisfactory to the Documentation Agent that (i) a Master Lease Agreement has been duly executed and delivered by each Ventas Company that owns an Initial Master Lease Property or a Deferred Master Lease Property, (ii) each such Master Lease Agreement conforms in all material respects to the most recent draft thereof distributed to the Lenders prior to the date hereof, (iii) such Master Lease Agreements will become effective with respect to the Initial Master Lease Properties on the Closing Date and (iv) appropriate memoranda of lease will be recorded on or promptly after the Closing Date, with respect to each of the Initial Master Lease Properties, as required to protect the rights of the Borrower as lessee thereof against third parties;

     (h) a signed counterpart of a Leasehold Mortgage with respect to the lease of each of the Initial Master Lease Properties and evidence satisfactory to the Documentation Agent that such Leasehold Mortgages will be recorded (and any related intangibles, mortgage recording or similar taxes will be paid) on or promptly after the Closing Date;

     (i) a counterpart of an Interim Operating Agreement with respect to each Deferred Master Lease Property, signed by the Ventas Company that owns such Deferred Master Lease Property and the Vencor Company that will operate it;

     (j) all signed UCC financing statements reasonably requested by the Collateral Agent to perfect its security interests in the Collateral and evidence satisfactory to the Documentation Agent that such UCC financing statements will be filed on or promptly after the Closing Date;

     (k) evidence satisfactory to the Documentation Agent that each Third Party Lease has been assigned or subleased to the appropriate Vencor Company;

          (l) evidence satisfactory to the Documentation Agent that each Management Contract has been assigned to the appropriate Vencor Company;

          (m) evidence satisfactory to the Documentation Agent that each other Initial Asset Transfer Document has been duly executed and delivered by the relevant Ventas Company;

          (n) an executed or conformed copy of the 1998 Subordinated Note Indenture and evidence satisfactory to the Documentation Agent that, concurrently with the Closing, $300,000,000 aggregate principal amount of 1998 Subordinated Notes are being issued and sold and the net proceeds thereof are being received by (or for the account of) the Borrower;

          (o) evidence satisfactory to the Documentation Agent that, on the Closing Date, Old Vencor will pay in full all loans and reimbursement obligations then outstanding under Old Vencor's Existing Credit Agreement, including all interest and fees accrued thereunder to but excluding the Closing Date, and the commitments thereunder shall have been terminated;

          (p) evidence satisfactory to the Documentation Agent that Old Vencor's tender offer to purchase the Existing Subordinated Notes has been accepted by the requisite number of holders thereof and the indenture under which the Existing Subordinated Notes were issued has been amended to delete covenants as contemplated in connection with such tender offer;

          (q) evidence satisfactory to the Documentation Agent that the Management Preferred Stock has been issued to Old Vencor;

          (r) the Documentation Agent shall not have received notice from the Required Lenders stating that they have determined in good faith that (i) any action, suit or proceeding is pending or threatened against any Vencor Company in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect or (ii) since December 31, 1997 any event has occurred or any condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect;

          (s) evidence satisfactory to the Documentation Agent and the Administrative Agent that the Borrower has paid or will pay on the Closing Date all fees, expenses and other amounts payable by the

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

     Borrower on or before the Closing Date to the Agents and the Lenders in connection with this Agreement;

          (t) an opinion of Jill L. Force, General Counsel of Vencor and the Borrower, substantially in the form of Exhibit E hereto;

          (u) an opinion of Sullivan & Cromwell, special counsel for Vencor and the Borrower, substantially in the form of Exhibit F hereto;

          (v) an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit G hereto;

          (w) all approvals, consents and other actions by or in respect of, or filings with, any governmental body, agency, official, authority or other Person (including stockholders) required in connection with the transactions contemplated by the Financing Documents shall have been obtained, taken or made (except for (i) the licenses and other governmental consents referred to in Section 4.17 and (ii) any such approvals, consents, actions or filings with any Person (other than any governmental body, agency, official or authority) as to which the failure to have obtained, taken or made them is not, in the aggregate, material); and

          (x) all documents that the Documentation Agent may reasonably request relating to the existence of the Ventas Companies and the Vencor Companies, the corporate or other authority for and the validity of the Asset Transfer Documents and the Financing Documents, the creation and perfection of the Liens contemplated by the Collateral Documents and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent.

Promptly after the Closing occurs, the Documentation Agent shall notify the Borrower, the Administrative Agent and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Credit Events. The obligations (i) of each Lender to make a Loan on the occasion of each Borrowing (except a Borrowing pursuant to Section 2.08(i) to refund outstanding Swingline Loans), (ii) of an LC Issuing Bank to sell and of each Lender to purchase each participation in a Letter of Credit as and when provided in Section 2.07, (iii) of each LC Issuing Bank to extend (or allow the extension of) the expiry date of a Letter of Credit issued by it hereunder as and when provided in Section 2.07 and (iv) of the Swingline Bank to make any Swingline Loan are each subject to the satisfaction of the following conditions:

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

          (a) the fact that the Closing Date shall have occurred on or prior to May 15, 1998;

          (b) receipt by the Administrative Agent of notice of the relevant Credit Event as required by Section 2.02(a), 2.07(d) or 2.08(b), as the case may be;

          (c) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing; and

          (d) the fact that each of the representations and warranties made by the Borrower or any of its Subsidiaries in or pursuant to any Financing Document to which it is a party shall be true on and as of the date of such Credit Event as if made on and as of such date, except that after the Closing Date this clause (d) shall not apply to the representation and warranty in Section 4.05(c).

Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses (c) and (d) of this Section.


                                   ARTICLE 4

                         Representations and Warranties

     Each of the Borrower and Vencor represents and warrants to the Lender Parties that:

     Section 4.01.  Corporate Existence and Power.   Each Vencor Company is a
corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except the licenses and other governmental consents relating to Deferred Master Lease Properties (as to which the representation in Section 4.17 applies).

     Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by each Vencor Company of the Financing Documents to which it is a party and its performance of its obligations thereunder are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such as shall have

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

been made at or before the time required by the Financing Documents and shall be in full force and effect on and after the date when made to the extent required by the Financing Documents) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in or require the imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its assets.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and Vencor, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Vencor Company that is a party thereto, in each case enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity.

     Section 4.04. Security Interests. On the Closing Date, the Collateral Documents will create valid Security Interests in substantially all the properties owned by Vencor, the Borrower and the Material Subsidiaries, except
(i) the Development Properties, (ii) the Excluded Properties and (iii) personal property excluded from the Security Interests by the proviso at the end of
Section 3(a) of the Security Agreement. At all times after the Closing, the Collateral Documents will create valid Security Interests in the Collateral from time to time covered or purportedly covered thereby. Such Security Interests will be perfected and/or recorded as to each item of Collateral when or promptly after it is included in the Collateral, and will be prior to all other Liens (except Permitted Liens) on such item of Collateral until the applicable Security Interest is released pursuant to Section 18 of the Security Agreement.

     Section 4.05. Financial Information. (a) The consolidated balance sheet of Old Vencor and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Old Vencor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

     (b) The unaudited pro forma consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of December 31, 1997 and the related unaudited pro forma consolidated statement of income for the Fiscal Year then ended, each as set forth in the Proxy Statement, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) above,
(i) the

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

consolidated financial position of Vencor and its Consolidated Subsidiaries as of such date, adjusted to give effect to the Reorganization Transactions (as if they had occurred on such date), and (ii) their consolidated results of operations for such Fiscal Year, adjusted to give effect to the Reorganization Transactions (as if they had occurred at the beginning of such Fiscal Year). The projections set forth in the Information Memorandum were based on reasonable assumptions and, when prepared, represented a reasonable estimate of the future performance of the Vencor Companies.

     (c) Since the respective dates as of which information is stated in the Information Memorandum, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect or which has caused the projections therein to be materially misleading as of the Closing Date.

     (d) Since December 31, 1997, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

     Section 4.06. Litigation. Except as disclosed in Schedule 9 hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower or Vencor threatened against or affecting, any Vencor Company before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision that could have a Material Adverse Effect or (ii) which in any manner questions the validity of any Financing Document.

     Section 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.08. Taxes. (a) With respect to the period prior to the Closing Date, Old Vencor and its Subsidiaries have filed all United States Federal income tax returns that are required to be filed by them (or have filed appropriate extensions for filing such tax returns) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided in accordance with GAAP.

     (b) The Vencor Companies have filed all United States Federal income tax returns that are required to be filed by them (or have filed appropriate extensions for filing such tax returns) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided. The charges, accruals and reserves on the books of the Vencor Companies in respect of taxes or other governmental charges are, in the opinion of Vencor, adequate.

     Section 4.09. Compliance with Laws. The Vencor Companies are in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the relevant Vencor Company is contesting in good faith or (ii) the failure to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.10. No Regulatory Restrictions on Borrowing. Neither the Borrower nor any Guarantor is (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur Debt hereunder.

     Section 4.11. Environmental Matters. (a) From time to time before the Closing, Old Vencor has reviewed the effect of Environmental Laws on its business, operations and properties and those of its Subsidiaries, in the course of which reviews it identified and evaluated associated liabilities and costs. From time to time after the Closing, Vencor will review the effect of Environmental Laws on the business, operations and properties of the Vencor Companies, in the course of which reviews it will identify and evaluate associated liabilities and costs. On the basis of such reviews, Vencor has reasonably concluded that the foregoing associated liabilities and costs are unlikely to have a Material Adverse Effect.

     (b) Except to the extent that the Environmental Liabilities of the Vencor Companies that relate to or could result from the matters referred to in this
Section 4.11(b) would not exceed $1,000,000 for any one occurrence, no material notice, notification, demand, request for information, citation, summons, complaint or order with respect to Hazardous Substances or any violation of

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

Environmental Laws is in existence or, to the knowledge of Vencor, proposed, threatened or anticipated with respect to or in connection with the operation of any properties to be owned, leased or operated after the Closing Date by any Vencor Company.

     Section 4.12. Related Documents. The copies of the following documents relating to the Reorganization Transactions which Vencor has delivered to the Agents before the Closing are correct and complete copies thereof;

          (i)   the Proxy Statement;

          (ii)  the 1998 Subordinated Note Indenture;

          (iii) the Reorganization Agreements; and

          (iv)  the Interim Operating Agreements.

     Section 4.13. Effect of Reorganization Transactions on Outstanding Debt. No Debt or other securities of any Vencor Company outstanding immediately after the Closing Date will become subject to acceleration or mandatory repayment, repurchase or other retirement by any Vencor Company by reason of the Reorganization Transactions, except (i) Existing Subordinated Notes, (ii) other Debt not exceeding $10,000,000 in aggregate outstanding principal amount and
(iii) the Management Preferred Stock (which will be retired when it is converted to common stock of Vencor or, if not previously so converted, mandatorily redeemed in 2008).

     Section 4.14. Full Disclosure. All information heretofore furnished in writing by Old Vencor or any Vencor Company to the Documentation Agent or the Administrative Agent for inclusion in the Information Memorandum or to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the Vencor Companies to any Agent or Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified. Old Vencor and Vencor have each disclosed to the Lenders in writing any and all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect.

     Section 4.15. Information as to Equity Interests and Instruments Owned by Vencor Companies. Schedule 4 hereto sets forth a correct and complete list, as of the close of business on the Closing Date, of each Material Subsidiary and Insurance Subsidiary, its outstanding Equity Interests, the owner thereof and the

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

percentage thereof owned by such owner. Schedule 1 to the Security Agreement sets forth a correct and complete list, as of the close of business on the Closing Date, of all Equity Interests in Persons (other than Material Subsidiaries and Insurance Subsidiaries) owned by the Vencor Companies, the owner thereof and the percentage thereof owned by such owner. As of the close of business on the Closing Date, no Debt (including Permitted Inter-Company Debt) owed to any Lien Grantor is evidenced by an instrument (as such term is defined in the UCC) that is not held in a Concentration Account.

     Section 4.16. Representations in Other Financing Documents. The representations of each Guarantor in Section 2 of its Guaranty Agreement and the representations of each Lien Grantor in Section 2 of the Security Agreement and
Section 5 of each Security Agreement Supplement (if any) signed by it are true.

     Section 4.17. Timing of Certain Reorganization Transactions. On the Closing Date (i) all Initial Master Lease Properties will be leased under the Master Lease Agreements and (ii) all Third Party Leases and the Management Contracts will be assigned to Vencor. Each of the Deferred Master Lease Properties will be leased under the Master Lease Agreements promptly after all requisite licenses and other governmental consents have been obtained. Vencor expects that all such licenses and other governmental consents will be obtained on or before July 1, 1998, except to the extent that failures to obtain them could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.18. Year 2000 Compliance. Before the Closing Old Vencor initiated, and from time to time after the Closing Vencor will continue, a review and assessment of all areas within its and its Subsidiaries' businesses and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Before the Closing Old Vencor did, and after the Closing Vencor will continue to, develop a plan and timeline for addressing the Year 2000 Problem on a timely basis and from time to time implement that plan in accordance with that timetable. The Borrower and Vencor reasonably believe that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' businesses and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 4.19.  Margin Stock.   Upon completion of the Reorganization
Transactions, the Vencor Companies will not own, directly or indirectly, any

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

Margin Stock except the Atria Shares. The Borrower expects that pursuant to a signed merger agreement, a subsidiary of Kapson Senior Quarters Corp. will merge into Atria and approximately 88% of the Atria Shares will be converted into rights to receive cash in the amount of $20.25 per share. The Vencor Companies expect to receive approximately $177.5 million in cash when such merger is consummated and expect that their remaining Atria Shares will cease to be Margin Stock when or shortly after such merger is consummated. The Borrower does not, as of the date hereof, expect that the Vencor Companies will acquire any Margin Stock (except the Atria Shares) in the future. Even if they do, Margin Stock will not at any time represent more than 25% of the value (as determined by any reasonable method) of the assets subject to any provision of the Financing Documents that restricts the right or ability of the Vencor Companies to sell, pledge or otherwise dispose of Margin Stock owned by them or requires a prepayment of Loans upon the exercise of any such right.



                                   ARTICLE 5

                             Affirmative Covenants

     Each of the Borrower and Vencor agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fee accrued hereunder remains unpaid:

     Section 5.01. Information. Vencor will deliver the following information to the Administrative Agent (with copies thereof for each Lender if requested by the Administrative Agent) and, promptly upon receipt thereof, the Administrative Agent will deliver a copy thereof to each Lender:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of Vencor and its Consolidated Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (to the extent available), all reported on in a manner acceptable to the SEC by independent public accountants of nationally recognized standing, which report (x) shall state that such financial statements present fairly, in all material respects, the consolidated financial position of Vencor and its Consolidated Subsidiaries as of the date of such financial statements and their consolidated results of operations and cash flows for the period covered by such financial statements in conformity with GAAP and (y) shall not contain any Qualification;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) an unaudited condensed consolidated balance sheet of Vencor and its Consolidated Subsidiaries and the related condensed consolidated statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the unaudited consolidated statements of operations and cash flows (to the extent available) for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all prepared in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared, and (ii) a certificate (subject to normal year-end adjustments) of a Financial Officer as to the fairness of presentation and consistency of such financial statements;

          (c) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and (b), a certificate of a Financial Officer, substantially in the form of Exhibit D hereto, (i) setting forth in reasonable detail such calculations as are required to establish whether Vencor was in compliance with the requirements of Article 6 and Section 7.07 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that Vencor is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the Most Recent Financial Statements, an event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such Material Adverse Effect, and (iv) stating whether, since the date of the Most Recent Financial Statements, there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the Most Recent Financial Statements which is material to the financial statements then being delivered;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in Section 5.01(a), a letter from the firm of independent public accountants that reported on such statements stating (i) whether anything has come to their attention in the course of their normal audit procedures to cause them to believe that any Default existed on the date of such financial statements and (ii) whether in their opinion the calculations of compliance with the requirements of Article 6 and Section
     7.07 set forth in the Financial Officer's certificate delivered

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

simultaneously therewith pursuant to Section 5.01(c), to the extent derived from data contained in the accounting records of the Vencor Companies, have been determined in accordance with the relevant provisions of this Agreement;

     (e) within 45 days after the end of each Fiscal Quarter ending on or after September 30, 1998, a certificate signed by a Financial Officer setting forth the Pricing Level applicable during the Rate Period that begins 46 days after the end of such Fiscal Quarter and in reasonable detail the calculations required to establish that such Pricing Level will be applicable; provided that
(x) in the case of the last Fiscal Quarter of any Fiscal Year, such certificate may set forth only Vencor's estimate of the applicable Pricing Level (it being understood that, if Vencor in good faith cannot determine with reasonable certainty which of two Pricing Levels applies, Vencor may, in view of the provisions of Section 2.18(b), appropriately estimate that the lower of such Pricing Levels applies), and (y) if such certificate sets forth only an estimated Pricing Level, Vencor will, within 90 days after the end of such Fiscal Year, deliver a further certificate signed by a Financial Officer setting forth the calculations contemplated by this clause (e) and either confirming that such estimated Pricing Level applies or, if not, setting forth the Pricing Level that does apply during the relevant Rate Period and requesting the Administrative Agent to determine the amounts of any additional interest and/or additional fees payable by Vencor pursuant to Section 2.18(b);

     (f) within five Domestic Business Days after any Executive Officer or Financial Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer setting forth the details thereof and the action that Vencor is taking or proposes to take with respect thereto;

     (g) within five Domestic Business Days after any Executive Officer or Financial Officer obtains knowledge of any failure by a Vencor Company to comply with the provisions of any Master Lease Agreement, Third Party Lease or Management Contract in any material respect, if such failure is then continuing, a certificate of a Financial Officer setting forth the details thereof and the action that such Vencor Company is taking or proposes to take with respect thereto;

     (h) promptly after the mailing thereof to Vencor's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

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

     (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or current reports that any Vencor Company shall have filed with the SEC;

     (j) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer setting forth details as to such occurrence and the action, if any, which Vencor or the applicable member of the ERISA Group is required or proposes to take;

     (k) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against any Vencor Company before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Financing Document, a certificate of a Financial Officer setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by any Lender;

     (l) promptly upon Vencor's receipt from its independent public accountants of any management letter which indicates a material weakness in the reporting practices of any Vencor Company, a description of such material weakness and any action being taken with respect thereto;

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

              (m) promptly upon their becoming available, copies of all press releases and other statements made available generally by any Vencor Company to the public concerning material developments in its business; and

              (n) from time to time such additional information regarding the financial position, results of operations or business of any Vencor Company as any Lender may reasonably request through the Documentation Agent or the Administrative Agent.

Information required to be delivered pursuant to clauses (a), (b), (h), (i) or
(m) of this Section shall be deemed to have been delivered on the date on which Vencor provides notice to the Lenders that such information has been posted on Vencor's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to subsection (c) of this Section and (ii) Vencor shall deliver paper copies of the information referred to in subsections (a) (b), (h), (i) or (m) of this Section to any Lender that requests such delivery.

     Section 5.02. Maintenance of Property. Each Vencor Company will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Each Vencor Company will maintain all property leased to it and all property operated by it under a management contract as required by the provisions of the applicable lease or management contract.

     Section 5.03. Insurance. (a) Each Vencor Company will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates. In addition, each Vencor Company will insure all property leased to it and all property operated by it under a management contract as required by the provisions of the applicable lease or management contract.

     (b) If any Vencor Company fails to maintain any insurance policy required to be maintained under this Section, the Collateral Agent shall have the right to maintain such policy or obtain a comparable policy, and in either case pay the premiums therefor. If the Collateral Agent maintains or obtains any such policy and pays the premiums therefor, the Borrower will reimburse the Collateral Agent upon demand for its expenses in connection therewith, including interest thereon for each day at a rate per annum equal to the sum of 2% plus the rate applicable to Basic Base Rate Loans for such day.

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

     Section 5.04. Compliance with Law. Each Vencor Company will comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.05. Maintenance of Existence, Rights, Etc.. Each Vencor Company will preserve, renew and keep in full force and effect its existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) any merger or consolidation permitted by Section 7.05, (ii) the termination of the existence of any Subsidiary if (A) Vencor determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders, or (iii) the loss of any rights, privileges, licenses and franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.06. Use of Proceeds and Letters of Credit. (a) The proceeds of the Loans will be used by the Borrower (i) to purchase assets from Vencor on the Closing Date and (ii) for general corporate purposes of the Vencor Companies. Vencor will use the proceeds received by it as consideration for the sale of such assets to purchase and retire Existing Subordinated Notes and repay other debt of Old Vencor assumed by Vencor in consideration of the transfer of assets by Old Vencor to it.

     (b) The Existing Letters of Credit were used, and the Additional Letters of Credit will be used, for general corporate purposes.

     Section 5.07. Completion of Reorganization Transaction. To the extent that the Reorganization Transactions (other than the Spin-Off) are not completed on the Closing Date:

              (i) Vencor and the Borrower will exercise all reasonable efforts to cause the Ventas Companies to comply with the provisions of the Reorganization Agreements relating to the completion thereof, to cause all necessary governmental and other consents to be obtained, and to cause such Reorganization Transactions to be completed, in each case as promptly as practicable after the Closing Date;

              (ii) upon the inclusion of each additional Healthcare Facility under a Master Lease Agreement after the Closing Date (including,

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

     without limitation, (A) any Deferred Master Lease Property, (B) any Development Property purchased from and leased back to a Vencor Company pursuant to the Development Agreement and (C) any Healthcare Facility leased by a Ventas Company to a Vencor Company pursuant to the Participation Agreement), the Borrower will promptly:

              (w) deliver to the Collateral Agent a copy of the applicable Master Lease Agreement (if not previously delivered) or the applicable lease supplement adding such Healthcare Facility to such Master Lease Agreement, as the case may be;

              (x) cause an appropriate memorandum of lease to be duly recorded with respect to such Master Lease Agreement or lease supplement;

              (y) sign and deliver to the Collateral Agent a Leasehold Mortgage with respect to the lease of such Healthcare Facility and cause such Leasehold Mortgage to be duly recorded (and any related intangibles, mortgage recording or similar taxes to be paid); and

              (z) deliver to the Documentation Agent such evidence of the due authorization, execution and delivery of such Leasehold Mortgage, the recordation of such memorandum of lease and Leasehold Mortgage, the payment of such taxes and any other matters relevant thereto as the Documentation Agent may reasonably request.

     Section 5.08. Designation of Material Subsidiaries. (a) The Borrower's Material Subsidiaries as of the Closing Date are listed in Parts I and II of
Schedule 4 hereto. After the Closing Date, the Borrower shall, by notice to the Agents, designate additional Wholly-Owned Subsidiaries as Material Subsidiaries if and when required so that the sum of the total assets of every Subsidiary that is not an Insurance Subsidiary or a Material Subsidiary (or, if any such Subsidiary itself has Subsidiaries, the consolidated total assets of such Subsidiary and its Consolidated Subsidiaries), in each case determined as of the date of the Most Recent Financial Statements, does not exceed 5% of the consolidated total assets of Vencor and its Consolidated Subsidiaries at such date; provided that the Atria Shares shall be excluded from the foregoing calculation so long as they constitute Margin Stock.

     (b) The Borrower may from time to time, by notice to the Agents, terminate the status of any Subsidiary as a Material Subsidiary; provided that, immediately after such notice is given and after giving effect thereto, (i) no Default shall have occurred and be continuing and (ii) the conditions specified in

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

subsection (a) of this Section would have been satisfied as of the date of the Most Recent Financial Statements.

     Section 5.09. Guarantees by Future Material Subsidiaries. Within five Domestic Business Days after any Person becomes a Material Subsidiary, the Borrower shall (i) cause such Material Subsidiary to guarantee the Borrower's obligations hereunder pursuant to a Subsidiary Guaranty Agreement and (ii) deliver to the Documentation Agent such legal opinions and other documents as the Documentation Agent may reasonably request relating to the existence of such Material Subsidiary, the corporate or other authority for and validity of its Subsidiary Guaranty Agreement and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent.

     Section 5.10. Future Assets to be Added to Collateral. (a) Within five Domestic Business Days after any Person becomes a Material Subsidiary or an Insurance Subsidiary, the Borrower shall cause all Equity Interests in such Person owned by the Vencor Companies to be pledged under the Security Agreement; provided that, if regulatory consent is required to permit any such pledge of Equity Interests in an Insurance Subsidiary, (i) such pledge shall not be required unless such regulatory consent is reasonably obtainable and (ii) if such regulatory consent is reasonably obtainable, the Borrower shall exercise all reasonable efforts to obtain it and shall not be required to pledge such Equity Interests until it is obtained.

     (b) If, at any time after the Closing, a Vencor Company (i) owns a Material Real Property that is not included in the Collateral or (ii) leases a Material Real Property under a lease with respect to which its leasehold interest is not included in the Collateral, the Documentation Agent may (and if it is requested to do so by the Required Lenders it shall) request the Borrower to cause such Material Real Property or leasehold interest to be added to the Collateral. Within 30 days after it receives any such request, the Borrower shall cause such Material Real Property or leasehold interest to be added to the Collateral by delivering to the Collateral Agent a mortgage or leasehold mortgage with respect thereto and the appropriate UCC form for the related fixture filing, all in form and substance reasonably satisfactory to the Documentation Agent. The Borrower shall attempt in good faith to cause any such lease of a Material Real Property to contain provisions for the benefit of a leasehold mortgagee comparable to those contained in the Master Lease Agreements and to obtain a non-disturbance agreement with respect to such lease on customary terms. Notwithstanding the foregoing, this subsection shall not apply to the Third Party Leases or to the Master Lease Properties (as to which Section 5.07(ii) applies).

     (c) Within five Domestic Business Days after any Person becomes a Material Subsidiary, the Borrower will (i) cause such Material Subsidiary to sign

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

and deliver a Security Agreement Supplement granting a Lien or Liens on substantially all the personal property included in its assets (with the exceptions set forth in the proviso at the end of Section 3 of the Security Agreement and such other exceptions as the Agents shall have approved in writing) to the Collateral Agent to secure its Secured Obligations and (ii) cause such Material Subsidiary to comply with the provisions thereof and of the Security Agreement.

     (d) Whenever any Equity Interest, Material Real Property or other asset is added to the Collateral pursuant to this Section, the Borrower shall deliver to the Documentation Agent such legal opinions and other documents as the Documentation Agent may reasonably request relating to the existence of the relevant Lien Grantor, the corporate or other authority for and validity of the Collateral Documents applicable thereto, the creation and perfection (or due recordation) of the Lien purportedly created thereby and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent

     Section 5.11. Hedging Facilities. The Borrower will enter into and maintain in full force and effect interest rate hedging arrangements reasonably satisfactory to the Agents to the extent, if any, required so that at least 40% of Consolidated Debt for Borrowed Money (excluding Guarantees referred to in clause (z) of the definition of "Consolidated Debt for Borrowed Money") will be either fixed rate debt or floating rate debt hedged to a fixed rate by such hedging arrangements.

     Section 5.12. Compliance with Material Agreements. The Vencor Companies shall comply in all material respects with the provisions of the Reorganization Agreements, the Third Party Leases and the Management Contracts.

     Section 5.13. Casualty Events. (a) All Casualty Proceeds received by the Collateral Agent or any Vencor Company shall be deposited in the appropriate Casualty Proceeds Account established pursuant to Section 7(b) of the Security Agreement and applied as follows:

              (i) such Casualty Proceeds will be released by the Collateral Agent from time to time, in accordance with Section 18(e) of the Security Agreement, to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received; and

              (ii) if within 270 days after such Casualty Proceeds are received, the relevant Vencor Company shall not have expended or committed to expend the full amount of such Casualty Proceeds to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received (the excess of the amount of such Casualty Proceeds over the amount of such expenditures and commitments, being "Excess Casualty Proceeds"), then such Excess Casualty Proceeds shall be applied to prepay Loans pursuant to Section 213(e) within two Domestic Business Days after the end of such 270-day period.

     (b) If any Condemnation Event occurs with respect to property owned or leased by any Vencor Company, or if any negotiation or proceeding is commenced which might result in such a Condemnation Event, or if any such Condemnation Event is proposed or threatened, such Vencor Company (i) will, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by it to preserve its interest in such property and promptly make claim for awards payable with respect thereto and diligently pursue to conclusion such claim and any suit, action or other proceeding necessary or appropriate to obtain payment thereof and (ii) will not settle any such claim, negotiation or proceeding without the consent of the Collateral Agent if an Enforcement Notice is in effect.



                                   ARTICLE 6

                              Financial Covenants

     Each of the Borrower and Vencor agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fee accrued hereunder remains unpaid:

     Section 6.01. Total Leverage Ratio. (a) On and after September 30, 1998, the ratio of (x) Adjusted Consolidated Debt for Borrowed Money to (y) Consolidated EBITDAR for the four consecutive Fiscal Quarters then most recently ended will not, at any date during any period set forth below, exceed the ratio set forth below opposite such period:

                        Period                         Ratio
                        ------                         -----

     September 30, 1998 through December 30, 1998    6.50 to 1
     December 31, 1998 through June 29, 1999         6.25 to 1
     June 30, 1999 through September 29, 1999        6.10 to 1
     September 30, 1999 through December 30, 1999    6.00 to 1
     December 31, 1999 through June 29, 2000         5.75 to 1
     June 30, 2000 through December 30, 2000         5.50 to 1
     December 31, 2000 through March 30, 2002        5.00 to 1
     March 31, 2002 through March 30, 2003           4.75 to 1
     March 31, 2003 and thereafter                   4.50 to 1

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

provided that (i) for dates prior to June 30, 1999, Consolidated EBITDAR shall be determined as of the end of the then most recently ended Fiscal Quarter on an Annualized Basis and (ii) if the Borrower sells any Atria Shares after the Closing Date, each of the first four ratios listed above shall forthwith be reduced by 0.25 (e.g., 6.50 shall be reduced to 6.25).

     (b) For purposes of calculating the foregoing ratio, if any corporation or other entity shall have been acquired by any Vencor Company during the period for which Consolidated EBITDAR is to be calculated, Consolidated EBITDAR shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

     Section 6.02. Senior Leverage Ratio. (a) Prior to September 30, 1998, Adjusted Consolidated Senior Debt for Borrowed Money shall not at any time exceed an amount equal to the sum of (i) $1,000,000,000 and (ii) the then outstanding aggregate principal amount of any Continuing Existing Obligations less (iii) the aggregate principal amount of the Loans theretofore required to be prepaid pursuant to Section 2.13.

     (b) On and after September 30, 1998, the ratio of (x) Adjusted Consolidated Senior Debt for Borrowed Money to (y) Consolidated EBITDAR for the four consecutive Fiscal Quarters then most recently ended will not, at any date during any period set forth below, exceed the ratio set forth below opposite such period:

                      Period                           Ratio
                      ------                           -----

     September 30, 1998 through December 30, 1998    6.00 to 1
     December 31, 1998 through March 30, 1999        5.85 to 1
     March 31, 1999 through June 29, 1999            5.75 to 1
     June 30, 1999 through December 30, 1999         5.65 to 1
     December 31, 1999 through June 29, 2000         5.25 to 1
     June 30, 2000 through December 30, 2000         5.00 to 1
     December 31, 2000 through March 30, 2001        4.75 to 1
     March 31, 2001 through March 30, 2002           4.40 to 1
     March 31, 2002 through March 30, 2003           4.25 to 1
     March 31, 2003 and thereafter                   4.00 to 1

provided that (i) for dates prior to June 30, 1999, Consolidated EBITDAR shall be determined as of the end of the then most recently ended Fiscal Quarter on an Annualized Basis and (ii) if the Borrower sells any Atria Shares after the Closing Date, each of the first four ratios listed above shall forthwith be reduced by 0.25 (e.g., 6.00 shall be reduced to 5.75).

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

     (c) For purposes of calculating the foregoing ratio, if any corporation or other entity shall have been acquired by any Vencor Company during the period for which Consolidated EBITDAR is to be calculated, Consolidated EBITDAR shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

     Section 6.03. Fixed Charge Coverage Ratio. At each Quarterly Measurement Date on or after September 30, 1998, the ratio of (i) Consolidated EBITDAR for the four consecutive Fiscal Quarters then ended to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Expense plus the aggregate principal amount of long term Debt of the Vencor Companies scheduled to be amortized plus dividends on the Management Preferred Stock, in each case for the same four Fiscal Quarters, will not be less than the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:

                    Period                             Ratio
                    ------                             -----

     September 30, 1998 through December 31, 1998    1.30 to 1
     March 31, 1999 through June 30, 1999            1.35 to 1
     September 30, 1999 through December 31, 1999    1.40 to 1
     March 31, 2000 through June 30, 2000            1.45 to 1
     September 30, 2000 and thereafter               1.50 to 1

provided that, at any Quarterly Measurement Date prior to June 30, 1999, the foregoing amounts shall be calculated for the period from the end of the month in which the Closing Date occurs to such Quarterly Measurement Date.

     Section 6.04. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the Minimum Compliance Level. The "Minimum Compliance Level" means, at any date (the "date of determination"), an amount equal to the sum of (i) $840,000,000 plus (ii) for each Fiscal Quarter ending after the Closing Date and on or prior to the date of determination for which Consolidated Net Income is a positive number, an amount equal to 75% of such positive number plus (iii) 100% of each amount by which Consolidated Net Worth shall have been increased after the Closing Date and on or prior to the date of determination as a result of (x) any issuance or sale of Equity Securities of Vencor, (y) any conversion of convertible Debt of Vencor or (z) any gain on the sale of Equity Interests owned by any Vencor Company. The Minimum Compliance Level shall not be reduced if Consolidated Net Income for any Fiscal Quarter is a negative number.

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

                                   ARTICLE 7

             NEGATIVE COVENANTS APPLICABLE TO THE BASIC FACILITIES

     Each of the Borrower and Vencor agrees that, so long as any Basic Lender has any Credit Exposure hereunder or any interest or fee accrued under any Basic Facility remains unpaid:

     Section 7.01. Limitation on Debt of Vencor. Vencor will not incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or
(iv) of the definition of "Debt" in Section 1.01 or (ii) any Guarantee of any such Debt, except:

        (a) Continuing Existing Obligations assumed by Vencor and immediately thereafter assigned to or otherwise assumed by its Subsidiaries;

        (b) any portion of the Existing Subordinated Notes assumed by Vencor on the Closing Date and not tendered pursuant to Old Vencor's offer to purchase the Existing Subordinated Notes;

        (c)  the Vencor Guaranty;

        (d) Vencor's guaranty of the 1998 Subordinated Notes; provided that such guaranty is subordinated to the Vencor Guaranty by subordination provisions substantially similar to the subordination provisions by which the 1998 Subordinated Notes are subordinated to the Borrower's obligations under this Agreement;

        (e)  Permitted Intercompany Debt; and

        (f) guaranties of the Borrower's obligations in respect of interest rate hedging arrangements entered into pursuant to Section 5.11.

     Section 7.02. Limitation on Debt of the Borrower. The Borrower will not incur or be liable with respect to (i) any Debt of a type described in clause
(i), (ii) or (iv) of the definition of "Debt" in Section 1.01 or (ii) any Guarantee of any such Debt, except:

        (a)  Debt outstanding under this Agreement;

        (b)  the 1998 Subordinated Notes;

        (c)  Permitted Intercompany Debt;

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

        (d) Continuing Existing Obligations assumed by the Borrower; provided that the aggregate outstanding principal amount of all Continuing Existing Obligations permitted by this clause (d) and Section 7.03(C) shall not exceed $38,000,000;

        (e) Debt incurred after the Closing Date and Guarantees of Debt entered into after the Closing Date; provided that (i) the Debt so incurred or Guaranteed is incurred in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") outstanding Debt of the Borrower permitted by clauses (d) to (h), inclusive, of this Section 7.02 or outstanding Debt of Subsidiaries permitted by clauses (c) to (e), inclusive, of Section 7.03; (ii) the principal amount of the Debt so incurred or Guaranteed shall not exceed the unpaid principal amount of the Debt so exchanged or refinanced, (iii) the aggregate principal amount of the Debt so incurred or Guaranteed that is required to be repaid, on a cumulative basis, through any date (a "date of determination") prior to April 30, 2005 shall not exceed the aggregate principal amount of the Debt so exchanged or refinanced that would have been required to have been repaid, on a cumulative basis, after the date of the relevant exchange or refinancing and on or before the same date of determination and (iv) no restriction is imposed on any Vencor Company in connection with the Debt so incurred or Guaranteed that is more restrictive than the provisions of this Agreement (or, if more restrictive, the provisions of the documents applicable to the Debt so exchanged or refinanced);

        (f) Debt incurred after the Closing Date and Guarantees of Debt entered into after the Closing Date; provided that the Debt so incurred or
     Guaranteed:

                (i)   matures after April 30, 2005;

                (ii) is not subject to any prepayment, installment payment, sinking fund, repurchase or other similar requirement for the retirement thereof (either mandatory or at the option of the holder thereof) at any time on or before April 30, 2005 (except pursuant to a change of control provision that imposes such a requirement only under circumstances when an Event of Default would exist under Section 9.02(l)); and

                (iii) does not impose any restriction on any Vencor Company that is more restrictive than the provisions of this Agreement;

        (g) Guarantees of Debt of Subsidiaries permitted by Section 7.03;

        (h) Debt assumed by the Borrower after the Closing Date or Guaranteed by the Borrower after the Closing Date in connection with the acquisition of one or more healthcare facilities or other businesses; provided in each case that (i) such Debt was outstanding before such facility or other business was acquired and was not incurred in contemplation of such acquisition and (ii) any such Guarantee by the Borrower of subordinated debt shall be subordinated to the Borrower's obligations under the Financing Documents and any Designated Interest Rate Agreements by subordination provisions reasonably satisfactory to the Documentation Agent;

        (i) Debt incurred or assumed after the Closing Date for the purpose of financing all or any part of the cost of acquiring or constructing an asset of the Borrower; provided that (i) such Debt is secured by a Lien on such asset that is permitted by Section 7.04(e) and (ii) the aggregate outstanding principal amount of all Debt permitted by this clause (i) and
     Section 7.03(g) shall not at any time exceed $25,000,000; and

        (j) any other Debt incurred by the Borrower after the Closing Date and any other Guarantees entered into by the Borrower after the Closing Date; provided that the aggregate outstanding principal amount of all Debt incurred or Guaranteed pursuant to this clause (j) shall not at any time exceed $10,000,000.

     Section 7.03. Limitation on Debt of Subsidiaries. The Borrower will not permit any of its Subsidiaries, at any time after the Closing Date, to incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or (iv) of the definition of "Debt" in Section 1.01 or (ii) any Guarantee of any such Debt, except:

        (a) Guarantees outstanding under a Subsidiary Guaranty Agreement;

        (b) Permitted Intercompany Debt;

        (c) Continuing Existing Obligations; provided that the aggregate outstanding principal amount of all Continuing Existing Obligations permitted by this clause (c) shall not exceed $15,000,000;

        (d) Debt incurred after the Closing Date and Guarantees of Debt entered into after the Closing Date; provided that (i) the Debt so incurred or Guaranteed is incurred in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any outstanding Debt of Subsidiaries permitted by clauses (c) to (e), inclusive, of this Section;
     (ii)
     the principal amount of the Debt so incurred or Guaranteed shall not exceed the unpaid principal amount of the Debt so exchanged or refinanced, (iii) the aggregate principal amount of the Debt so incurred or Guaranteed that is required to be repaid, on a cumulative basis, through any date (a "date of determination") prior to April 30, 2005 shall not exceed the aggregate principal amount of the Debt so exchanged or refinanced that would have been required to have been repaid, on a cumulative basis, after the date of the relevant exchange or refinancing and on or before the same date of determination and (iv) no restriction is imposed on any Vencor Company in connection with the Debt so incurred or Guaranteed that is more restrictive than the provisions of this Agreement (or, if more restrictive, the provisions of the documents applicable to the Debt so exchanged or refinanced);

        (e) Debt of any Person that becomes a Subsidiary after the Closing Date and any other Debt assumed by a Subsidiary after the Closing Date in connection with the acquisition of one or more Healthcare Facilities or other businesses; provided that (i) in each case such Debt was outstanding before such Person became a Subsidiary or such Healthcare Facility or business was acquired, as the case may be, and was not incurred in contemplation thereof and (ii) the aggregate outstanding principal amount of all Debt permitted by this clause (e) shall not at any time exceed $50,000,000;

        (f) letters of credit issued for the account of Cornerstone Insurance Company; provided that its obligations to reimburse the issuing banks are not Guaranteed by any other Vencor Company;

        (g) Debt incurred or assumed after the Closing Date for the purpose of financing all or any part of the cost of acquiring or constructing an asset of such Subsidiary; provided that (i) such Debt is secured by a Lien on such asset that is permitted by Section 7.04(e) and (ii) the aggregate outstanding principal amount of all Debt permitted by this clause (g) and
     Section 7.02(i) shall not at any time exceed $25,000,000; and

        (h) any other Debt incurred by such Subsidiary after the Closing Date or any other Guarantees entered into by such Subsidiary after the Closing Date; provided that the aggregate outstanding principal amount of all Debt incurred or Guaranteed by Subsidiaries pursuant to this clause (h) shall not at any time exceed $5,000,000.

     Section 7.04. Negative Pledge. No Vencor Company (other than an Insurance Subsidiary) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (or any income therefrom or any right to receive income therefrom), except:

        (a) Liens created pursuant to the Collateral Documents;

        (b) Liens existing on the Closing Date (other than Liens permitted by clause (a) above) securing Debt outstanding on the Closing Date in an aggregate principal amount not exceeding $18,000,000;

        (c) any Lien existing on any asset prior to the acquisition thereof by a Vencor Company and not created in contemplation of such acquisition;

        (d) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of Vencor or merges into any of its Subsidiaries; provided that such Lien was not created in contemplation of such event;

        (e) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that (i) such Lien attaches to such asset concurrently with or within 180 days after the acquisition or completion of construction thereof and attaches to no asset other than such asset so financed and (ii) the aggregate outstanding principal amount of all Debt secured pursuant to this clause (e) shall not exceed $25,000,000;

        (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

        (g) Permitted Encumbrances;

        (h) any mortgage or other Lien on real property leased to a Vencor Company, to which its leasehold interest therein is at any time subject; provided that such Vencor Company has obtained (in the case of the Master Lease Properties) or used its best efforts to obtain (in the case of other properties) the benefit of a non-disturbance agreement with respect thereto on customary terms;

        (i) Liens arising in the ordinary course of business (other than Liens of the types described in the definition of "Permitted Encumbrances") which
     (i) do not secure Debt, (ii) do not secure any single obligation (or series of related obligations) in an amount exceeding $5,000,000; provided that the limitation in this clause (ii) shall not apply to Liens securing worker's compensation, unemployment insurance and other types of social security, and (iii) do not in the aggregate materially detract from the value of the assets of the Vencor Companies, taken as a whole, or materially impair the use thereof in the operation of their business;

        (j) other Liens securing Debt of the Borrower not exceeding $5,000,000 in aggregate outstanding principal amount; and

        (k) other Liens securing Debt of Subsidiaries of the Borrower not exceeding $5,000,000 in aggregate outstanding principal amount.

     Section 7.05. Consolidations, Mergers and Asset Sales. (a) No Vencor Company will consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person, except that:

        (i) Vencor may merge with any Person (other than the Borrower) if Vencor is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing;

        (ii) the Borrower may merge with any Person (other than Vencor) if the Borrower is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing; and

        (iii) any Subsidiary (other than the Borrower) may merge or consolidate with or into, or transfer all or substantially all of its assets to, any Person if, immediately after such transaction (and giving effect thereto), no Default shall have occurred and be continuing and either (A) the surviving corporation or transferee is the Borrower or a Subsidiary or (B) such merger, consolidation or transfer of all or substantially all assets is in conjunction with a disposition by the Vencor Companies of their entire investment in such Subsidiary and such disposition is not prohibited by any provision of the Financing Documents (other than this subsection
     (a)).

     (b) No merger, consolidation or transfer of all or substantially all of the assets of any Subsidiary Guarantor shall be permitted under this
Section 7.05 unless:

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

                (i) the surviving corporation or transferee is the Borrower or a Subsidiary Guarantor;

                (ii) the Required Lenders shall have consented to such transaction; or

                (iii) immediately after such transaction is consummated, the aggregate book value of all assets disposed of in transactions permitted by this clause (iii) during the period of 365 days then ended (whether disposed of directly or by means of a merger, consolidation or transfer of Equity Interests) would not exceed 5% of Consolidated Net Worth as shown on the Most Recent Financial Statements.

     For purposes of the foregoing clause (iii), the book value of the assets disposed of in each transaction shall be the book value of such assets on the books of the relevant Subsidiary immediately before such disposition.

        (c) If the Vencor Companies dispose of their entire investment in any Subsidiary as permitted by subsection (a) or (b) above, the Documentation Agent shall at Vencor's request instruct the Collateral Agent, concurrently with or at any time after such disposition, to release all security interests in Equity Interests in such Subsidiary granted by the Vencor Companies to the Collateral Agent. If such Subsidiary is a Subsidiary Guarantor, (i) its Subsidiary Guaranty shall be automatically released and it shall cease to be a party to the Security Agreement, in each case concurrently with such disposition, and (ii) the Documentation Agent shall at Vencor's request instruct the Collateral Agent, concurrently with or at any time after such disposition, to release all security interests granted by such Subsidiary to secure its Subsidiary Guaranty and return to such Subsidiary any of its assets held by the Collateral Agent under the Collateral Documents.

        (d) Notwithstanding the foregoing, this Section 7.05 shall not apply to the following transactions:

                (i)   any sale or other disposition of Atria Shares or BHC
        Shares;

                (ii) any sale or other disposition of any Development Property to a Ventas Company; or

                (iii) any transfer of assets required to complete the Reorganization Transactions;

     and the foregoing transactions shall be excluded in calculating from calculations under clause (iii) of subsection (b) of this Section.

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

        Section 7.06. Limitations on Investments. (a) Vencor will not make or hold any Investment other than (i) Vencor's Investment in the Borrower and
     (ii) Temporary Cash Investments.

        (b) After the Closing, neither the Borrower nor any of its Subsidiaries (other than Insurance Subsidiaries) will make, acquire or hold any Investment, except:

                (i) Investments existing on the Closing Date which become Investments of the Borrower and its Subsidiaries pursuant to the Reorganization Transactions;

                (ii) Investments by the Borrower in any of its Subsidiaries and Investments by any Subsidiary of the Borrower in the Borrower or any other Subsidiary of the Borrower; provided that the aggregate unrecovered amount of all such Investments made by the Borrower and its Subsidiaries in the Insurance Subsidiaries after the Closing shall not exceed $75,000,000;

                (iii) loans to officers of the Borrower not exceeding $16,000,000 in aggregate amount to finance 90% of the purchase price of the Management Preferred Stock on a recourse basis;

                (iv) payments made pursuant to a Guarantee of Debt of Minority-Owned Affiliates, provided that such Guarantee is not prohibited by
        Section 7.02 or 7.03;

                (v) working capital loans to Minority-Owned Affiliates not at any time exceeding $10,000,000 in aggregate outstanding principal amount;

                (vi)  Temporary Cash Investments; and

                (vii) any other Investments made after the Closing Date; provided that, immediately after each such Investment is made, the aggregate amount of all Investments made after the Closing Date and not permitted by the foregoing clauses of this Section does not exceed 5% of Consolidated Net Worth.

     For purposes of clause (vii) above, the amount of each Investment shall be deemed to be the original amount invested less any principal repaid or capital returned, but not less than zero.

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

        Section 7.07. Limitation on Capital Expenditures. (a) Consolidated Capital Expenditures will not, for any Fiscal Year listed below, exceed the amount indicated for such Fiscal Year:

                  Fiscal Year                       Amount
                  -----------                    ------------
                  1998                           $315,000,000
                  1999                           $200,000,000
                  2000                           $150,000,000
                  Each Fiscal Year Thereafter    $125,000,000

     The amount shown above for 1998 includes capital expenditures made by Old Vencor and its Subsidiaries prior to the Closing Date.

        (b) If Consolidated Capital Expenditures for any Fiscal Year are less than the amount indicated for such Fiscal Year in subsection (a) above, the unused amount may be carried forward and used during the first six months of the next Fiscal Year. Consolidated Capital Expenditures during the first six months of the next Fiscal Year, up to the amount so carried forward, shall be excluded from Consolidated Capital Expenditures for the next Fiscal Year for purposes of subsection (a) above.

        Section 7.08. Limitations on Transactions with Affiliates. (a) Before the Spin-Off is consummated, no Vencor Company will (i) enter into any material agreement (except the Reorganization Agreements) with any Ventas Company that will be binding on any Vencor Company after the Spin-Off is consummated or (ii) participate in any transaction with any Ventas Company that would be materially inconsistent with the description of the Reorganization Transactions or the description of the Vencor Companies (after giving effect to the Reorganization Transactions), in each case as described in the Proxy Statement.

        (b) After the Spin-Off is consummated, no Vencor Company will, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing provisions of this subsection (b) shall not prohibit:

                (i) any Vencor Company from performing its obligations under the Existing Affiliate Agreements;

                (ii) the Borrower from making loans to its officers not exceeding $16,000,000 in aggregate amount to finance 90% of the purchase price of the Management Preferred Stock;

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

                (iii) any Vencor Company from making any Investment in Minority-Owned Affiliates permitted by Section 7.06;

                (iv) any Vencor Company from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to such Vencor Company as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate;

                (v) any Vencor Company from making payments of principal, interest and premium on any of its Debt held by an Affiliate if the terms of such Debt are substantially as favorable to such Vencor Company as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate;

                (vi) any Vencor Company from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if such Vencor Company participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;

                (vii) any Vencor Company from maintaining, entering into or adopting any executive or employee incentive or compensation plan, contract or other arrangement (including any loans or extensions of credit in connection therewith), or any arrangement to terminate any of the foregoing, if such plan, contract, or arrangement has been or is approved either (x) at any time by the shareholders of Vencor in accordance with such voting requirements as may be applicable or (y) at any time by the board of directors of Vencor (or a duly constituted committee of such board) at a meeting at which a quorum of disinterested directors is present; or

                (viii) any Vencor Company from making any loan, guarantee or other accommodation in accordance with Vencor's policies and practices concerning employee relocation in the ordinary course of its business.


        Section 7.09. Limitation on Restrictions Affecting Subsidiaries. No Vencor Company will enter into, or suffer to exist, any agreement (other than the Financing Documents) which prohibits or limits the ability of any Subsidiary of the Borrower (except an Insurance Subsidiary) to (i) pay dividends or make other distributions or pay any Debt owed to any Vencor Company, (ii) make loans or advances to any Vencor Company or (iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of any Vencor Company under any Financing Document; provided that the foregoing shall not prohibit any such prohibition or limitation contained in:

          (a) the Tenet Guarantee Reimbursement Agreement, insofar as the provisions thereof in effect immediately before the Closing Date limit grants to other Persons of Liens on assets of any Vencor Company that was formerly a Subsidiary of The Hillhaven Corporation;

          (b)  any document relating to Debt secured by a Lien permitted by
     Section 7.04, insofar as the provisions thereof limit grants of junior liens on the assets securing such Debt;

          (c) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person; and

          (d) if a Person becomes a Subsidiary of Vencor after the date hereof, any agreement that is binding on such Person and was not entered into in contemplation of its becoming a Subsidiary of Vencor, insofar as such agreement limits such Person's ability to take any action described in clause (i), (ii) or (iii) of this Section, provided that either:

                    (1) such limitation is terminated within 60 days after such Person becomes a Subsidiary of Vencor or

                    (2) not more than 5% of Consolidated EBITDAR for any period of four consecutive Fiscal Quarters is attributable, in the aggregate, to Persons that become Subsidiaries of Vencor after the date hereof and remain subject to such limitations more than 60 days after becoming Subsidiaries of Vencor.

     Section 7.10. Restricted Payments. No Vencor Company will declare or make any Restricted Payment on or after the Closing Date, except that Vencor may pay dividends at a rate not to exceed 6% per annum in respect of the Management Preferred Stock if, immediately before and after giving effect thereto, no Default shall have occurred and be continuing.

     Section 7.11. No Modification of Certain Documents Without Consent. (a) No Vencor Company will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Existing Affiliate Agreement if the effect thereof would be to materially increase the amount, or materially accelerate the date of payment, of any obligation of any of the Vencor Companies thereunder.

     (b) No Vencor Company will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Reorganization Agreement, Third Party Lease or Management Contract if the effect thereof could be adverse in any material respect to a Vencor Company or to the Lenders.

     Section 7.12. No Change of Fiscal Periods. Vencor will not change the date on which any of its Fiscal Years or Fiscal Quarters ends, unless the Required Lenders shall have consented to such change (which consent may be conditioned on the amendment of any covenant herein that would be affected by such change to eliminate the effect thereof).

     Section 7.13. Limitation of Designated Interest Rate Agreements. Vencor will not designate any interest rate swap agreement or any interest rate cap and floor agreement as a Secured Obligation for purposes of the Security Agreement or as a Designated Interest Rate Agreement for purposes of the Guaranty Agreements if, immediately after giving effect to such designation, the aggregate notional principal amount of all such agreements then in effect which are Secured Obligations and/or Designated Interest Rate Agreements would exceed $600,000,000.

     Section 7.14. 1998 Subordinated Notes. (a) So long as any 1998 Subordinated Notes are outstanding, the Borrower will comply with all of the financial covenants and other restrictive agreements set forth in the 1998 Subordinated Note Indenture as if such covenants and other restrictive agreements (and the definitions of the terms used therein) were set forth in full herein.

     (b) No Vencor Company will purchase or offer to purchase any 1998 Subordinated Notes pursuant to any provision of the 1998 Subordinated Note Indenture requiring it to do so unless the Borrower shall have first (i) repaid all the outstanding Loans, Swingline Loans and LC Reimbursement Obligations,
(ii) terminated the Revolving Credit Commitments and (iii) cash collateralized each outstanding Letter of Credit in a manner satisfactory to the relevant LC Issuing Bank.

     (c) Without the prior written consent of the Required Lenders, the Borrower will not modify or amend, or waive or solicit any waiver of, any provision of the 1998 Subordinated Note Indenture in any manner that could reasonably be expected to be adverse to the interest of the Lenders under the Financing Documents.

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

     Section 7.15. No Voluntary Prepayments of Other Debt. No Vencor Company will (i) defease, prepay, repurchase or otherwise retire any Debt (except Debt outstanding under this Agreement) before the date on which it is required to do so under the contractual provisions applicable to such Debt or (ii) amend any such contractual provision to require any such Debt to be defeased, prepaid, repurchased or otherwise retired at an earlier date; provided that this Section will not apply to (x) Debt assumed as permitted by Section 7.02(h) or Section 7.03(e) in connection with acquisitions of Healthcare Facilities or other businesses and (y) other Debt not exceeding $5,000,000 in aggregate principal amount.

     Section 7.16. Margin Stock. (a) None of the proceeds of the Loans or the Letters of Credit will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of any such proceeds or Letters of Credit will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

     (b) So long as any Vencor Company owns any Margin Stock directly or indirectly, such Vencor Company will hold such Margin Stock through a Subsidiary (other than a Material Subsidiary) and will not permit such Subsidiary to incur any debt or to engage in any business other than holding Margin Stock and activities related thereto. The capital stock of such Subsidiary will be owned by a Lien Grantor and pledged under the Collateral Documents. Nothing in this Section shall in any way restrict such Vencor Company's right or ability to cause such Margin Stock to be sold or otherwise disposed of.

     Section 7.17. Limitation on Business. (a) Vencor will at all times own 100% of the outstanding capital stock of the Borrower and will not engage in any activities other than owning such capital stock and financing activities and other activities reasonably related to such ownership.

     (b) Not more than 10% of the consolidated assets of the Vencor Companies shall be used in any business or businesses other than the business of owning, operating or managing Healthcare Facilities (including accepting risk for the cost of long term care) and not more than 10% of their consolidated revenues in any Fiscal Quarter shall be attributable to such other businesses.

     Section 7.18. Leases. No Vencor Company shall lease or sublease any facility pursuant to any lease agreement entered into after the Closing Date except on arm's length terms; provided that this Section shall not apply to (i) any lease or sublease of any Deferred Master Lease Property under a Master Lease Agreement at rentals to be determined as provided therein, (ii) any lease or sublease of any Development Property under a Master Lease Agreement at rentals to be determined as provided in the Development Agreement, (iii) any lease or

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sublease from the Borrower to any Guarantor or (iv) any lease or sublease from any Guarantor to the Borrower or to another Guarantor.

     Section 7.19. Cash Consideration for Asset Sales. (a) No Vencor Company will (i) sell any Atria Shares or BHC Shares or (ii) make any other Asset Sale or series of related Asset Sales for which the aggregate consideration received by the Vencor Companies exceeds $5,000,000, unless in each case:

           (x) the consideration to be received by the Vencor Companies is, in the opinion of a Financial Officer, not less than the fair market value of the assets (including any Atria Shares or BHC Shares) being sold; and

          (y) at least 75% of such consideration is paid in cash at the closing of such Asset Sale;

provided that, for purposes of this provision, the amount of (A) any liabilities (as shown on the Most Recent Financial Statements or in the notes thereto) that are assumed by the transferee of any such assets and (B) any securities or other obligations received from such transferee that are immediately converted by such Vencor Company into cash (or as to which such Vencor Company has received, at or before the consummation of such sale, a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert such securities or other obligations into cash within 90 days after the consummation of such sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash (but will not be deemed to be Net Cash Proceeds until converted to cash).

     Section 7.20. Limitation on Cash Not Held in Collateral Accounts or Concentration Accounts. The Borrower will not permit the aggregate amount of all collected funds and Temporary Cash Investments held by the Vencor Companies (other than the Insurance Subsidiaries) in accounts, other than the Collateral Accounts and the Concentration Accounts, to exceed $2,000,000 at the close of business on any two consecutive Domestic Business Days.



                                   ARTICLE 8

             Negative Covenants Applicable to the Facility B Loans

     Each of the Borrower and Vencor agrees that, so long as any Facility B Lender has any Credit Exposure hereunder or any interest accrued under Facility B remains unpaid, the Borrower and Vencor will comply with their respective covenants set forth in Exhibit P hereto, which covenants (together with the related definitions set forth in Exhibit P) are incorporated herein by reference as if set forth in full in this Article 8.



                                   ARTICLE 9

                                   Defaults

     Section 9.01. Bankruptcy Events of Default. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

          (a) any Vencor Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (b) an involuntary case or other proceeding shall be commenced against any Vencor Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against it under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event:

          (i) if requested by the Required Revolving Credit Lenders, the Documentation Agent shall by notice to the Borrower terminate the Revolving Credit Commitments and the Swingline Commitment and they shall thereupon terminate;

          (ii) if requested by the Required Revolving Credit Lenders, the Documentation Agent shall by notice to each LC Issuing Bank instruct such LC Issuing Bank (x) not to extend the expiry date of any outstanding

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

     Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and to the Borrower;

          (iii) if requested by the Required Basic Lenders, the Documentation Agent shall by notice to the Borrower declare the Basic Loans and the Swingline Loans (in each case together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

          (iv) if requested by the Required Facility B Lenders, the Documentation Agent shall by notice to the Borrower declare the Facility B Loans (together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that, if any event specified above occurs with respect to the Borrower, Vencor or any Material Subsidiary, then without any notice to the Borrower or any other act by the Documentation Agent or the Lenders, the Revolving Credit Commitments and the Swingline Commitment shall thereupon terminate and all the Loans and Swingline Loans (in each case together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 9.02. Other Events of Default Applicable to Basic Facilities. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

          (a) any principal of any Basic Loan, Swingline Loan or LC Reimbursement Obligation shall not be paid when due, or any interest thereon or any fee or other amount payable hereunder to or for the account of the Basic Lenders shall not be paid within three Domestic Business Days after the due date thereof; or

          (b) Vencor or the Borrower shall fail to observe or perform any covenant contained in Section 5.01(f), Section 5.01(g), Article 6 and
     Article 7; or

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

     (c) any Vencor Company shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Documentation Agent at the request of any Basic Lender; or

     (d) any representation, warranty, certification or statement made by any Vencor Company in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

     (e) the Vencor Companies shall fail to make one or more payments in respect of Material Debt when due or within any period of grace applicable to such payments; or

     (f) any event or condition shall occur that (i) results in the acceleration of the maturity of any Financial Accommodation or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Financial Accommodation or any Person acting on behalf of such holder or holders to accelerate the maturity thereof, and the aggregate amount that would be payable by the Vencor Companies upon the acceleration of all Financial Accommodations referred to in clauses (i) and (ii) above equals or exceeds $5,000,000; or

     (g) any Master Lease Agreement is terminated; or the Leased Property (as defined in any Master Lease Agreement) is surrendered to or repossessed by the lessor;

     (h) any Event of Default (as defined in any Master Lease Agreement) occurs and is not cured or waived within 30 days after written notice thereof has been given to the Borrower by the Documentation Agent at the request of Basic Lenders having at least 15% of the aggregate amount of the Credit Exposures of the Basic Lenders at such time (or within a longer period, if such Event of Default is not cured during said 30-day period, but is capable of being cured during such longer period, and the relevant Vencor Company is taking the actions necessary to cure such Event of Default as soon as reasonably practicable); or

     (i) one or more events or conditions shall occur that result (or, with the giving of notice or lapse of time or both could result) in (i) the termination of one or more Third Party Leases, or the surrender or repossession of the property leased thereunder, prior to the scheduled termination thereof or (ii) the termination of one or more Management Contracts prior to the scheduled termination thereof; provided that (x) this clause (i) shall not apply to any voluntary termination of a Third Party Lease or Management Contract by a Vencor Company at a time when no default by it thereunder exists or is reasonably likely to occur and (y) no Event of Default shall exist under this clause (i) at any time, unless the EBITDA attributable to all Healthcare Facilities then subject to a termination, surrender or repossession (or potential termination, surrender or repossession) covered by this clause (i) and the EBITDA attributable to all Healthcare Facilities with respect to which such a termination, surrender or repossession occurred during the preceding 12 months exceed, in the aggregate, 12% of Consolidated EBITDA (the EBITDA attributable to each such Healthcare Facility to be calculated for the most recent 12 months of full operation thereof for which the necessary financial information is available and Consolidated EBITDA to be calculated for the most recently ended period of four consecutive Fiscal Quarters for which the necessary financial information is available, in each case annualized if such financial information is not available for a full 12 months or a full four Fiscal Quarters, as the case may be); or

     (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

     (k) one or more Enforceable Judgments for the payment of money aggregating in excess of $20,000,000 shall be rendered against one or more of the Vencor Companies and shall not have been satisfied; or

     (l) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 35% or more of the outstanding shares of common stock of Vencor; or, during any period of 24 consecutive calendar months, individuals who were members of the board of directors of

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

     Vencor on the first day of such period (or, if the first day of such period was before the Closing, were members of the board of directors of Old Vencor on such day) shall cease to constitute a majority of the board of directors of Vencor; or

          (m) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien, or any Vencor Company shall so assert in writing; or

          (n) any provision of any Guaranty Agreement shall cease to be in full force and effect (except as permitted by Section 7.05(c)) or any Vencor Company, or any Person acting on behalf of any Vencor Company, shall so assert in writing; or

          (o) the 1998 Subordinated Notes shall, for any reason, not be or cease to be validly subordinated as provided in the 1998 Subordinated Note Indenture to the monetary obligations of the Borrower under the Financing Documents or Vencor's guaranty of the 1998 Subordinated Notes shall, for any reason, not be or cease to be validly subordinated to the Vencor Guaranty as provided in the 1998 Subordinated Note Indenture; or

          (p) the Facility B Loans shall have been declared immediately due and payable pursuant to Section 9.03 or an Event of Default described in
     Section 9.03 shall have occurred and be continuing;

then, and in every such event:

          (i) if requested by the Required Revolving Credit Lenders, the Documentation Agent shall by notice to the Borrower terminate the Revolving Credit Commitments and the Swingline Commitment and they shall thereupon terminate;

          (ii) if requested by the Required Revolving Credit Lenders, the Documentation Agent shall by notice to each LC Issuing Bank instruct such LC Issuing Bank (x) not to extend the expiry date of any outstanding Letter of Credit and/or (y) in the case of any Evergreen Letter of Credit, to give notice to the beneficiary thereof terminating such Letter of Credit as soon as is permitted by the provisions thereof, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrower; and

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

          (iii) if requested by the Required Basic Lenders, the Documentation Agent shall by notice to the Borrower declare the Basic Loans and the Swingline Loans (in each case together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 9.03. Other Events of Default Applicable to Facility B. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

          (a) any principal of (or prepayment premium on) any Facility B Loan shall not be paid when due; or

          (b) any interest on any Facility B Loan or any other amount payable hereunder to or for the account of the Facility B Lenders shall not be paid within three Domestic Business Days after the due date thereof; or

          (c) Vencor or the Borrower shall fail to observe or perform any covenant contained in Sections 2, 3 and 4 of Exhibit P hereto; or

          (d) Vencor or the Borrower shall fail to observe or perform any covenant contained in Exhibit P hereto (other than those covered by clause
     (c) above) for 30 days after written notice thereof has been given to the Borrower by the Documentation Agent at the request of any Facility B Lender; or

          (e) Vencor or the Borrower shall fail to observe or perform any covenant contained in Article 6 for 20 Domestic Business Days after the Borrower has notified the Documentation Agent in writing of such failure pursuant to Section 5.01(f); provided that such failure shall not constitute a Default under this clause (e) if it is cured by the Vencor Companies or waived by the Required Basic Lenders for purposes of Section
     9.02 before the end of said period of 20 Domestic Business Days; or

          (f) Vencor or the Borrower shall fail to observe or perform any covenant contained in Article 5 for 45 days after the Borrower has notified the Documentation Agent in writing of such failure pursuant to Section 5.01(f); provided that such failure shall not constitute a Default under this clause (f) if it is cured by the Vencor Companies or waived by the Required Basic Lenders for purposes of Section 9.02 before the end of said period of 45 days; or

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

     (g) at any time when no Basic Lender has any Credit Exposure hereunder and all interest and fees accrued for the account of the Basic Lenders hereunder have been paid in full, Vencor or the Borrower shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Borrower by the Documentation Agent at the request of any Facility B Lender; or

     (h) any default shall occur under any mortgage, indenture or instrument (other than the Financing Documents) under which there may be issued, or by which there may be secured or evidenced, any Debt for money borrowed by Vencor, the Borrower or any Significant Subsidiary (or the payment of which is Guaranteed by Vencor, the Borrower or any Significant Subsidiary), which default either (i) constitutes a Payment Default or (ii) results in the acceleration of such Debt before its express maturity and, in each case, the outstanding principal amount of such Debt, together with the outstanding principal amount of any other such Debt with respect to which there has been a Payment Default or that has been so accelerated, aggregates $25,000,000 or more; or

     (i) Vencor, the Borrower or any of the Significant Subsidiaries shall fail to pay a final judgment or final judgments entered by a court or courts of competent jurisdiction against Vencor, the Borrower or any of the Significant Subsidiaries, if such final judgment or judgments aggregate more than $25,000,000 and remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after their entry; or

     (j) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien, or any Vencor Company shall so assert in writing; or

     (k) any provision of any Guaranty Agreement shall cease to be in full force and effect (except as permitted by Section 7.05(c)) or any Vencor Company, or any Person acting on behalf of any Vencor Company, shall so assert in writing; or

     (l) the Basic Loans shall have been declared immediately due and payable pursuant to Section 9.02 or a Payment Default shall have occurred and be continuing with respect to any Basic Loans; or

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

              (m) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 35% or more of the outstanding shares of common stock of Vencor; or, during any period of 24 consecutive calendar months, individuals who were members of the board of directors of Vencor on the first day of such period (or, if the first day of such period was before the Closing, were members of the board of directors of Old Vencor on such day) shall cease to constitute a majority of the board of directors of Vencor;

then, and in every such event, if requested by the Required Facility B Lenders, the Documentation Agent shall by notice to the Borrower declare the Facility B Loans (together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 9.04. Notice of Default. The Documentation Agent shall give notice to the Borrower (i) under Section 9.02(c) promptly upon being requested to do so by any Basic Lender and (ii) under Section 9.03(d) promptly upon being requested to do so by any Facility B Lender, and in either case shall thereupon notify all the Lenders thereof.

     Section 9.05. Enforcement Notice. If the Documentation Agent is (i) instructed to do so by the Required Basic Lenders or the Required Facility B Lenders at any time after the Loans become immediately due and payable pursuant to Section 9.01, (ii) instructed to do so by the Required Basic Lenders at any time after the Basic Loans and Swingline Loans have been declared due and payable pursuant to Section 9.02 or (iii) instructed to do so by the Required Facility B Lenders at any time after the Facility B Loans have been declared due and payable pursuant to Section 9.03, the Documentation Agent shall deliver to the Collateral Agent an Enforcement Notice directing the Collateral Agent to exercise one or more specific remedies under the Collateral Documents. Concurrently with the delivery of any such Enforcement Notice to the Collateral Agent, all outstanding Loans not theretofore declared due and payable shall automatically become immediately due and payable.

     Section 9.06. Cash Cover. The Borrower agrees that, if any Event of Default specified in Section 9.02 shall have occurred and be continuing, the Borrower shall, if requested by the Documentation Agent upon instruction from the Required Revolving Credit Lenders, pay (and, if any Event of Default specified in Section 901 occurs with respect to the Borrower, Vencor or any Material Subsidiary, forthwith, without any demand or the taking of any other action by the Documentation Agent or any Lender, it shall pay) to the Collateral

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

Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit to be held for the benefit of the Revolving Credit Lenders and the LC Issuing Banks in accordance with the Collateral Documents to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit.



                                  ARTICLE 10

                                  THE AGENTS

     Section 10.01. Appointment and Authorization. (a) Each Lender irrevocably appoints the Documentation Agent to act as its agent in connection herewith and authorizes the Documentation Agent to take such action as agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to the Documentation Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     (b) Each Lender irrevocably appoints the Administrative Agent to act as its agent in connection herewith and authorizes the Administrative Agent to take such action as agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     (c) Each of the Lenders, the LC Issuing Banks, the Documentation Agent and the Administrative Agent authorizes the Collateral Agent to execute the Collateral Documents and irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     Section 10.02. Agents and Affiliates. Each of Morgan and NationsBank shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not one of the Agents. Each of Morgan and NationsBank and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any of the Vencor Companies or their Affiliates as if it were not one of the Agents.

     Section 10.03.  Action by Agents.   The obligations of each of the Agents
under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, none of the Agents

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

shall be required to take any action with respect to any Default, except as expressly provided in Article 9 hereof and in the Collateral Documents.

     Section 10.04. Consultation with Experts. Each of the Agents may consult with legal counsel (who may be counsel for any Vencor Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 10.05. Liability of Agents. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (A) with the consent or at the request of the Required Lenders or (B) in the absence of its own gross negligence or willful misconduct. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Vencor Company under any Financing Document; (iii) the satisfaction of any condition specified in Article 3 except, in the case of the Documentation Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith; or (v) the existence, genuineness or value of any of the Collateral or the validity, perfection, recordation, priority or enforceability of any Lien on any of the Collateral. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 10.06. Indemnification. The Lenders shall, ratably in accordance with their respective Credit Exposures, indemnify each Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Vencor Companies) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

     Section 10.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also

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

acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

     Section 10.08. Agents' Fees. The Borrower will pay fees to each Agent in the amounts and at the times agreed to by the Borrower and such Agent.

     Section 10.09. Successor Agents. Any Agent may resign at any time (a "Retiring Agent") by giving notice thereof to the Lenders, the other Agents and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor for the Retiring Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Retiring Agent gives notice of resignation, then the Retiring Agent may, on behalf of the Lenders, appoint a Successor Agent, which shall be a Lender or any other commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After any Retiring Agent resigns as an Agent hereunder, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

     Section 10.10. Collateral Agent. (a) As to any matters not expressly provided for in the Collateral Documents (including the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion; provided that the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the Collateral Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

     (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by the Vencor Companies.

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

     Section 10.11. Obligations of Senior Managing Agents, Managing Agents and Co-Agents. The Senior Managing Agents, Managing Agents and Co-Agents, in their capacities as such, shall have no duties, obligations or liabilities of any kind hereunder.



                                  ARTICLE 11

                           CHANGES IN CIRCUMSTANCES

     Section 11.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or CD Loan:

            (a) the Administrative Agent is unable to determine the applicable London Interbank Offered Rate or Adjusted CD Base Rate for such Interest Period, or

            (b) Lenders holding Notes evidencing 50% or more of the aggregate outstanding principal amount of the Loans to which such Interest Period will apply advise the Administrative Agent that the London Interbank Offered Rate or the Adjusted CD Base Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans or CD Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or CD Loans, as the case may be, or to convert outstanding Loans to Euro-Dollar Loans or CD Loans, as the case may be, shall be suspended and (ii) each outstanding Euro-Dollar Loan or CD Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 11.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its

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

Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Base Rate Loans or CD Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either
(i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 11.03. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (other than the Agents) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding (i) with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage and (ii) with respect to any CD Loan, any such requirement included in an applicable Domestic Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender Party (other than the Agents) or shall impose on any Lender Party (other than the Agents) or the London interbank market or the United States market for certificates of deposit any other condition affecting its Fixed Rate Loans, its Note, its obligation to make Fixed Rate Loans or Swingline Loans, or its obligation to participate in any Letter of Credit, and the result of any of the foregoing is to increase the cost to such Lender Party of making or maintaining its Fixed Rate Loans or participating in any Letter of Credit or increase the cost to the Swingline Bank of maintaining the Swingline Commitment or to reduce the amount of any sum received or receivable by such Lender Party under this Agreement or under its Note with respect thereto, by an

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

amount deemed by such Lender Party to be material, then, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Borrower shall pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such increased cost or reduction; provided that the Borrower shall not be liable to any Lender Party in respect of any such increased cost or reduction with respect to any period of time more than three months before the Borrower receives the notice required by the first sentence of
Section 11.03(c) or more than six months before the Borrower receives the relevant certificate referred to in the second sentence of Section 11.03(c).

     (b) If any Lender Party (other than the Agents) shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender Party (or its Parent) as a consequence of such Lender Party's obligations hereunder to a level below that which such Lender Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender Party to be material, then from time to time, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Borrower shall pay to such Lender Party such additional amount or amounts as will compensate it for such reduction; provided that the Borrower shall not be liable to any Lender Party in respect of any such reduction with respect to any period of time more than three months prior to the date of the notice required by the first sentence of Section 11.03(c).

     (c) Each Lender Party (other than the Agents) will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. A certificate of any such Lender Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, showing the calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

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

     Section 11.04. Taxes. (a) Any and all payments by the Vencor Companies to or for the account of any Lender Party under any Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party, taxes imposed on its net income, and franchise or similar taxes imposed on it, by (i) the jurisdiction under the laws of which it is organized or any political subdivision thereof, (ii) in the case of each Lender or the Swingline Bank, the jurisdiction of its Applicable Lending Office or any political subdivision thereof and (iii) in the case of each LC Issuing Bank, the jurisdiction of its LC Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Vencor Company shall be required by law to deduct any Taxes from or in respect of any sum payable under any Financing Document to any Lender Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11.04) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Vencor Company shall make such deductions, (iii) such Vencor Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Vencor Company shall furnish to the Administrative Agent, at its address specified in or pursuant to Section 12.01, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Financing Document or from the execution or delivery of, or otherwise with respect to, any Financing Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 11.04) paid by such Lender Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender Party makes demand therefor.

     (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender Party remains lawfully able to do so),

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

shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest under the Financing Documents or certifying that the income receivable pursuant to the Financing Documents is effectively connected with the conduct of a trade or business in the United States or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, Internal Revenue Service form W-8 or any successor form prescribed by the Internal Revenue Service claiming complete exemption from, or a reduced rate of, withholding tax on payments of interest under the Financing Documents. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be excluded from "Taxes" as defined in
Section 11.04(a).

     (e) For any period with respect to which a Lender Party has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 11.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 11.04(a) with respect to Taxes imposed by the United States; provided that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the relevant Vencor Company shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

     (f) If any Vencor Company is required to pay additional amounts to or for the account of any Lender Party pursuant to this Section 11.04, then such Lender Party will change the jurisdiction of its Applicable Lending Office or LC Office, as the case may be, so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party.

     (g) Without prejudice to the survival of any other agreement of the Borrower or Vencor hereunder, the agreements and obligations of the Vencor Companies contained in this Section 11.04 (as set forth herein and incorporated by reference in the Guaranty Agreements) shall survive the payment in full of the principal of and interest on the Loans, the Swingline Loans and the LC Reimbursement Obligations.

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


     Section 11.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (x) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 11.02 or (y) any Lender has demanded compensation under Section 11.03 or 11.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 1105 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders under the same Facility). If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders under the same Facility.

     Section 11.06. Substitution of Lenders. (a) If any Lender (a "Selling Lender") (i) gives notice pursuant to Section 11.02 that it is unlawful or impossible for such Lender to make, maintain or fund its Euro-Dollar Loans or
(ii) demands compensation under Section 11.03 or 11.04, the Borrower shall have the right, with the assistance of the Documentation Agent and the Administrative Agent, to seek one or more banks or other institutions (collectively, the "Purchasing Lenders") willing to purchase the outstanding Loans of the Selling Lender, and if the Selling Lender is a Revolving Credit Lender, to purchase its participation in any outstanding LC Reimbursement Obligations and to assume its Revolving Credit Commitment and its participation in any outstanding Letters of Credit on the terms specified in this Section 11.06; provided that any such purchase and assumption by a Purchasing Lender that is not already a Lender shall be subject to the consent of the Administrative Agent and each LC Issuing Bank (which consents shall not be unreasonably withheld). The Selling Lender shall be obligated to sell its outstanding Loans and, if it is a Revolving Credit Lender, its participation in any outstanding LC Reimbursement Obligations to such Purchasing Lender or Lenders (which may include one or more of the Lenders) within 15 days after receiving notice from the Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of sale.

     (b) In connection with any such sale, and as a condition thereof, the Borrower shall pay to the Selling Lender all commitment fees and letter of credit fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Selling Lender at least two Domestic Business Days prior to such sale, (i) the amount of any compensation which would be due to the Selling

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

Lender under Section 2.17 if the Borrower had prepaid the outstanding Euro-Dollar Loans and CD Loans of the Selling Lender on the date of such sale and
(ii) any additional compensation accrued for its account under Section 11.03 to but excluding said date.

     (c) Upon any such sale, if the Selling Lender is not a Revolving Credit Lender, the Selling Lender, as assignor, such Purchasing Lender, as assignee, and the Administrative Agent shall enter into an appropriate assignment and assumption agreement and, upon payment of the purchase price to be paid pursuant thereto, (i) such Purchasing Lender shall become the holder of the Loans assigned to it pursuant thereto and (ii) if such Purchasing Lender is not already one of the Lenders, it shall become a Lender party to this Agreement.

     (d) Upon any such sale, if the Selling Lender is a Revolving Credit Lender, the Selling Lender, as assignor, each Purchasing Lender, as assignee, the Administrative Agent and each LC Issuing Bank shall enter into an appropriate assignment and assumption agreement and, upon payment of the purchase price to be paid pursuant thereto, (i) the Purchasing Lender or Lenders shall assume the Selling Lender's Revolving Credit Commitment and its participation in any outstanding Letters of Credit, and the Selling Lender shall be released from its obligations hereunder to a corresponding extent and either (ii) if such Purchasing Lender is already one of the Lenders, its Revolving Credit Commitment shall be increased by an amount equal to its ratable share of the Selling Lender's Revolving Credit Commitment and its participations in the outstanding Letters of Credit shall be increased by its ratable share of the Selling Lender's participations therein or (iii) if such Purchasing Lender is not already one of the Lenders, it shall become a Lender party to this Agreement, shall be deemed to be an Assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Commitment equal to its ratable share of the Selling Lender's Revolving Credit Commitment and with a participation in the outstanding Letters of Credit equal to its ratable share of the Selling Lender's participation in such Letters of Credit.

     (e) Upon the consummation of any sale pursuant to this Section 11.06, the Selling Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, each Purchasing Lender receives a new Note complying with the provisions of Section 2.04.


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                                  ARTICLE 12

                                 MISCELLANEOUS

     Section 12.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party under any Financing Document shall be in writing (including bank wire, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof (or, in the case of any Lender, in its Administrative Questionnaire) or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agents and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section 12.01 and confirmation of receipt is received, (ii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this
Section 12.01, provided that notices and requests to the Documentation Agent or the Administrative Agent under Article 2, 9 or 11 shall not be effective until received.

     Section 12.02. No Waiver. No failure or delay by the Lender Parties, or any of them, in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 12.03. Expenses; Indemnification. (a) The Borrower shall pay on demand (i) all reasonable out-of-pocket expenses of the Agents (including reasonable fees and disbursements of Davis Polk & Wardwell, special counsel for the Agents) in connection with the preparation and administration of the Financing Documents, any waiver, consent or amendment of any provision thereof, or any Default or alleged Default hereunder and (ii) if any Event of Default occurs, all out-of-pocket expenses incurred by any Lender Party, including fees and disbursements of counsel (including internal charges reasonably allocated to services performed by in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, including the negotiation of any restructuring or "workout" of the Borrower's obligations under the Financing Documents.

     (b) The Borrower shall indemnify each Lender Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and


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

against any and all liabilities, losses, damages, costs and expenses of any kind (including the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, and any Environmental Liabilities) which may be incurred by any Indemnitee relating to or arising out of any Financing Document or any actual or proposed use of the proceeds of the Loans or the Letters of Credit; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 12.04. Sharing of Set-offs. (a) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations (if any) held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Lenders shall be shared by the Lenders pro rata.

     (b) Nothing in this Section 12.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant Vencor Company other than its indebtedness in respect of the Loans and LC Reimbursement Obligations.

     (c) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 12.05. Amendments and Waivers. (a) Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section.


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

     (b) Except as set forth in the succeeding subsections of this Section, the Required Basic Lenders (or the Administrative Agent with their written consent) may from time to time (i) enter into written amendments, supplements or modifications of any Financing Document (which shall not be effective unless signed by each Vencor Company party thereto) for the purpose of adding any provisions to such Financing Document or changing in any manner the rights of the parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Basic Lenders (or the Administrative Agent with their written consent) may specify in such instrument, any of the requirements of any Financing Document or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided that

                         (1) without the written consent of the relevant LC
                    Issuing Bank, no Specified Change shall amend, supplement or otherwise modify any Letter of Credit or any provision of this Agreement governing the rights or obligations of such LC Issuing Bank ;

                         (2) without the written consent of the Swingline Bank,
                    no Specified Change shall amend, modify or waive any provision of Section 2.08 or any other provision of this Agreement governing the rights or obligations of the Swingline Bank;

                         (3) without the written consent of the then Agents, no
                    Specified Change shall amend, modify or waive any provision of Article 10 or any other provision of this Agreement governing the rights or obligations of the Agents;

                         (4) without the written consent of all the Basic
                    Lenders, no Specified Change shall reduce the percentage specified in the definition of "Required Basic Lenders";

                         (5) without the written consent of all the Revolving
                    Credit Lenders, no Specified Change shall reduce the percentage specified in the definition of "Required Revolving Credit Lenders"; and

                         (6) without the written consent of all the Bridge
                    Lenders, no Specified Change shall reduce the percentage specified in the definition of "Required Bridge Lenders" or


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

              change any provision of Section 211 requiring certain amounts to be applied to prepay the Bridge Loans.

     (c) Without the written consent of the Required Facility B Lenders, no Specified Change shall (i) waive any Default or Event of Default under Section
9.03 and its consequences or (ii) amend, supplement or otherwise modify any provision of Article 8, Section 9.03 or Exhibit P hereto.

     (d) Without the written consent of all the Facility B Lenders, no Specified Change shall reduce the percentage specified in the definition of "Required Facility B Lenders."

     (e) Without the written consent of the Required Lenders, no Specified Change shall (i) waive any of the conditions precedent set forth in Section 3.01 (except that the making of a Loan by any Lender on the Closing Date shall be deemed to constitute a waiver of such conditions precedent by such Lender), (ii) waive any Default or Event of Default under Section 9.01 and its consequences or
(iii) amend, supplement or otherwise modify any provision of Section 9.01.

     (f) Without the written consent of the Super-Majority Lenders, no Specified Change shall take any action which has the effect of releasing all or substantially all of the Collateral, releasing Vencor from its obligations under the Vencor Guaranty Agreement or releasing all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty Agreements, except in each case as expressly provided in this Agreement or any Collateral Document.

     (g) Without the written consent of all the Lenders, no Specified Change shall (i) consent to the assignment or transfer by either Vencor or the Borrower of any of its rights and obligations under the Financing Documents, (ii) reduce the percentage specified in the definition of "Required Lenders" or "Super-Majority Lenders" or (iii) increase the aggregate amount of the Credit Exposures under any Facility or include, as indebtedness under this Agreement, any indebtedness of the Vencor Companies other than the Borrower's indebtedness under the Facilities.

     (h) Without the written consent of each Lender directly affected thereby, no Specified Change shall reduce the amount or extend the scheduled date of maturity of any Loan or reduce the amount or extend the scheduled date for payment of any installment amount required to be paid pursuant to Section 2.12, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment or amend, modify or waive any provision of this subsection.


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

     (i) Without the written consent of each Lender directly affected thereby, no Specified Change shall change the manner in which prepayments of Term Loans pursuant to Section 2.13 are allocated between Facility A and Facility B or change any provision hereof requiring payments to be allocated on a pro rata basis among the Lenders participating in any Facility.

     (j) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Agents, all future holders of the Loans, the Borrower, Vencor and the Subsidiary Guarantors.

     (k) Without the written consent of a Designated Lender or its Designating Lender, no Specified Change shall subject such Designated Lender to any additional obligation or affects its rights hereunder (unless the rights of all Bridge Lenders, Revolving Credit Lenders, Facility A Lenders or Facility B Lenders, as the case may be, hereunder are similarly affected).

     Section 12.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders, the LC Issuing Banks and the Swingline Bank. Any attempted assignment or transfer in contravention of the foregoing shall be null and void.

     (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Loans and/or, in the case of a Revolving Credit Lender, its Revolving Credit Commitment or its LC Exposure. If any Lender grants a participating interest to a Participant, whether or not upon notice to the Vencor Companies and the Agents, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Vencor Companies or any other party under the Financing Documents, including the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that
(A) such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 12.05(h) without the consent of the Participant and (B) such Lender will agree to vote the Participant's participating interest with respect to any matter requiring a vote of the Super-Majority Lenders under the Security Agreement as the Participant may direct. The Borrower and

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

Vencor each agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.07(l) and Article
11 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 12.06(c) or (d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Lender may at any time on or after the Closing Date assign to one or more banks or other institutions (each an "Assignee") all, or a ratable portion of all, of its rights and obligations under any one or more of the Facilities, and such Assignee shall assume such rights and obligations, with (and subject to) the consent of the Borrower and the Administrative Agent and, in the case of the Revolving Credit Facility, each LC Issuing Bank and the Swingline Bank; provided that:

     (i) any assignment of only a ratable portion of the transferor Lender's rights and obligations under any Facility shall be equivalent, in the case of each Assignee, to an initial Commitment of not less than $5,000,000;

     (ii) none of the foregoing consents shall be unreasonably withheld or delayed;

     (iii) no such consent shall be required if (x) the Assignee is an affiliate or Related Fund of such transferor Lender, (y) the Assignee is already a Lender immediately prior to such assignment or (z) an Event of Default shall have occurred and be continuing when such assignment is made; provided that in each of the foregoing cases (A) written notice of such assignment shall be given to the Administrative Agent, the Documentation Agent and the Borrower and (B) the consent of the LC Issuing Banks and the Swingline Bank shall be required for any assignment of a Revolving Credit Commitment or a participation in outstanding Letters of Credit to an Assignee that is not an Eligible Revolving Credit Lender;

     (iv) such assignment may be made to an Assignee that is already a Lender, or made by a Lender to one of its Related Funds, without regard to the foregoing minimum assignment amount;

     (v) the parties to each such assignment shall execute and deliver to the Administrative Agent an appropriate instrument of assignment for its acceptance and recording in the Register; and

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

         (vi) the Assignee under each such assignment (unless it is already a Lender) shall deliver to the Administrative Agent a completed Administrative Questionnaire.

When (A) such an instrument of assignment (together with an Administrative Questionnaire, if required) has been delivered to the Administrative Agent, (B) such assignment has been recorded in the Register, and (C) such Assignee has paid to such transferor Lender an amount equal to the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with outstanding Loans and/or a Revolving Credit Commitment (as the case may be) as set forth in such instrument of assignment, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), (x) the Administrative Agent shall notify the Documentation Agent thereof and (y) the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note complying with the provisions of Section 2.04 is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is organized under the laws of a jurisdiction outside the United States, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 11.04.

     (d) Any Lender may at any time assign all or any portion of its Loans or its Note as security to a Federal Reserve Bank. Any Facility B Lender may pledge any of its Facility B Loans or its Note to any trustee with respect to a pool of collateralized loan obligations which includes such Facility B Loans; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments and shall be void unless it complies with such provisions. No such assignment or pledge shall release the transferor Lender from its obligations hereunder.

     (e) The Administrative Agent (acting, for this purpose only, as agent for the Borrower) shall maintain at its address at which notices are to be given to it pursuant to Section 12.01 a copy of each instrument of assignment delivered to it pursuant to subsection (c) of this Section and a register for the recordation of the names and addresses of the Lenders, their respective Commitments and the principal amounts of their respective Loans outstanding from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error; and the Borrower, the Guarantors, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the

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

Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

     (f) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.07(l), 11.03 or 11.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 11.02, 11.03 or 11.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 12.07. Designated Lenders. (a) Subject to the provisions of this subsection, any Lender may from time to time elect to designate an Eligible Lending Designee to provide all or a portion of the Loans to be made by such Lender pursuant to this Agreement; provided that such designation shall not be effective unless the Borrower and the Administrative Agent consent thereto. When a Lender and its Eligible Lending Designee shall have signed an agreement substantially in the form of Exhibit O hereto (a "Designation Agreement") and the Borrower and the Administrative Agent shall have signed their respective consents thereto, such Eligible Lending Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Lender pursuant to this Agreement and the making of such Loans or portions thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loans or portion thereof were made by the Designating Lender. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Lender making such Loans or portion thereof otherwise would have had under the Financing Documents; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Lender and (y) its Designating Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence Loans or portions thereof made by a Designated Lender; and the Designating Lender shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may with notice to, but without the prior written consent of the Borrower

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

or the Administrative Agent, assign all or portions of its interest in any Loans to its Designating Lender or to any financial institutions consented to by the Borrower and the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by such Designated Lender and disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

     (b) Each party to this Agreement agrees that it will not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Lender for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection (b) shall survive the termination of this Agreement.

     Section 12.08. Margin Stock. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 12.09. Failure of Revolving Credit Lender to Satisfy Minimum Rating Condition. If at any time any Revolving Credit Lender fails to satisfy the Minimum Rating Condition, such Revolving Credit Lender (a "Non-Complying Lender") shall (i) promptly notify the Borrower, the Documentation Agent, the Administrative Agent and the LC Issuing Banks thereof and (ii) assist the Borrower in seeking one or more Eligible Revolving Credit Lenders to purchase its outstanding Loans and its participation in any outstanding LC Reimbursement Obligations and to assume its Revolving Credit Commitment and its participation in any outstanding Letters of Credit. If such a sale and assumption has not been effected within 60 days after such Non-Complying Lender first fails to satisfy the Minimum Rating Condition, then, for so long as such failure continues, such Non-Complying Lender shall cause Eligible Collateral to be pledged, or letters of credit to be issued by one or more Eligible Revolving Credit Lenders, in favor of each of the LC Issuing Banks, in each case in an amount at least equal from time to time to such Non-Complying Lender's Commitment Percentage of the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit issued by such LC Issuing Bank and otherwise on terms satisfactory to such LC Issuing Bank.

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

     For purposes of this Section 12.09:

          (i) the "Minimum Rating Condition" is satisfied by a Revolving Credit Lender at any time if (A) the issuer rating of such Revolving Credit Lender or its Parent is then at least "C" by Thompson BankWatch, Inc. (or its successors) (or, in the case of any Revolving Credit Lender organized under the laws of any jurisdiction outside the United States, the individual rating of such Revolving Credit Lender or its Parent is then at least "C" by IBCA Limited (or its successors)), (B) the scoring of such Revolving Credit Lender or its Parent is then at least "2" by Thompson BankWatch, Inc. (or its successors) or (C) long-term unsecured public debt of such Revolving Credit Lender or its Parent is then rated at least "BBB-" by S&P and at least "Baa3" by Moody's;

          (ii) "Eligible Revolving Credit Lender" means any bank or other financial institution whose (or whose Parent's) long-term unsecured public debt is rated at least "BBB+" by S&P and at least "Baa1" by Moody's; and

          (iii) "Eligible Collateral" means (A) cash, (B) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, and (C) debt securities of an issuer incorporated under the laws of the United States or any state thereof which are rated at least "A" by S&P or "A1" by Moody's, in each case (except in the case of cash) maturing not more than one year after such obligation or security is pledged pursuant to this Section 12.09.

     Section 12.10. Governing Law; Submission to Jurisdiction. This Agreement, each Note and the Swingline Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower and Vencor each hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to any of the Financing Documents or the transactions contemplated thereby. The Borrower and Vencor each irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 12.11. Counterparts; Integration. This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement (together with the other Financing

Documents) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 12.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.12.

     Section 12.13. Confidentiality. Each Lender Party agrees to keep the information contained in the Information Memorandum and any other non-public information delivered or made available by Old Vencor or any Vencor Company to it confidential and to use such information only for the purpose of evaluating, approving, structuring and administering the Loans, Swingline Loans and Letters of Credit; provided that nothing herein shall prevent any Lender Party from disclosing such information (i) to Persons employed or retained by such Lender Party who are engaged or expected to be engaged in evaluating, approving, structuring or administering the Loans, Swingline Loans and Letters of Credit,
(ii) to any other Person if reasonably incidental to the administration of the Loans, Swingline Loans or Letters of Credit, (iii) to any other Lender Party,
(iv) pursuant to any subpoena or express direction of any court or other authorized government agency or as otherwise required by law, (v) upon the request or demand of any bank regulatory agency, bank examiner or comparable authority, (vi) which has theretofore been publicly disclosed or is otherwise available to such Lender Party on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with Old Vencor or any Vencor Company, (vii) in connection with any litigation to which any Lender Party or its subsidiaries or Parent may be a party, (viii) to the extent necessary in connection with the exercise of any remedy hereunder, (ix) to such Lender Party's affiliates, legal counsel and independent auditors, (x) to any actual or proposed Participant or Assignee that has signed a written agreement containing provisions substantially similar to this Section 12.13 or (xi) any other Person approved by the Borrower in writing. Any Lender Party that discloses confidential information to other Persons as contemplated by clause
(i), (ii) or (ix) of the foregoing proviso shall inform such other Persons of the confidential nature of such information and shall instruct them to keep such information confidential (except for disclosures permitted by the foregoing proviso). Before any Lender Party discloses confidential information pursuant to clause (iv) or (vii) of the foregoing proviso, such Lender Party shall, to the extent permitted by law, use its best efforts to advise Vencor of such proposed disclosure so that Vencor may, in its discretion, seek an appropriate protective order. If and to the extent requested to do so by the Borrower, the Administrative Agent may deliver copies of information supplied to it pursuant to Section 5.01 to any Person referred to in clause (x) or (xi) of the foregoing proviso.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                      VENCOR HEALTHCARE, INC.
                      (to be renamed Vencor, Inc.)


                      By: /s/ W. Earl Reed III
                         ------------------------------------------
                          Title: Chief Financial Officer

                      Address:       Vencor, Inc.
                                     3300 Aegon Center
                                     Louisville, KY 40202
                      Attention:     General Counsel
                      Facsimile:     502-596-4075

                      with a copy to:
                      Address:       Vencor, Inc.
                                     3300 Aegon Center
                                     400 West Market Street.
                                     Louisville, KY 40202
                      Attention:     Director of Finance
                      Facsimile:     502-596-4170


                      VENCOR OPERATING, INC


                      By: /s/ W. Earl Reed III
                         ------------------------------------------
                          Title: Chief Financial Officer

                      Address:       Vencor Operating, Inc.
                                     3300 Aegon Center
                                     Louisville, KY 40202
                      Attention:     General Counsel
                      Facsimile:     502-596-4075
                      with a copy to:
                      Address:       Vencor Operating, Inc.
                                     3300 Aegon Center
                                     400 West Market Street.
                                     Louisville, KY 40202
                      Attention:     Director of Finance
                      Facsimile:     502-596-4170

                                    AGENTS:
                                    ------

                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK, as
                                    Documentation Agent and a Lender


                                    By: /s/ Diana H. Imhof
                                       --------------------------------
                                       Title: Vice President

                                    Address:    60 Wall Street
                                                New York, NY 10260
                                    Attention:  Diana H. Imhof
                                    Facsimile:  (212) 648-5018


                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK, as
                                    Collateral Agent


                                    By: /s/ Diana H. Imhof
                                       --------------------------------
                                       Title: Vice President

                                    Address:    500 Stanton Christiana Road
                                                Newark, Delaware 19713
                                    Attention:  Asset Finance Group
                                    Facsimile:  (302) 634-5490

                                  NATIONSBANK, N.A., as Administrative
                                  Agent, Swingline Bank and a Lender


                                  By: /s/ Ashley M. Crabtree
                                     -------------------------------------
                                     Title: Senior Vice President

                                  For Wire Transfers:
                                  ------------------
                                   ABA #053000196
                                   Attention: Corporate Credit Services
                                   Account No. 136621-22506
                                   Reference: Vencor

                                  Notices Relating to Operations:
                                  -------------------------------
                                   101 North Tryon Street
                                   NC1-001-15-04
                                   Charlotte, NC 20255
                                   Attention: Corporate Credit Services
                                   Tel: 704-388-3916
                                   Fax: 704-386-9923

                                  All Other Communications:
                                  -------------------------
                                   1 NationsBank Plaza, 7th Floor
                                   Nashville, TN 37239-1697
                                   Attention: Ashley Crabtree
                                   Tel: 615-749-3524
                                   Fax: 615-749-4640

                            SENIOR MANAGING AGENTS:
                            ----------------------

                                BANQUE PARIBAS


                                By: /s/ Russell Pomerantz
                                   -------------------------------------
                                   Title: Vice President


                                By: /s/ David R. Laffey
                                   -------------------------------------
                                   Title: Director


                                THE BANK OF NOVA SCOTIA


                                By: /s/ W. J. Brown
                                   -------------------------------------
                                   Title: Vice President


                                CREDIT LYONNAIS NEW YORK BRANCH


                                By: /s/ Farboud Tavangar
                                   -------------------------------------
                                   Title: First Vice President


                                CREDIT SUISSE FIRST BOSTON


                                By: /s/ Robert N. Finney
                                   -------------------------------------
                                   Title: Managing Director


                                By: /s/ Thomas G. Muoio
                                   -------------------------------------
                                   Title: Vice President

                                FLEET NATIONAL BANK


                                By: /s/ Ginger Stolzenthaler
                                   -------------------------------------
                                   Title: Senior Vice President


                                THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                NEW YORK BRANCH


                                By: /s/ J. Kenneth Biegen
                                   -------------------------------------
                                   Title: Senior Vice President


                                PNC BANK, NATIONAL ASSOCIATION


                                By: /s/ Benjamin A. Willingham
                                   -------------------------------------
                                   Title: Vice President


                                SOCIETE GENERALE


                                By: /s/ J. Staley Stewart
                                   -------------------------------------
                                   Title: Vice President


                                TORONTO-DOMINION (TEXAS), INC.


                                By: /s/ Debbie Greene
                                   -------------------------------------
                                   Title: Vice President


                                WACHOVIA BANK, N.A.


                                By: /s/ John B. Tibe
                                   -------------------------------------
                                   Title: Assistant Vice President

                    MANAGING AGENTS:
                    ---------------

                    ABN AMRO BANK N.V.


                    By: /s/ Louis K. McLinden, Jr.
                       ----------------------------------------
                        Title: Vice President


                    By: /s/ Carrie A. Pence
                       ----------------------------------------
                        Title: Vice President


                    BANK ONE, KENTUCKY, NA


                    By: /s/ Dennis P. Heishman
                       ----------------------------------------
                        Title: Senior Vice President


                    COMERICA BANK


                    By: /s/ Colleen M. Murphy
                       ----------------------------------------
                        Title: Assistant Vice President


                    DEUTSCHE BANK AG, NEW YORK BRANCH
                    AND/OR CAYMAN ISLANDS BRANCH


                    By: /s/ Susan L. Pearson
                       ----------------------------------------
                        Title: Director


                    By: /s/ Robert Wood
                       ----------------------------------------
                        Title: Director

                    NATIONAL CITY BANK OF KENTUCKY


                    By: /s/ Deroy Scott
                       ----------------------------------------
                        Title: Vice President

               CO-AGENTS
               ---------

                    BANK OF AMERICA NT & SA


                    By: /s/ J. Gregory Seibly
                       ----------------------------------------
                        Title: Vice President


                    THE BANK OF NEW YORK


                    By: /s/ Edward J. Dougherty III
                       ----------------------------------------
                        Title: Vice President
                               U.S. Commercial Banking


                    THE FIRST NATIONAL BANK OF CHICAGO


                    By: /s/ Cindy A. Herzog
                       ----------------------------------------
                        Title: Authorized Agent


                    U.S. BANK


                    By: /s/ Arnold J. Conrad
                       ----------------------------------------
                        Title: Vice President


                    UNION BANK OF CALIFORNIA


                    By: /s/ Virginia Hart
                       ----------------------------------------
                        Title: Vice President

                    OTHER LENDERS:
                    -------------

                    CREDITANSTALT CORPORATE FINANCE, INC.


                    By: /s/ John G. Taylor
                       ----------------------------------------
                        Title: Senior Associate

                    By: /s/ Robert M. Biringer
                       ----------------------------------------
                        Title: Executive Vice President


                    STAR BANK, N.A.


                    By: /s/ Toby B. Rau
                       ----------------------------------------
                        Title: Assistant Vice President


                    AMSOUTH BANK


                    By: /s/ Keith S. Law
                       ----------------------------------------
                        Title: Vice President


                    FIRST AMERICAN NATIONAL BANK


                    By: /s/ Kent D. Wood
                       ----------------------------------------
                        Title: Vice President

                    FIRST UNION NATIONAL BANK


                    By: /s/ Joseph H. Towell
                       ----------------------------------------
                       Title: Senior Vice President


                    THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED


                    By: /s/ Hiroshi Kitada
                       ----------------------------------------
                       Title: Deputy General Manager


                    BANK OF LOUISVILLE


                    By: /s/ Roy L. Johnson, Jr.
                       ----------------------------------------
                       Title: Senior Vice President


                    FIFTH THIRD BANK


                    By: /s/ Judy R. Semaria
                       ----------------------------------------
                       Title: Assistant Vice President


                    MICHIGAN NATIONAL BANK


                    By: /s/ Draga Palincas
                       ----------------------------------------
                       Title: Commercial Relationship Manager

                    THE BANK OF NEW YORK,
                    as Trustee on behalf of NATS Loan Trust 15 and not in its individual capacity


                    By: /s/ Betty A. Cocozza
                       ----------------------------------------
                        Title: Assistant Vice President


                    BANK OF MONTREAL


                    By: /s/ Eric Scoffield
                       ----------------------------------------
                        Title: Director


                    KZH-ING-2 CORPORATION


                    By: /s/ Virginia Conway
                       ----------------------------------------
                        Title: Authorized Agent


                    OCTAGON LOAN TRUST
                    By: Octagon Credit Investors as Manager


                    By: /s/ James P. Ferguson
                       ----------------------------------------
                        Title: Managing Director


                    UNION CENTRAL INSURANCE & INVESTMENTS


                    By: /s/ Gary Rodmaker
                       ----------------------------------------
                        Title: Second Vice President

                    KZH-CNC CORPORATION


                    By: /s/ Virginia Conway
                       ----------------------------------------
                        Title: Authorized Agent


                    ORIX USA CORPORATION


                    By: /s/ Hiroyuki Miyauchi
                       ----------------------------------------
                        Title: Executive Vice President

                    FRANKLIN FLOATING RATE TRUST


                    By: /s/ Chauncey Lufkin
                       ----------------------------------------
                        Title: Vice President

COMMITMENT SCHEDULE

====================================================================================================================================

                         Lender                              Bridge        Revolving       Facility A    Facility B        Total
                                                           Commitment        Credit        Commitment    Commitment
                                                                           Commitment
====================================================================================================================================

Morgan Guaranty Trust Company of New York                 $ 24,750,000      $ 37,125,000  $ 30,937,500  $  8,333,334  $  101,145,834

------------------------------------------------------------------------------------------------------------------------------------

NationsBank, N.A.                                         $ 15,000,000      $ 22,500,000  $ 18,750,000  $184,375,000  $  240,625,000

------------------------------------------------------------------------------------------------------------------------------------

Banque Paribas                                            $  8,125,000      $ 12,187,500  $ 10,156,250  $  4,166,667  $   34,635,417

------------------------------------------------------------------------------------------------------------------------------------

The Bank of Nova Scotia                                   $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

Credit Lyonnais New York Branch                           $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

Credit Suisse First Boston                                $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

Fleet National Bank                                       $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

The Industrial Bank of Japan, Limited, New York Branch    $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

PNC Bank, National Association                            $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

Societe Generale                                          $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

The Toronto-Dominion Bank                                 $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

Wachovia Bank, N.A.                                       $  8,125,000      $ 12,187,500  $ 10,156,250                $   30,468,750

------------------------------------------------------------------------------------------------------------------------------------

ABN Amro Bank N.V.                                        $  6,250,000      $  9,375,000  $  7,812,500                $   23,437,500

------------------------------------------------------------------------------------------------------------------------------------

Bank One, Kentucky, NA                                    $  6,250,000      $  9,375,000  $  7,812,500                $   23,437,500

------------------------------------------------------------------------------------------------------------------------------------

Comerica Bank                                             $  6,250,000      $  9,375,000  $  7,812,500                $   23,437,500

------------------------------------------------------------------------------------------------------------------------------------

Deutsche Bank AG, New York Branch and/or Cayman Islands   $  6,250,000      $  9,375,000  $  7,812,500                $   23,437,500

 Branch
------------------------------------------------------------------------------------------------------------------------------------



====================================================================================================================================

                         Lender                              Bridge        Revolving       Facility A    Facility B        Total
                                                           Commitment        Credit        Commitment    Commitment
                                                                           Commitment
====================================================================================================================================

National City Bank of Kentucky                            $  6,250,000      $  9,375,000  $  7,812,500                $   23,437,500

------------------------------------------------------------------------------------------------------------------------------------

Bank of America NT & SA                                   $  5,000,000      $  7,500,000  $  6,250,000                $   18,750,000

------------------------------------------------------------------------------------------------------------------------------------

The Bank of New York                                      $  5,000,000      $  7,500,000  $  6,250,000                $   18,750,000

------------------------------------------------------------------------------------------------------------------------------------

The First National Bank of Chicago                        $  5,000,000      $  7,500,000  $  6,250,000                $   18,750,000

------------------------------------------------------------------------------------------------------------------------------------

U.S. Bank                                                 $  5,000,000      $  7,500,000  $  6,250,000                $   18,750,000

------------------------------------------------------------------------------------------------------------------------------------

Union Bank of California                                  $  5,000,000      $  7,500,000  $  6,250,000                $   18,750,000

------------------------------------------------------------------------------------------------------------------------------------

Creditanstalt Corporate Finance, Inc.                     $  3,750,000      $  5,625,000  $  4,687,500                $   14,062,000

------------------------------------------------------------------------------------------------------------------------------------

Star Bank, N.A.                                           $  3,750,000      $  5,625,000  $  4,687,500                $   14,062,000

------------------------------------------------------------------------------------------------------------------------------------

Amsouth Bank                                              $  2,500,000      $  3,750,000  $  3,125,000                $    9,375,000

------------------------------------------------------------------------------------------------------------------------------------

First American National Bank                              $  2,500,000      $  3,750,000  $  3,125,000                $    9,375,000

------------------------------------------------------------------------------------------------------------------------------------

First Union National Bank                                 $  2,500,000      $  3,750,000  $  3,125,000                $    9,375,000

------------------------------------------------------------------------------------------------------------------------------------

The Long-Term Credit Bank of Japan, Limited               $  2,500,000      $  3,750,000  $  3,125,000                $    9,375,000

------------------------------------------------------------------------------------------------------------------------------------

Bank of Louisville                                        $  2,125,000      $  3,187,500  $  2,656,250                $    7,968,750

------------------------------------------------------------------------------------------------------------------------------------

Fifth Third Bank                                          $  1,875,000      $  2,812,500  $  2,343,750                $    7,031,250

------------------------------------------------------------------------------------------------------------------------------------

Michigan National Bank                                    $  1,250,000      $  1,875,000  $  1,562,500                $    4,687,500

------------------------------------------------------------------------------------------------------------------------------------

The Bank of New York, as Trustee on behalf of NATS Loan                                                 $ 12,500,000  $   12,500,000

 Trust and not in its individual capacity
------------------------------------------------------------------------------------------------------------------------------------

Bank of Montreal                                                                                        $  8,333,333  $    8,333,333

------------------------------------------------------------------------------------------------------------------------------------

KZH-ING-2 Corporation                                                                                   $  8,333,333  $    8,333,333

------------------------------------------------------------------------------------------------------------------------------------

Octagon Loan Trust                                                                                      $  8,333,333  $    8,333,333

------------------------------------------------------------------------------------------------------------------------------------



====================================================================================================================================

                         Lender                              Bridge        Revolving       Facility A    Facility B        Total
                                                           Commitment        Credit        Commitment    Commitment
                                                                           Commitment
====================================================================================================================================

Union Central Insurance & Investments                                                                   $  7,291,667  $    7,291,667

------------------------------------------------------------------------------------------------------------------------------------

KZH-CNC Corporation                                                                                     $  4,166,667  $    4,166,667

------------------------------------------------------------------------------------------------------------------------------------

Franklin Floating Rate Trust                                                                            $  2,083,333  $    2,083,333

------------------------------------------------------------------------------------------------------------------------------------

ORIX USA Corporation                                                                                    $  2,083,333  $    2,083,333

====================================================================================================================================

TOTAL                                                     $200,000,000      $300,000,000  $250,000,000  $250,000,000  $1,000,000,000

====================================================================================================================================


                               PRICING SCHEDULE


     Each of "Basic Euro-Dollar Margin", "Facility B Euro-Dollar Margin", "CD Margin", "Basic Base Rate Margin", "Facility B Base Rate Margin", "Commitment Fee Rate" and "LC Fee Rate" means:

     (i) for any day before November 15, 1998, the rate set forth below in the row opposite such term and in the column headed "Level VIII"; and

     (ii) for any day on or after November 15, 1998, the rate set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies on such day:


-----------------------------------------------------------------------------------
Pricing Level       Level   Level   Level    Level   Level   Level   Level   Level
                      I       II     III      IV       V       VI     VII    VIII
-----------------------------------------------------------------------------------
Basic Euro-
 Dollar Margin       0.75%   1.00%   1.25%    1.50%   1.75%   2.00%   2.25%   2.50%
-----------------------------------------------------------------------------------
Facility B Euro-
 Dollar Margin       2.25%   2.25%   2.25%    2.50%   2.50%   2.75%   3.00%   3.00%
-----------------------------------------------------------------------------------
CD Margin           0.875%  1.125%  1.375%   1.625%  1.875%  2.125%  2.375%  2.625%
-----------------------------------------------------------------------------------
Basic Base
 Rate Margin         0.00%   0.00%   0.25%    0.50%   0.75%   1.00%   1.25%   1.50%
-----------------------------------------------------------------------------------
Facility B Base
 Rate Margin         1.25%   1.25%   1.25%    1.50%   1.50%   1.75%   2.00%   2.00%
-----------------------------------------------------------------------------------
Commitment
 Fee Rate            0.25%   0.25%   0.30%  0.3125%  0.375%   0.50%   0.50%   0.50%
-----------------------------------------------------------------------------------
LC Fee Rate          0.75%   1.00%   1.25%    1.50%   1.75%   2.00%   2.25%   2.50%
===================================================================================

     Terms defined in the Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. For purposes of this Pricing Schedule, the following additional terms, as used herein, have the following respective meanings:

     "Level I Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was less than or equal to 3.0 to 1.

     "Level II Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.0 to 1 and not greater than 3.5 to 1.

     "Level III Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.5 to 1 and not greater than 4.0 to 1.

     "Level IV Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 4.0 to 1 and not greater than 4.5 to 1.

     "Level V Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 4.5 to 1 and not greater than 5.0 to 1.

     "Level VI Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 5.0 to 1 and not greater than 5.5 to 1.

     "Level VII Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 5.5 to 1 and not greater than 6.0 to 1.

     "Level VIII Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 6.0 to 1.

     "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of (x) Adjusted Consolidated Debt for Borrowed Money at the end of such Fiscal Quarter to (y) Consolidated EBITDAR for the period of four consecutive Fiscal Quarters then ended; provided that, at the end of any Fiscal Quarter ending before June 30, 1999 Consolidated EBITDAR shall be determined on an Annualized Basis.

     "Preceding Fiscal Quarter" means, with respect to any Rate Period, the most recent Fiscal Quarter ended before such Rate Period begins.

     "Pricing Level" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing, Level VI Pricing, Level VII Pricing or Level VIII Pricing applies on any day. Pricing Levels are referred to in ascending order (e.g., Level III Pricing is a higher Pricing Level than Level II Pricing).

     "Rate Period" means any period from and including the 46th day of a Fiscal Quarter to and including the 45th day of the immediately succeeding Fiscal Quarter; provided that the first Rate Period shall begin on and include November 15, 1998.

                           CROSS-REFERENCE TARGET LIST
                           ===========================

     NOTE: Due to the number of targets some target names may not appear in the target pull-down list. (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)


ARTICLE/SECTION                                  TARGET NAME    ARTICLE/SECTION                                  TARGET NAME
===============                                  ===========    ===============                                  ===========
1............................................definitions.art    3.............................................conditions.art
1.01.........................................definitions.sec    3.01.................................................closing
1.02.............................................acctg.terms    3.01(b).......................................exec.bor.notes
1.03........................................types.of.brrwngs    3.01(c)..................................exec.swingline.note
1.04...............................................other.def    3.02.............................................cred.events

2.............................................facilities.art    4...............................................rep.warr.art
2.01...............................................comm.lend    4.01.........................................corp.ex.pow.rep
2.01(a)....................................acquisition.loans    4.02.......................................corp.gov.auth.rep
2.01(b)................................general.purpose.loans    4.03..........................................bind.eff.liens
2.01(c)........................................c.fac.a.loans    4.04.......................................liens.collat.docs
2.01(d)........................................d.fac.b.loans    4.05.................................................fin.inf
2.02.............................................method.borr    4.05(a).......................................cons.bal.sheet
2.02(a)........................................method.borrow    4.05(b)...................................unaud.pf.consol.bs
2.03(a).................................ad.agent.inform.bank    4.05(c).......................................resp.date.info
2.03(b).................................make.avail.rat.share    4.06...................................................litig
2.04...................................................notes    4.07.............................................compl.erisa
2.04(b)........................................separate.note    4.08..............................................taxes.repr
2.05...............................................int.rates    4.09.........................................compl.laws.repr
2.05(a)..................................int.on.base.rate.ln    4.10..............................................inv.co.act
2.05(b).......................................int.on.cd.note    4.11................................................env.matt
2.05(c)....................................int.on.euro$.loan    4.11(b).............................................env.liab
2.05(d).................................ovrd.prin.on.eur$.ln    4.12...............................................merge.agt
2.06...........................................meth.elec.int    4.13............................................eff.merg.out
2.06(a).....................................rate.of.interest    4.14..............................................full.discl
2.06(c).........................notice.of.interest.rate.elec    4.15.........................................material.subsid
2.07...........................................letter.credit    4.17.......................................timing.cert.reorg
2.07(a)...................................exist.ltrs.of.crdt
2.07(b)..........................................iss.add.loc    5................................................affirm.cove
2.07(c)..........................................expir.dates    5.01...................................................infor
2.07(d)......................................prop.iss.notice    5.01(a).....................................venc.con.bal.sht
2.07(e)..........................................cond.to.iss    5.01(b).....................................fisc.qtr.bal.sht
2.07(f).....................................inf.exp.date.ext    5.01(c)........................................fin.ofr.ctfct
2.07(h).................................................fees    5.01(e).......................................prcng.lvl.cert
2.07(i).............................................drawings    5.01(f).........................................cert.default
2.07(j).........................................reimb.by.bwr    5.01(g)....................................fail.cont.certif.
2.07(k)(i).....................................fail.to.reimb    5.02..............................................maint.prop
2.07(l)......................................lc.inc.cost.red    5.03...................................................insur
2.07(o).....................................indem.by.ech.bwr    5.04....................................compl.laws.covenants
2.08..........................................swingline.loan    5.05.........................................maint.ex.rights
2.08(a).....................................swingline.commit    5.06...........................................use.proc.ltrs
2.08(b)..............................notice.of.swngln.brrwng    5.07(a)(ii)...............................upon.inclus.health
2.08(d).......................................swingline.note    5.08...........................................desig.mat.sub
2.08(e).............................................interest    5.08(b)......................................term.sub.status
2.08(g)................................mand.prepay.swingloan    ?..........................................guar.fut.material
2.08(h)...............................maturity.of swingloans    5.11........................................hedge.facilities
2.08(i)................................refnd.unpd.swngln.lns
2.09............................................facility.fee    ?....................................cas.events.all.proceeds
2.10.......................................repay.prepay.loan    6.01...............................................lev.ratio
2.11.....................................mand.prepay.br.loan    6.02.................................................sr.debt
2.12....................................sch.amort.term.loans    ?............................................fixed.cov.ratio
2.12(a)...........................................sch.amor.a    6.04..........................................min.consol.net
2.12(b)...........................................sch.amor.b    6..................................................fin.coven
2.12(c)........................................eff.unsch.Pre
2.12(d)....................................each.pre.interest    7...............................................neg.cove.app
2.13.......................................un.man.prpy.loans    7.01.........................................lim.debt.vencor
2.13(a)..........................................asset.sales    7.02...........................................debt.lim.brwr
2.13(e)...................................ex.casual.proceeds    ?..........................................debt.&.guarantees
2.13(g).......................................allo.of.prepay    7.02(f)........................................debt.incurred
2.13(i)........................................notice.prepay    7.02(h)......................................debt.assum.borr
2.13(j).................................fac.b.lndr.not.accpt    ?............................................debt.owed.louis
2.13(h).......................................interst.prepay    7.02(i)....................................post-closing.debt
2.14..............................................opt.prepay    7.03............................................lim.debt.sub
2.14(a)...............................prepay.base.rate.loans    ?................................................debt.&.guar
2.15............................................term.red.com    7.03(c).....................................cont.exist.oblig
2.16............................................gen.prov.pay    7.03(e).......................................debt.of.person
2.17...............................................fund.loss    7.03(g)......................................ass.constr.debt
2.18..........................................compu.int.fees    7.04..............................................neg.pledge
2.18(b)..............................notice.of.interest.rate    7.04(e)..................................lien.on.ass.sec.dbt
2.19..............................................reg.d.comp    7.05..........................................con.merg.asset


ARTICLE/SECTION                                  TARGET NAME    ARTICLE/SECTION                                  TARGET NAME
===============                                  ===========    ===============                                  ===========
7.05(c).......................................venc.comp.disp    12.07(a)...................................eligible.designee
7.06.............................................lim.inv.min    12.07(b)...........................................each.part
7.06(b).........................................aft.clsg.brw    12.08.............................................marg.stock
7.07..........................................lim.cap.expend    12.09..............................................fail.bank
7.08...............................................trans.aff    12.10........................................gov.law.sub.jur
7.09.............................................lim.res.sub    12.11..........................................count.int.eff
7.09(d)..................................agt.binding.on.sbsd    12.12.........................................waiv.jur.trial
7.10...............................................restr.pay    12.13.................................................confid
7.11..............................................no.mod.doc
7.12........................................no.change.fiscal
7.13.........................................limit.designate
?.............................................restr.merg.sub
7.14............................................perm.hy.debt
7.14(a)............................permit.high.yield.so.long
7.14(b)........................................permit.vencor
7.14(c)..........................................permit.writ

8..............................................covenants.art

9...............................................defaults.art
9.01..............................................bnk.ev.def
9.02........................................other.ev.def.brd
9.02(c)...................................venc.borr.fail.obs
9.02(k)......................................one.more.enforc
9.02(l).....................................pers.grp.acq.own
9.03......................................other.ev.def.fac.b
9.03(c)....................................venc.brw.fail.obs
9.03(d)...................................venc.borrower.fail
9.04.................................................not.def
9.05......................................enforcement.notice
9.06................................................cash.cov

10................................................agents.art
10.01..............................................appt.auth
10.02.............................................agents.aff
10.03..........................................action.agents
10.04.............................................consul.exp
10.05............................................liab.agents
10.06..................................................indem
10.07.............................................credit.dec
10.08............................................agents.fees
10.09............................................succ.agents
10.10.............................................coll.agent

11...........................................changes.cir.art
11.01..........................................basis.def.int
11.01(a).......................................adm.agent.adv
11.02..................................................illeg
11.03...........................................inc.cost.red
11.03(c)...............................des.diff.app.lndg.off
11.04..........................................taxes.changes
11.04(a)......................................clear.of.taxes
11.04(d).......................................irs.form.1001
11.05........................................base.rate.loans
11.06..............................................sub.banks

12..................................................misc.art
12.01................................................notices
12.02..............................................no.waiver
12.03..............................................exp.indem
12.03(b)....................................indemnitee.hrmls
12.04..........................................shar.set.offs
12.05.............................................amend.waiv
12.05(h)...................................without.writ.cons
12.06...........................................succ.assigns
12.06(b)......................................part.interests
12.06(c).....................................ratable.portion
12.06(d).......................................fed.rsrv.bank
12.06(e).............................assig.instr.notic.regis
12.07......................................designated.lender



ARTICLE/SECTION                                   TARGET NAME    ARTICLE/SECTION                                   TARGET NAME
===============                                   ===========    ===============                                   ===========


ARTICLE/SECTION                                   TARGET NAME    ARTICLE/SECTION                                   TARGET NAME
===============                                   ===========    ===============                                   ===========


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